UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934

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HEWLETT PACKARD ENTERPRISE COMPANY

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HEWLETT PACKARD ENTERPRISE COMPANY 2016 PROXY STATEMENT

Patricia F. Russo	Hewlett Packard Enterprise Company
Chairman of the Board	3000 Hanover Street
Margaret C. Whitman President and Chief Executive Officer	Palo Alto, CA 94304 www.hpe.com

To our Stockholders:

We are pleased and excited to invite you to attend the first annual meeting of stockholders of Hewlett Packard Enterprise Company on March 23, 2016 at 2:00 p.m., Pacific Time. This annual meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the annual meeting of stockholders online and submit your questions during the meeting by visiting HPE.onlineshareholdermeeting.com.You also will be able to vote your shares electronically at the annual meeting (other than shares held through our 401(k) Plan, which must be voted prior to the meeting).

For our first annual meeting of stockholders, we are excited to embrace the latest technology to provide ease of access, real-time communication and cost savings for our stockholders and the company. Hosting a virtual meeting will facilitate stockholder attendance and participation since stockholders can participate from any location around the world. In addition, the online format will allow us to communicate with you in advance of the meeting via a pre-meeting forum that you can enter by visiting www.theinvestornetwork.com/forum/hpe.

Details regarding how to attend the meeting online and the business to be conducted at the annual meeting are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

We are pleased to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to many of our stockholders a notice instead of a paper copy of this proxy statement and our 2015 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2015 Annual Report, and a form of proxy card or voting instruction card. All stockholders who do not receive a notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. Continuing to employ this distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

Your vote is important. Regardless of whether you plan to participate in the annual meeting, we hope you will vote as soon as possible. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet or by telephone, written proxy or voting instruction card will ensure your representation at the annual meeting regardless of whether you attend the virtual meeting.

Thank you for your ongoing support of, and continued interest in, Hewlett Packard Enterprise Company.

Sincerely,

Patricia F. Russo	Margaret C. Whitman
Chairman of the Board	President and Chief Executive Officer

2016 PROXY STATEMENT

HEWLETT PACKARD ENTERPRISE COMPANY

3000 Hanover Street

Palo Alto, California 94304

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	2:00 p.m., Pacific Time, on Wednesday, March 23, 2016
Place	Online at HPE.onlineshareholdermeeting.com

Items of Business	(1) To elect the 14 directors named in this proxy statement

(2) To ratify the appointment of the independent registered public accounting firm for the fiscal year ending October 31, 2016

(3) To approve, on an advisory basis, the company’s executive compensation

(4) To approve, on an advisory basis, the frequency of future advisory votes on executive compensation

(5) To consider such other business as may properly come before the meeting
Adjournments and Postponements	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.
Record Date	You are entitled to vote only if you were a Hewlett Packard Enterprise Company stockholder as of the close of business on January 26, 2016.
Virtual Meeting Admission

Stockholders of record as of January 26, 2016 will be able to participate in the annual meeting by visiting HPE.onlineshareholdermeeting.com. To participate in the annual meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.

The annual meeting will begin promptly at 2:00 p.m., Pacific Time. Online check-in will begin at 1:30 p.m., Pacific Time, and you should allow ample time for the online check-in procedures.

Pre-Meeting Forum	The online format for the annual meeting also allows us to communicate more effectively with you via a pre-meeting forum that you can enter by visiting www.theinvestornetwork.com/forum/hpe. On our pre-meeting forum, you can submit questions in advance of the annual meeting, and also access copies of our proxy statement and annual report.
Voting	Your vote is very important. Regardless of whether you plan to participate in the annual meeting, we hope you will vote as soon as possible. You may vote your shares over the Internet or via a toll-free telephone number. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. Stockholders of record and beneficial owners will be able to vote their shares electronically at the annual meeting (other than shares held through the Hewlett Packard Enterprise Company 401(k) Plan, which must be voted prior to the meeting). For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers—Voting Information beginning on page 82 of the proxy statement.

By order of the Board of Directors,

JOHN F. SCHULTZ

Executive Vice President, General Counsel

and Secretary

This notice of annual meeting and proxy statement and form of proxy are being distributed and made available on or about February 11, 2016.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on March 23, 2016.

The proxy statement and Hewlett Packard Enterprise Company’s 2015 Annual Report are available electronically at

www.hpe.com/investor/stockholdermeeting2016 and with your 16-digit control number at HPE.onlineshareholdermeeting.com.

2016 PROXY STATEMENT

2016 PROXY STATEMENT

Proxy Statement Summary

The following is a summary of certain key disclosures in our proxy statement. This is only a summary, and it may not contain all of the information that is important to you. For more complete information, please review the proxy statement as well as our 2015 Annual Report, which includes our Annual Report on Form 10-K. References to “Hewlett Packard Enterprise,” “HPE,” “the Company,” “we,” “us” or “our” refer to Hewlett Packard Enterprise Company.

On November 1, 2015, HP Inc., formerly known as Hewlett-Packard Company (referred to in this proxy statement as “HP”, “HP Inc.”, ‘‘HP Co.’’, “Parent”, or “our former parent”) spun-off Hewlett Packard Enterprise Company, pursuant to a separation and distribution agreement. To effect the spin-off, HP Inc. distributed all of the shares of Hewlett Packard Enterprise common stock owned by HP Inc. to its stockholders on November 1, 2015. Holders of HP Inc. common stock received one share of Hewlett Packard Enterprise common stock for every share of HP Inc. stock held as of the record date. As a result of the spin-off, we now operate as an independent, publicly-traded company.

ANNUAL MEETING OF STOCKHOLDERS

Time and Date	2:00 p.m., Pacific Time, on Wednesday, March 23, 2016
Place	Online at HPE.onlineshareholdermeeting.com
Record Date	January 26, 2016

PROPOSALS TO BE VOTED ON AND BOARD VOTING RECOMMENDATIONS

PROPOSALS	RECOMMENDATION
Election of Directors	FOR EACH NOMINEE
Ratification of Independent Registered Public Accounting Firm	“FOR”
Advisory Vote to Approve Executive Compensation	“FOR”
Advisory Vote on the Frequency of Holding Future Advisory Votes on Executive Compensation	FOR “1 YEAR”

HEWLETT PACKARD ENTERPRISE	| 1

2016 PROXY STATEMENT

Proxy Statement Summary (continued)

Proposal No. 1—Election of Directors

The following table provides summary information about each of the 14 director nominees followed by a brief snapshot of our corporate governance best practices.

NAME	AGE	HPE DIRECTOR SINCE	NOTEWORTHY EXPERIENCE	INDEPENDENT	OTHER CURRENT PUBLIC COMPANY BOARDS

Daniel Ammann	43	2015	President, General Motors Company	Yes

Marc L. Andreessen	44	2015	Co-Founder, AH Capital Management, LLC, doing business as Andreessen Horowitz	Yes	Facebook, Inc.

Michael J. Angelakis	51	2015	Chairman and Chief Executive Officer of Atairos Management; Senior Advisor to the Executive Management Committee, Comcast Corporation; former Vice Chairman and Chief Financial Officer, Comcast Corporation	Yes

Leslie A. Brun	63	2015	Chairman and Chief Executive Officer, Sarr Group, LLC; former Managing Director and Head of Investor Relations for CCMP Capital Advisors, LLC; Founder and former Chairman and Chief Executive Officer for Hamilton Lane Advisors	Yes	CDK Global, Inc.; Broadridge Financial Solutions; Merck & Co., Inc.

Pamela L. Carter	66	2015	Former Vice President of Cummins Inc.; former President of the Cummins Distribution business unit	Yes	Spectra Energy Corp.; CSX Corp.

Klaus Kleinfeld	58	2015	Chairman and Chief Executive Officer, Alcoa Inc.; former Chief Executive Officer and President, Siemens Corporation	Yes	Alcoa Inc.; Morgan Stanley

Raymond J. Lane	69	2015	Partner Emeritus, Kleiner Perkins Caufield & Byers	No

Ann M. Livermore	57	2015	Former Executive Vice President, Enterprise Business, Hewlett-Packard Company	No	United Parcel Service, Inc.

Raymond E. Ozzie	60	2015	Chief Executive Officer, Talko, Inc.; former Chief Software Architect, Microsoft Corporation	Yes

Gary M. Reiner	61	2015	Operating Partner, General Atlantic; former Senior Vice President and Chief Information Officer, General Electric Company	Yes	Citigroup Inc.

Patricia F. Russo	63	2015	Former Chief Executive Officer, Alcatel-Lucent	Yes	Alcoa Inc.; General Motors Company; Merck & Co., Inc.; KKR Management LLC

Lip-Bu Tan	56	2015	President and Chief Executive Officer, Cadence Design Systems; Founder and Chairman, Walden International	Yes	Cadence Design Systems; Ambarella Inc.; SINA; Semiconductor Manufacturing International Corp.

Margaret C. Whitman	59	2015	President and Chief Executive Officer, Hewlett Packard Enterprise Company; former Chairman, President and Chief Executive Officer, Hewlett-Packard Company	No	The Procter & Gamble Company; HP Inc.

Mary Agnes Wilderotter	61	2015	Executive Chairman and Retired Chief Executive Officer, Frontier Communications Corporation	Yes	Frontier Communications Corporation; Dreamworks Animation SKG, Inc.; Costco Wholesale Corporation; Juno Therapeutics Inc.

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2016 PROXY STATEMENT

Proxy Statement Summary (continued)

Governance Best Practices

Stockholder Rights	Board Independence and Participation	Other Best Practices

No staggered Board	Independent Chairman of the Board, Patricia F. Russo	Rigorous stock ownership guidelines for directors and executive officers

Proxy access right for eligible stockholders holding 3% or more of HPE’s outstanding common stock for at least three years to nominate up to 20% of the Board	Eleven of our 14 directors are independent, and each member of the Audit Committee and HR and Compensation Committee meets the heightened independence standards for such committee members	Our Board regularly reviews and assesses the risks facing HPE and management’s approach to addressing such risks

Special meeting right for stockholders of an aggregate of 25% of HPE’s voting stock	Our directors may not serve on more than four other public company boards	Our standards of business conduct apply to all directors, executive officers and employees

Majority voting in uncontested director elections	Annual Board and committee evaluations	Annual review of developing governance best practices

No “poison pill” (stockholders’ rights plan)	Direct Board engagement with stockholders	Board devotes significant time to management succession planning and leadership development efforts

No supermajority voting requirements to change our organization documents

HEWLETT PACKARD ENTERPRISE	| 3

2016 PROXY STATEMENT

Proxy Statement Summary (continued)

PROPOSAL NO. 2—Ratification of Independent Registered Public Accounting Firm

We are asking our stockholders to ratify the selection of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for fiscal 2016. The following table shows the fees paid or accrued by our former parent, Hewlett-Packard Company, for audit and other services provided by EY for fiscal 2015 and 2014. Prior to the separation of Hewlett Packard Enterprise from Hewlett-Packard Company, our former parent paid all audit, audit-related, tax and other fees of Ernst & Young LLP. As a result, the amounts reported below are not necessarily representative of the fees Hewlett Packard Enterprise would expect to pay its auditors in future years.

	2015	2014
	In millions
Audit Fees	$65.7	$30.0
Audit-Related Fees	21.9	15.5
Tax Fees	21.0	4.9
All Other Fees	4.1	0.1
Total	$112.7	$50.5

PROPOSAL NO. 3—Advisory Vote to Approve Executive Compensation

Our Board of Directors (the “Board”) and HR and Compensation Committee of the Board (the “HRC Committee”) are committed to excellence in corporate governance and to executive compensation programs that align the interests of our executives with those of our stockholders. To fulfill this mission, we have a pay-for-performance philosophy that forms the foundation for all decisions regarding compensation. Our compensation programs have been structured to balance near-term results with long-term success, and enable us to attract, retain, focus and reward our executive team for delivering stockholder value. The table below summarizes key elements of our fiscal compensation programs relative to this philosophy.

ALIGNMENT WITH STOCKHOLDERS

PAY-FOR-PERFORMANCE	CORPORATE GOVERNANCE
• The majority of target total direct compensation for executives is performance-based as well as equity-based to align their rewards with stockholder value	• We generally do not enter into individual executive compensation agreements
• Total direct compensation is targeted within a competitive range of the market median	• We devote significant time to management succession planning and leadership development efforts
• Actual realized total direct compensation and pay positioning is designed to fluctuate with, and be commensurate with, actual annual and long-term performance	• We maintain a market-aligned severance policy for executives that does not have automatic single-trigger equity vesting upon a change in control

•  Incentive awards are heavily dependent upon our stock performance, and are measured against objective financial metrics that we believe link either directly or indirectly to the creation of value for our stockholders. In addition, 25% of our target annual incentives are contingent upon the achievement of qualitative objectives that we believe will contribute to our long-term success

•  The HRC Committee utilizes an independent compensation consultant

•  Our compensation programs do not encourage imprudent risk-taking

•  We maintain stock ownership guidelines for executive officers and non-employee directors

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2016 PROXY STATEMENT

Proxy Statement Summary (continued)

ALIGNMENT WITH STOCKHOLDERS

PAY-FOR-PERFORMANCE	CORPORATE GOVERNANCE
• We balance growth and return objectives, top and bottom line objectives, and short-and long-term objectives to reward for overall performance that does not over-emphasize a singular focus	• We prohibit executive officers and directors from engaging in any form of hedging transaction, from holding HPE securities in margin accounts and pledging as collateral for loans

•  A significant portion of our long-term incentives are delivered in the form of PCSOs, which vest only if sustained stock price appreciation is achieved, and PARSUs, which vest only upon the achievement of two- and three-year RTSR and ROIC objectives

• We conduct a robust stockholder outreach program throughout the year
• We provide no U.S. supplemental defined benefit pensions • We validate our pay-for-performance relationship on an annual basis	• We disclose our corporate performance goals and achievements relative to these goals

The Compensation Discussion and Analysis portion of this proxy statement contains a detailed description of our executive compensation philosophy and programs, the compensation decisions made under those programs and the factors considered in making those decisions, focusing on the historical compensation of our named executive officers (“NEOs”) for fiscal 2015.

We believe that we maintain a compensation program deserving of stockholder support. Accordingly, we are asking for stockholder approval of the compensation of our NEOs as disclosed in this proxy statement.

PROPOSAL NO. 4—Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

The Dodd-Frank Act enables Hewlett Packard Enterprise stockholders to vote, on an advisory or non-binding basis, on how frequently they would like to cast an advisory vote on the compensation of Hewlett Packard Enterprise’s named executive officers. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years.

After careful consideration of the frequency alternatives, we believe that conducting advisory vote on executive compensation on an annual basis is appropriate for Hewlett Packard Enterprise and its stockholders at this time.

HEWLETT PACKARD ENTERPRISE	| 5

2016 PROXY STATEMENT

Corporate Governance

ESTABLISHMENT OF HEWLETT PACKARD ENTERPRISE BOARD OF DIRECTORS

As our former parent, Hewlett-Packard Company, prepared to separate into two independent publicly-traded companies, Hewlett Packard Enterprise and HP Inc., the Parent NGSR Committee sought to establish two new boards to provide excellent strategic direction and oversight to both Companies post-separation. In late 2014, the Parent NGSR Committee, working with management and an outside director search firm, embarked on a thorough, global search process with a focus on finding world-class directors with the diversity of skills, experience, ethnicity and gender mix to best compliment those of the existing directors and to result in exceptional leadership for both post-separation companies.

The Parent NGSR Committee used a variety of methods for identifying and evaluating nominees for director, solicited recommendations from stockholders and diversity advocate groups, and examined each candidate’s professional background and business history extensively to achieve a balance of knowledge, experience and capability on our board. The selection criteria for new directors included:

•	high professional and personal ethics and values consistent with our longstanding values and standards;

•	broad policy-making experience in business, government, education, technology or public service;

•	diversity of background and experience, including: senior leadership and operating experience in a publicly listed company; board experience in a publicly listed company; financial, industrial/technical, brand marketing or international expertise; and

•	experience as an investor with a commitment to enhancing stockholder value and representation of the interests across our stockholder base.

Finally, each candidate was evaluated to assess whether he/she (i) had appropriate time to devote to the board and company, (ii) did not have any real or perceived conflicts, (iii) demonstrated the ability to develop a good working relationship with other members of the board of directors, and (iv) would contribute to the board’s working relationship with senior management.

The allocation of legacy HP Co. board members to the new Hewlett Packard Enterprise Board was finalized upon completion of the assessment of the full portfolio of skills and experience of current and prospective board members in such a manner to achieve an optimal mix for each post-separation board and an effective committee composition, while maintaining strong continuity and institutional knowledge on each resulting board.

GOVERNANCE DOCUMENTS

We are committed to implementing and following high standards of corporate governance, which we believe are important to the success of our business, creating stockholder value and maintaining our integrity in the marketplace.

We maintain a code of business conduct and ethics for directors, officers and employees known as our Standards of Business Conduct. We also have adopted Corporate Governance Guidelines, which, in conjunction with our Certificate of Incorporation, Bylaws and respective charters of the Board committees, form the framework for our governance. All of these documents are available at investors.hpe.com/governance for review, downloading and printing. We will post on this website any amendments to the Standards of Business Conduct or waivers of the Standards of Business Conduct for directors and executive officers. Stockholders may request free printed copies of our Certificate of Incorporation, Bylaws, Standards of Business Conduct, Corporate Governance Guidelines and charters of the committees of the Board by contacting:

Hewlett Packard Enterprise Company

Attention: Investor Relations

3000 Hanover Street

Palo Alto, California 94304

www.investors.hpe.com/

6 |	HEWLETT PACKARD ENTERPRISE

2016 PROXY STATEMENT

Corporate Governance (continued)

BOARD LEADERSHIP STRUCTURE

The Board is currently led by Patricia F. Russo as the Chairman of the Board. Our Bylaws and Corporate Governance Guidelines permit the roles of chairman of the board and chief executive officer to be filled by the same or different individuals. This allows the Board flexibility to determine whether the two roles should be combined or separated based upon our needs and the Board’s assessment of its leadership from time to time. The Board believes that our stockholders are best served at this time by having an independent director serve as chairman of the Board. Our Board believes this leadership structure effectively allocates authority, responsibility, and oversight between management and the independent members of our Board. It gives primary responsibility for the operational leadership and strategic direction of the Company to our CEO, while the Chairman facilitates our Board’s independent oversight of management, promotes communication between senior management and our full Board about issues such as management development and succession planning, executive compensation, and company performance, engages with shareholders, and leads our Board’s consideration of key governance matters.

The Chairman

•  presides at all meetings of the Board, including executive sessions of the independent directors,

•  oversees the planning of the annual Board calendar, schedules and sets the agenda for meetings of the Board in consultation with the other directors, and leads the discussion at such meetings,

•  chairs the annual meeting of stockholders,

•  is available in appropriate circumstances to speak on behalf of the Board, and

•  performs such other functions and responsibilities as set forth in our Corporate Governance Guidelines or as requested by the Board from time to time.

CORPORATE GOVERNANCE HIGHLIGHTS

We believe that the high standards set by our governance structure will have a direct impact on the strength of the Hewlett Packard Enterprise business. Robust and thoughtful governance practices will benefit all our stakeholders including our investors, customers, employees and communities.

Independence

•  Board has adopted governance guidelines providing that the separation of the chairman and CEO roles is the Board’s preferred governance structure. Ms. Russo is the Board’s independent chairman.

•  Eleven of our 14 directors are independent. The Board generally holds executive sessions of non-employee directors at each Board meeting, and expects to hold at least one executive session of the independent directors of the Board each year.

•  The Board’s Audit Committee, HRC Committee, and NGSR Committee are each made up entirely of independent directors.

Stockholder Engagement

•  We conduct a robust stockholder outreach program. Our Board and our management are committed to continued active engagement with our stockholders throughout the year, and we will continue to engage with stockholders both directly and through an ongoing video interview series.

•  Stockholders and other stakeholders may directly communicate with our Board by contacting: Secretary to the Board of Directors, 3000 Hanover Street, MS 1050, Palo Alto, California 94304; e-mail: bod-hpe@hpe.com

HEWLETT PACKARD ENTERPRISE	| 7

2016 PROXY STATEMENT

Corporate Governance (continued)

Pay for Performance

•  The majority of target total direct compensation for executives is performance-based as well as equity-based to align their rewards with stockholder value.

•  Total direct compensation is targeted within a competitive range of the market median.

•  Actual realized total direct compensation and pay positioning is designed to fluctuate with, and be commensurate with, actual annual and long-term performance.

•  Incentive awards are heavily dependent upon our stock performance, and are measured against objective financial metrics that we believe link either directly or indirectly to the creation of value for our stockholders. In addition, 25% of our target annual bonus is contingent upon the achievement of qualitative objectives that we believe will contribute to our long-term success.

•  We balance growth and return objectives, top and bottom line objectives, and short- and long-term objectives to reward for overall performance that does not over-emphasize a singular focus.

•  A significant portion of our long-term incentives are delivered in the form of performance-contingent stock options (“PCSOs”), which vest only if sustained stock price appreciation is achieved, and performance-adjusted restricted stock units (“PARSUs”), which vest only upon the achievement of two- and three-year relative total stockholder return (“RTSR”) and return on invested capital (“ROIC”) objectives.

•  We provide no U.S. supplemental defined benefit pensions

•  We validate our pay-for-performance relationship on an annual basis.

BOARD STRUCTURE AND COMMITTEE COMPOSITION

As of the date of this proxy statement, the Board has 14 directors and the following five standing committees: (1) Audit Committee; (2) Finance and Investment Committee; (3) HR and Compensation Committee; (4) Nominating, Governance, and Social Responsibility Committee; and (5) Technology Committee. Other than the Audit Committee, the remaining four committees were formed effective as of the separation date and, therefore, held no meetings during Fiscal 2015. The Audit Committee was formed on October 8, 2015. The current committee membership and the function of each of these standing committees are described below. Each of the standing committees operates under a written charter adopted by the Board. All of the committee charters are available on our website at investors.hpe.com/governance/committees#committee-charters. Each committee reviews and reassesses the adequacy of their charter annually, conducts annual evaluations of their performance with respect to their duties and responsibilities as laid out in the charter, and reports regularly to the Board with respect to the Committees’ activities. Additionally, the Board and each of the committees has the authority to retain, terminate and receive appropriate funding for outside advisors as the Board and/or each committee deems necessary.

8 |	HEWLETT PACKARD ENTERPRISE

2016 PROXY STATEMENT

Corporate Governance (continued)

The composition of each standing committee is as follows:

NAME OF DIRECTOR	AUDIT	FINANCE AND INVESTMENT	HR AND COMPENSATION	NOMINATING, GOVERNANCE AND SOCIAL RESPONSIBILITY	TECHNOLOGY

Independent Directors
Daniel Ammann		Member
Marc L. Andreessen		Member			Member
Michael J. Angelakis	Member	Chair
Leslie A. Brun	Member		Chair
Pamela L. Carter	Member		Member
Klaus Kleinfeld			Member	Member
Raymond E. Ozzie		Member			Chair
Gary M. Reiner		Member		Chair	Member
Patricia F. Russo
Lip-Bu Tan				Member	Member
Mary Agnes Wilderotter	Chair		Member

Other Directors
Ann M. Livermore		Member
Margaret C. Whitman
Raymond J. Lane		Member			Member

Audit Committee
Members: Michael J. Angelakis Leslie A. Brun Pamela L. Carter Mary Agnes Wilderotter Member Skills and Experiences: • Financial Statement Review • Audit • Compliance • Risk Management

Primary Responsibilities:

•   Oversee our financial reporting process and the audit and integrity of our financial statements on behalf of the Board.

•   Review and discuss earnings press releases.

•   Oversee our compliance with legal and regulatory requirements.

•   Conduct investigations into complaints concerning the federal securities laws, review results of significant investigations, and review management’s response to investigations.

•   Review the qualifications, independence, work product and performance of the independent public accounting firm and evaluate and determine the firm’s compensation.

•   Oversee the performance of our internal audit function.

•   Review identified risks to Hewlett Packard Enterprise and discuss risk assessment and risk management policies.

Risk Oversight Role:

•   Oversee our financial reporting, audit, risk management, and compliance processes.

Qualifications Required:

•   Each director on the Audit Committee must be independent within the meaning of the New York Stock Exchange (“NYSE”) standards of independence for directors and audit committee members, and must meet applicable NYSE financial literacy requirements, each as the Board determines. Finally, at least one director on the Audit Committee must be an “audit committee financial expert,” as determined by the Board in accordance with SEC rules.

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2016 PROXY STATEMENT

Corporate Governance (continued)

The Board determined that each of the Audit Committee members is independent within the meaning of the NYSE and SEC standards of independence for directors and audit committee members and has satisfied the NYSE financial literacy requirements. The Board also determined that each of Mr. Angelakis, Mr. Brun, and Mrs. Wilderotter is an “audit committee financial expert” as defined by the SEC rules.

The report of the Audit Committee is included on page 78.

Finance and Investment Committee

 Members:

 Daniel Ammann

 Marc L. Andreessen

 Michael J. Angelakis

 Raymond J. Lane

 Ann M. Livermore

 Raymond E. Ozzie

 Gary M. Reiner

 Member Skills and  Experiences:

•  Capital Structure and Strategy

•  Captive Finance

•  Venture Capital

•  Enterprise Information Technology

Primary Responsibilities:

•  Oversee significant treasury matters such as capital structure and allocation strategy, derivative policy, global liquidity, fixed income investments, borrowings, currency exposure, dividend policy, share issuances and repurchases, and capital spending.

•  Oversee our loans and loan guarantees of third parties.

•  Review and approve certain swaps and other derivative transactions.

•  Review capitalization and operations of our Financial Services business.

•  Assist the Board in evaluating investment, acquisition, enterprise services, joint venture and divestiture transactions.

•  Evaluate and revise our mergers and acquisitions approval policies

•  Evaluate the execution, financial results and integration of completed transactions.

Risk Oversight Role:

•  Assist the Board in overseeing and evaluating the finance, investment, and mergers and acquisitions activities of Hewlett Packard Enterprise.

Qualifications Required:

•  A majority of the directors on the Finance and Investment Committee must be independent within the meaning of applicable laws and listing standards, as the Board determines.

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2016 PROXY STATEMENT

Corporate Governance (continued)

HR and Compensation Committee
Members: Leslie A. Brun Pamela L. Carter Klaus Kleinfeld Mary Agnes Wilderotter Member Skills and Experiences: • Operations • Legal and Regulatory Compliance • Executive Compensation

Primary Responsibilities:

•   Discharge the Board’s responsibilities relating to the compensation of our executives and directors, including annual review and evaluation of management’s performance and compensation.

•   Review and discuss the Compensation Discussion and Analysis and make additional disclosures in compliance with SEC or listing standards.

•   Provide general oversight and risk management of our compensation structure, including our equity compensation and benefits programs.

•   Provide guidance over our human resources and workforce management programs.

•   Retain and oversee independent compensation consultants and other independent compensation experts.

Risk Oversight Role:

•   Provide risk management over our compensation structure and strategy, human resources, and workforce management programs.

Qualifications Required:

•   Each director on the HRC Committee must be independent within the meaning of applicable laws and listing standards, as the Board determines. In addition, members of the HRC Committee must qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code.

The Board determined that each of Mr. Brun, chair of the HRC Committee, and the HRC Committee members, Ms. Carter, Mr. Kleinfeld, and Mrs. Wilderotter, is independent within the meaning of the NYSE standards of independence for directors and compensation committee members, and for purposes of Rule 16b-3 under the 1934 Act and Section 162(m) of the Internal Revenue Code.

Compensation Committee Interlocks and Insider Participation

During the company’s fiscal year ended October 31, 2015, Hewlett Packard Enterprise was not an independent company and did not have a compensation committee or any other committee serving a similar function. Decisions as to the compensation of those who served as our executive officers for that fiscal year were made by HP Co., as described in the section of this information statement captioned “Executive Compensation.”

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Corporate Governance (continued)

Nominating, Governance, and Social Responsibility Committee
Members: Klaus Kleinfeld Gary M. Reiner Lip-Bu Tan Member Skills and Experiences: • Corporate Governance • Executive and Director-level Leadership Experience • Operations

Primary Responsibilities:

•  Identify, recruit and recommend candidates to be nominated for election as directors at our annual meeting.

•  Develop and recommend to the Board criteria for identifying candidates.

•  Develop and review our Corporate Governance Guidelines.

•  Review proposed changes to our Certificate of Incorporation, Bylaws and Board committee charters.

•  Oversee the organization and leadership structure of the Board to discharge its duties and responsibilities properly and efficiently.

•  Conduct annual evaluations of the Board and its committees and oversee the HRC Committee’s evaluation of senior management.

•  Ensure that proper attention is given and effective responses are made to stockholder concerns.

•  Evaluate director independence and financial literacy and expertise.

•  Identify and monitor social, political, and environmental trends and provide guidance relating to public policy matters and global citizenship.

Risk Oversight Role:

•  Develop and review our Corporate Governance Guidelines to ensure compliance and effective leadership procedure.

•  Evaluate the performance, qualifications, independence, and organization of the Board to ensure that it can discharge its duties and responsibilities properly and efficiently.

Qualifications Required:

•  Each director on the NGSR Committee must be independent within the meaning of applicable laws or listing standards, as the Board determines.

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Corporate Governance (continued)

Technology Committee

 Members:

 Marc L. Andreessen

 Raymond J. Lane

 Raymond E. Ozzie

 Gary M. Reiner

 Lip-Bu Tan

 Member Skills and  Experiences:

•  Entrepreneurship

•  Research and Development

•  Venture Capital

•  Enterprise Information Technology

Primary Responsibilities:

•  Make recommendations to the Board concerning our technology strategy.

•  Assess the health and oversee the execution of our technology strategies.

•  Assess the scope and quality of our intellectual property.

•  Provide guidance on technology as it may pertain to market entry and exit, investments, mergers, acquisitions and divestitures, research and development investments, and key competitor and partnership strategies.

Risk Oversight Role:

•  Provide guidance on the impact of investment and other actions upon the strength of our intellectual property and technology strategies.

Qualifications Required:

•  Each director on the Committee will have such qualifications as the Board determines.

Board Risk Oversight

The Board, with the assistance of committees of the Board as discussed below, reviews and oversees our enterprise risk management (“ERM”) program, which is an enterprise-wide program designed to enable effective and efficient identification of, and management visibility into, critical enterprise risks and to facilitate the incorporation of risk considerations into decision making. The ERM program was established to clearly define risk management roles and responsibilities, bring together senior management to discuss risk, promote visibility and constructive dialogue around risk at the senior management and Board levels and facilitate appropriate risk response strategies. Under the ERM program, management develops a holistic portfolio of our enterprise risks by facilitating business and function risk assessments, performing targeted risk assessments and incorporating information regarding specific categories of risk gathered from various internal Hewlett Packard Enterprise organizations. Management then develops risk response plans for risks categorized as needing management focus and response and monitors other identified risk focus areas. Management provides reports on the risk portfolio and risk response efforts to senior management and to the Audit Committee.

The Board oversees management’s implementation of the ERM program, including reviewing our enterprise risk portfolio and evaluating management’s approach to addressing identified risks. Various Board committees also have responsibilities for oversight of risk management that supplement the ERM program. For example, the HRC Committee considers the risks associated with our compensation policies and practices as discussed below, the Finance and Investment Committee is responsible for overseeing financial risks, and the NGSR Committee oversees risks associated with our governance structure and processes. The Board is kept informed of its committees’ risk oversight and related activities primarily through reports of the committee chairmen to the full Board. In addition, the Audit Committee escalates issues relating to risk oversight to the full Board as appropriate to keep the Board appropriately informed of developments that could affect our risk profile or other aspects of our business. The Board also considers specific risk topics in connection with strategic planning and other matters.

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Corporate Governance (continued)

COMPENSATION RISK ASSESSMENT

During fiscal 2015, we undertook a review of our material compensation processes, policies and programs for all employees and determined that our compensation programs and practices are not reasonably likely to have a material adverse effect on Hewlett Packard Enterprise. In conducting this assessment, we reviewed our compensation risk infrastructure, including our material plans, our risk control systems and governance structure, the design and oversight of our compensation programs and the developments, improvements and other changes made to those programs relative to those in place at our former parent since fiscal 2013, and presented a summary of the findings to the HRC Committee of our former parent. Overall, we believe that our programs contain an appropriate balance of fixed and variable features and short- and long-term incentives, as well as complementary metrics and reasonable, performance-based goals with linear payout curves under most plans. We believe that these factors, combined with effective Board and management oversight, operate to mitigate risk and reduce the likelihood of employees engaging in excessive risk-taking behavior with respect to the compensation-related aspects of their jobs.

Director Independence

Our Corporate Governance Guidelines provide that a substantial majority of the Board will consist of independent directors and that the Board can include no more than three directors who are not independent directors. These standards are available on our website at http://investors.hpe.com/governance/guidelines. Our director independence standards generally reflect the NYSE corporate governance listing standards. In addition, each member of the Audit Committee and the HRC Committee meets the heightened independence standards required for such committee members under the applicable listing standards.

Under our Corporate Governance Guidelines, a director will not be considered independent in the following circumstances:

(1)	The director is, or has been within the last three years, an employee of Hewlett Packard Enterprise, or an immediate family member of the director is, or has been within the last three years, an executive officer of Hewlett Packard Enterprise.

(2)	The director has been employed as an executive officer of Hewlett Packard Enterprise, its subsidiaries or affiliates within the last five years.

(3)	The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from Hewlett Packard Enterprise, other than compensation for Board service, compensation received by a director’s immediate family member for service as a non-executive employee of Hewlett Packard Enterprise, or pension or other forms of deferred compensation for prior service with Hewlett Packard Enterprise that is not contingent on continued service.

(4)	(A) The director or an immediate family member is a current partner of the firm that is our internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on our audit within that time.

(5)	The director or an immediate family member is, or has been in the past three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or has served on that company’s compensation committee.

(6)	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Hewlett Packard Enterprise for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

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Corporate Governance (continued)

(7)	The director is affiliated with a charitable organization that receives significant contributions from Hewlett Packard Enterprise.

(8)	The director has a personal services contract with Hewlett Packard Enterprise or an executive officer of Hewlett Packard Enterprise.

For these purposes, an “immediate family member” includes a director’s spouse, parents, step-parents, children, step-children, siblings, mother-in-law, father-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law, and any person (other than tenants or employees) who shares the director’s home.

In determining independence, the Board reviews whether directors have any material relationship with Hewlett Packard Enterprise. An independent director must not have any material relationship with Hewlett Packard Enterprise, either directly or as a partner, stockholder or officer of an organization that has a relationship with Hewlett Packard Enterprise, nor any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In assessing the materiality of a director’s relationship to Hewlett Packard Enterprise, the Board considers all relevant facts and circumstances, including consideration of the issues from the director’s standpoint and from the perspective of the persons or organizations with which the director has an affiliation, and is guided by the standards set forth above.

In making its independence determinations, the Board considered transactions occurring since the beginning of fiscal 2013 between Hewlett Packard Enterprise, and/or its former parent HP Inc., as applicable, and entities associated with the independent directors or their immediate family members. The Board’s independence determinations included consideration of the following transactions:

•	Mr. Ammann is the President of General Motors Company. HP Inc. and/or Hewlett Packard Enterprise have each entered into transactions for the purchase and/or sale of goods and services in the ordinary course of its business during the past three fiscal years with General Motors Company. The amount that HP Inc. or Hewlett Packard Enterprise paid in each of the last three fiscal years to General Motors Company, and the amount received in each fiscal year by HP Inc. or Hewlett Packard Enterprise from General Motors Company, did not, in any of the previous three fiscal years exceed the greater of $1 million or 2% of General Motors Company’s consolidated gross revenues.

•	Mr. Angelakis is a senior advisor to the executive management committee of Comcast Corporation and until July 2015 served as Vice Chairman and Chief Financial Officer of Comcast Corporation. HP Inc. and/or Hewlett Packard Enterprise have each entered into transactions for the purchase and/or sale of goods and services in the ordinary course of its business during the past three fiscal years with Comcast Corporation. The amount that HP Inc. or Hewlett Packard Enterprise paid in each of the last three fiscal years to Comcast Corporation, and the amount received in each fiscal year by HP Inc. or Hewlett Packard Enterprise from Comcast Corporation, did not, in any of the previous three fiscal years exceed the greater of $1 million or 2% of Comcast Corporation’s consolidated gross revenues.

•	Ms. Carter served as a Vice President of Cummins Inc. until April 2015. HP Inc. and/or Hewlett Packard Enterprise have entered into transactions for the purchase and/or sale of goods and services in the ordinary course of its business during the past three fiscal years with Cummins Inc. The amount that HP Inc. or Hewlett Packard Enterprise paid in each of the last three fiscal years to Cummins Inc., and the amount received in each fiscal year by HP Inc. or Hewlett Packard Enterprise from Cummins Inc., did not, in any of the previous three fiscal years exceed the greater of $1 million or 2% of Cummins Inc.’s consolidated gross revenues.

•	Mr. Kleinfeld is the Chairman and Chief Executive Officer of Alcoa Inc. HP Inc. and/or Hewlett Packard Enterprise have each entered into transactions for the purchase and/or sale of goods and services in the ordinary course of its business during the past three fiscal years with Alcoa Inc. The amount that HP Inc. or Hewlett Packard Enterprise paid in each of the last three fiscal years to Alcoa Inc., and the amount received in each fiscal year by HP Inc. or Hewlett Packard Enterprise from Alcoa Inc., did not, in any of the previous three fiscal years exceed the greater of $1 million or 2% of Alcoa Inc.’s consolidated gross revenues.

•

Mr. Tan is the President and Chief Executive Officer of Cadence Design Systems, Inc. HP Inc. and/or Hewlett Packard Enterprise have each entered into transactions for the purchase and/or sale of goods and services

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Corporate Governance (continued)

in the ordinary course of its business during the past three fiscal years with Cadence Design Systems, Inc. The amount that HP Inc. or Hewlett Packard Enterprise paid in each of the last three fiscal years to Cadence Design Systems, Inc., and the amount received in each fiscal year by HP Inc. or Hewlett Packard Enterprise from Cadence Design Systems, Inc., did not, in any of the previous three fiscal years exceed the greater of $1 million or 2% of Cadence Design Systems, Inc.’s consolidated gross revenues.

•	Mrs. Wilderotter’s sister, Denise M. Morrison, is the President and Chief Executive Officer of Campbell Soup Company. Ms. Morrison also serves as a director of the board of Campbell Soup Company. HP Inc. and/or Hewlett Packard Enterprise have each entered into transactions for the purchase and/or sale of goods and services in the ordinary course of its business during the past three fiscal years with Campbell Soup Company. The amount that HP Inc. or Hewlett Packard Enterprise paid in each of the last three fiscal years to Campbell Soup Company, and the amount received in each fiscal year by HP Inc. or Hewlett Packard Enterprise from Campbell Soup Company, did not, in any of the previous three fiscal years exceed the greater of $1 million or 2% of Campbell Soup Company’s consolidated gross revenues.

•	Each of Mr. Andreessen, Mr. Angelakis, Mr. Brun, Ms. Carter, Mr. Kleinfeld, Mr. Lane, Ms. Livermore, Mr. Ozzie, Mr. Reiner, Ms. Russo, Ms. Whitman and Mrs. Wilderotter, or one of their immediate family members, is a non-employee director, trustee or advisory board member of another company that did business with HP Inc. or Hewlett Packard Enterprise at some time during the past three fiscal years. These business relationships were as a supplier or purchaser of goods or services in the ordinary course of business.

As a result of this review, the Board has determined the transactions and relationships described above would not interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Board has also determined that, with the exception of Mr. Lane, each current non-employee director, including Mr. Ammann, Mr. Andreessen, Mr. Angelakis, Mr. Brun, Ms. Carter, Mr. Kleinfeld, Mr. Ozzie, Mr. Reiner, Ms. Russo, Mr. Tan, Mrs. Wilderotter and each of the members of the Audit Committee, the HRC Committee and the NGSR Committee, has no material relationship with Hewlett Packard Enterprise (either directly or as a partner, stockholder or officer of an organization that has a relationship with Hewlett Packard Enterprise) and is independent within the meaning of our and NYSE director independence standards. The Board has determined that (i) Mr. Lane is not independent because of his former role as executive chairman of the board of HP Inc., (ii) Ms. Livermore is not independent because she is an employee of Hewlett Packard Enterprise and was an executive officer of our former parent within the last five fiscal years, and (iii) Ms. Whitman is not independent because of her status as our current President and CEO.

Between October 8, 2015, when Hewlett Packard Enterprise’s Registration Statement on Form 10, as amended, was declared effective, and November 1, 2015, when the separation of Hewlett Packard Enterprise from HP Inc. was consummated, the members of the Hewlett Packard Enterprise’s Board of Directors consisted of Michael J. Angelakis, Jeremy K. Cox, Catherine A. Lesjak, Jim Rittinger and Rishi Varma. Effective November 1, 2015, each of Jeremy K. Cox, Catherine A. Lesjak, Jim Rittinger and Rishi Varma resigned from the Hewlett Packard Enterprise’s Board of Directors. Mr. Cox, Ms. Lesjak, Mr. Rittinger and Mr. Varma were not considered independent between October 8, 2015 and November 1, 2015 due to their employment with HP Inc.

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Corporate Governance (continued)

DIRECTOR NOMINEES

STOCKHOLDER RECOMMENDATIONS

The policy of the NGSR Committee is to consider properly submitted stockholder recommendations of candidates for membership on the Board as described below under “Identifying and Evaluating Candidates for Directors.” In evaluating such recommendations, the NGSR Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth below under “Proposals to be Voted on—Proposal No. 1 Election of Directors—Director Nominee Experience and Qualifications.” Any stockholder recommendations submitted for consideration by the NGSR Committee should include verification of the stockholder status of the person submitting the recommendation and the recommended candidate’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary

Hewlett Packard Enterprise Company

3000 Hanover Street MS 1050

Palo Alto, California 94304

Fax: (650) 857-4837 bod-hpe@hpe.com

STOCKHOLDER NOMINATIONS

In addition, our Bylaws permit stockholders to nominate directors for consideration at an annual stockholder meeting and, under certain circumstances, to include their nominees in the Hewlett Packard Enterprise proxy statement. For a description of the process for nominating directors in accordance with our Bylaws, see “Questions and Answers—Stockholder Proposals, Director Nominations and Related Bylaw Provisions—How may I recommend individuals to serve as directors and what is the deadline for a director recommendation?”

IDENTIFYING AND EVALUATING CANDIDATES FOR DIRECTORS

The NGSR Committee uses a variety of methods for identifying and evaluating nominees for director. The NGSR Committee, in consultation with the Chairman, assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise, or whether the Board would benefit from the addition of a director with a specific skillset. In the event that vacancies are anticipated, or otherwise arise, the NGSR Committee seeks to establish a diverse pool of qualified candidates for consideration. Candidates may come to the attention of the NGSR Committee through current Board members, professional search firms, stockholders or other persons. Identified candidates are evaluated at regular or special meetings of the NGSR Committee and may be considered at any point during the year. As described above, the NGSR considers properly submitted stockholder recommendations of candidates for the Board to be included in our proxy statement. Following verification of the stockholder status of individuals proposing candidates, recommendations are considered collectively by the NGSR Committee at a regularly scheduled meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the NGSR Committee. The NGSR Committee also reviews materials provided by professional search firms and other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, the NGSR Committee seeks to achieve a balance of knowledge, experience and capability on the Board that will enable the board to effectively oversee the business. The NGSR Committee evaluates nominees recommended by stockholders using the same criteria as it uses to evaluate all other candidates.

We engage a professional search firm on an ongoing basis to identify and assist the NGSR Committee in identifying, evaluating and conducting due diligence on potential director nominees.

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Corporate Governance (continued)

Succession Planning

Among the HRC Committee’s responsibilities described in its charter is to oversee succession planning and leadership development. The Board plans for succession of the CEO and annually reviews senior management selection and succession planning that is undertaken by the HRC Committee. As part of this process, the independent directors annually review the HRC Committee’s recommended candidates for senior management positions to see that qualified candidates are available for all positions and that development plans are being utilized to strengthen the skills and qualifications of the candidates. The criteria used when assessing the qualifications of potential CEO successors include, among others, strategic vision and leadership, operational excellence, financial management, executive officer leadership development, ability to motivate employees, and an ability to develop an effective working relationship with the Board.

In fiscal 2015, with the separation in focus, the Parent HRC Committee conducted a full executive talent review of all proposed candidates for executive leadership positions to ensure that both companies were equipped with the necessary level of public company leadership experience and potential for the future needs of their respective organizations.

In addition, as part of the organization design and talent selection process to staff both companies, management reviewed selection recommendations below the senior leadership level, considering skill sets, performance, potential and diversity.

COMMUNICATIONS WITH THE BOARD

Individuals may communicate with the Board by contacting:

Secretary to the Board of Directors

3000 Hanover Street, MS 1050

Palo Alto, California 94304

e-mail: bod-hpe@hpe.com

All directors have access to this correspondence. In accordance with instructions from the Board, the Secretary to the Board reviews all correspondence, organizes the communications for review by the Board and posts communications to the full Board or to individual directors, as appropriate. Our independent directors have requested that certain items that are unrelated to the Board’s duties, such as spam, junk mail, mass mailings, solicitations, resumes and job inquiries, not be posted.

Communications that are intended specifically for the Chairman of the Board, independent directors or the non-employee directors should be sent to the e-mail address or street address noted above, to the attention of the Chairman of the Board.

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Director Compensation and Stock Ownership Guidelines

Directors who are employees of the Company or its affiliates do not receive any separate compensation for their Board activities. Non-employee director compensation is determined by the Board acting on the recommendation of the HRC Committee. In formulating its recommendation, the HRC Committee considers market data for our peer group and input from the third-party compensation consultant retained by the HRC Committee regarding market practices for director compensation.

Non-employee directors serving during fiscal 2015 were entitled to receive an annual cash retainer of $100,000. Non-employee directors were also entitled to elect to defer up to 50% of their annual cash retainer. In lieu of the annual cash retainer, non-employee directors could elect to receive an equivalent value of equity either entirely in restricted stock units (“RSUs”) or in equal values of RSUs and stock options.

Non-employee directors were also entitled to receive an annual equity retainer of $175,000 for service during fiscal 2015, paid, at the election of the director, either entirely in RSUs or in equal values of RSUs and stock options, or, under special circumstances, in cash. Non-employee directors were entitled to receive dividend equivalent units with respect to RSUs, but not stock options. RSUs and stock options generally vest after one year from the date of grant. In addition, non-employee directors may elect to defer the settlement of all or a portion of any RSUs received in lieu of the annual cash retainer as part of the director compensation program; however, non-employee directors may not defer the settlement of any stock options received.

In addition to the above amounts, the non-employee Chairman of the Board is entitled to an additional annual cash retainer in the amount of $200,000 (up to $50,000 of which may be deferred), and non-employee directors serving as lead independent director (if applicable) or chairs of standing committees during fiscal 2015 were entitled to receive a retainer for such service, as follows:

•	for the lead independent director (if applicable), $35,000;

•	for the Audit Committee Chair, $25,000;

•	for the HRC Committee Chair, $20,000; and

•	for other Board committees, $15,000.

Each non-employee director was also entitled to receive $2,000 for Board meetings attended in excess of ten meetings per Board term (which begins in March and ends the following February), and $2,000 for each meeting of a committee attended in excess of a total of ten meetings of that committee per Board term.

Non-employee directors are reimbursed for their expenses in connection with attending Board meetings (including expenses related to spouses when spouses are invited to attend Board events), and non-employee directors may use the company aircraft for travel to and from Board meetings and other company events.

Non-employee director compensation for fiscal 2016 will be reviewed in March.

Fiscal 2015 Director Compensation

During fiscal 2015, Hewlett Packard Enterprise operated under HP Co. as a subsidiary, and, other than Mr. Angelakis, each of our directors was an employee of HP Co. or Hewlett Packard Enterprise and thus received no compensation for their service on our Board. Mr. Angelakis joined our Board effective as of October 8, 2015, and accordingly, became entitled to receive a pro-rata portion of the annual cash retainer in the amount $6,575, and a pro-rata portion of the annual equity retainer, paid in cash, in the amount of $11,507. Such amounts were paid in fiscal 2016.

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Director Compensation and Stock Ownership Guidelines (continued)

Non-employee Director Stock Ownership Guidelines

Under our stock ownership guidelines, non-employee directors are required to accumulate, within five years of election to the Board, shares of Hewlett Packard Enterprise stock equal in value to at least five times the amount of their annual cash retainer. Service on the HP Co. board of directors immediately prior to the separation is recognized for purposes of such five-year period. Shares counted toward these guidelines include any shares held by the director directly or indirectly, including deferred vested awards.

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Proposals To Be Voted On

Proposal No. 1

Election of Directors

On the recommendation of the NGSR Committee, the Board has nominated the 14 persons named below for election as directors this year, each to serve for a one-year term or until the director’s successor is elected and qualified.

DIRECTOR NOMINEE EXPERIENCE AND QUALIFICATIONS

The Board annually reviews the appropriate skills and characteristics required of directors in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. The Board believes that its members should possess a variety of skills, professional experience and backgrounds in order to effectively oversee our business. In addition, the Board believes that each director should possess certain attributes, as reflected in the Board membership criteria described below.

Our Corporate Governance Guidelines contain the current Board membership criteria that apply to nominees recommended for a position on the Board. Under those criteria, members of the Board should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public service. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. In addition, the NGSR Committee takes into account a potential director’s ability to contribute to the diversity of background and experience represented on the Board, and it reviews its effectiveness in balancing these considerations when assessing the composition of the Board. Directors’ service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all of our stockholders. Although the Board uses these and other criteria as appropriate to evaluate potential nominees, it has no stated minimum criteria for nominees.

The Board believes that all the nominees named below are highly qualified and have the skills and experience required for effective service on the Board. The nominees’ individual biographies below contain information about their experience, qualifications and skills that led the Board to nominate them.

All of the nominees have indicated to us that they will be available to serve as directors. In the event that any nominee should become unavailable, the proxy holders, Margaret C. Whitman, Timothy C. Stonesifer and John F. Schultz, will vote for a nominee or nominees designated by the Board.

There are no family relationships among our executive officers and directors.

Our Board recommends a vote FOR the election to the Board of the each of the following nominees.

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Proposal No. 1 Election of Directors (continued)

Daniel Ammann
Recent Career

Mr. Ammann has served as the President of General Motors Company, an automotive company, since January 2014. From April 2011 to January 2014, Mr. Ammann served as Chief Financial Officer and Executive Vice President of General Motors. Mr. Ammann joined General Motors in May 2010 as Vice President of Finance and Treasurer, a role he served in until April 2011.

Committee Membership: Finance and Investment

Public Directorships	Key Skills and Qualifications
None

•    robust understanding of consumer, manufacturing and financial industries

•    valuable insight into customer financial services gained through his leadership over the rebuilding of the captive finance company of General Motors Company

•    executive experience helping lead an international, multibillion dollar company through a financial transformation including an initial public offering

•    in-depth knowledge of financial statements, instruments, and strategy from roles as Treasurer and CFO at General Motors Company

Marc L. Andreessen
Recent Career

Mr. Andreessen is a co-founder of AH Capital Management, LLC, doing business as Andreessen Horowitz, a venture capital firm founded in July 2009. From 1999 to 2007, Mr. Andreessen served as Chairman of Opsware, Inc., a software company that he co-founded. During a portion of 1999, Mr. Andreessen served as Chief Technology Officer of America Online, Inc., a software company. Mr. Andreessen co-founded Netscape Communications Corporation, a software company, and served in various positions, including Chief Technology Officer and Executive Vice President of Products, from 1994 to 1999.

Committee Membership: Finance and Investment; Technology

Public Directorships *	Key Skills and Qualifications
• Facebook, Inc. • eBay (formerly) • Hewlett-Packard Company (formerly)

•    extensive experience as an Internet entrepreneur

•    recognized expert and visionary in the IT industry

•    extensive leadership, consumer industry, and technical expertise

•    valuable insight and experience from serving on the boards of both public and private technology companies

*	Facebook, Inc. is an online social networking service, eBay is an e-commerce company, and Hewlett-Packard Company (now HP Inc.) is an information technology company and the former parent of Hewlett Packard Enterprise.

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Proposal No. 1 Election of Directors (continued)

Michael J. Angelakis
Recent Career

Mr. Angelakis has served as Chairman and Chief Executive Officer of Atairos Management, an investment firm, since January 2016. Additionally Mr. Angelakis has served as a senior advisor to the executive management committee of Comcast Corporation, a media and technology company, since July 2015. Previously, Mr. Angelakis served from November 2011 to July 2015 as Vice Chairman of Comcast and from March 2007 to July 2015 as Chief Financial Officer of Comcast. From 1999 to 2007, Mr. Angelakis was a Managing Director at Providence Equity Partners, LLC, a media and communications investment firm.

Committee Membership: Audit; Finance and Investment (Chair)

Public Directorships *	Key Skills and Qualifications
• Duke Energy • NBC Universal (formerly)

•    decades of investment, financial and managerial experience in the media and telecommunications industries

•    repeatedly recognized as one of America’s best CFOs

•    extensive understanding of the financial, operational and technological concerns important to a complex global operation

*	Duke Energy is an energy company and NBC Universal is a media and entertainment company.

Leslie A. Brun
Recent Career

Mr. Brun has served as the Chairman and Chief Executive Officer of Sarr Group, LLC, an investment holding company, since March 2006. From August 2011 to December 2013, Mr. Brun was managing director and head of investor relations for CCMP Capital Advisors, LLC, a private equity firm. Previously, from January 1991 to May 2005, Mr. Brun served as founder, Chairman and Chief Executive officer for Hamilton Lane Advisors, a private markets investment firm, and from April 1988 to September 1990 as co-founder and managing director of investment banking at Fidelity Bank in Philadelphia.

Committee Membership: Audit; HR and Compensation (Chair)

Public Directorships *	Key Skills and Qualifications
• CDK Global, Inc. (Chair) • Broadridge Financial Solutions (Chair) • Merck & Co., Inc. • Automatic Data Processing (formerly)

•    robust business experience from a long career as an investment banker and CEO

•    advisory experience and knowledge of corporate governance from his service as a chairman and director on various public company boards

•    valuable financial, management, investor relations, and operational advice and expertise

*	CDK Global, Inc. is a technology solutions company, Broadridge Financial Solutions is a financial industry servicing company, Merck & Co., Inc. is a pharmaceuticals company, and Automatic Data Processing, Inc. is a business outsourcing services company.

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Proposal No. 1 Election of Directors (continued)

Pamela L. Carter
Recent Career

Ms. Carter served as the Vice President of Cummins Inc., a machinery design and manufacturing company, and as President of the Cummins Distribution business unit from 2008 until May 2015. In 18 years at Cummins, Ms. Carter held executive positions in both their Filtration and Distribution business units after joining the company in 1997 as Vice President, General Counsel and Corporate Secretary.

Committee Membership: Audit; HR and Compensation

Public Directorships *	Key Skills and Qualifications
• Spectra Energy Corp. • CSX Corp.

•    strategic and operational expertise from hands-on experience leading and growing a complex design and manufacturing business

•    variety of experienced roles in both legal and business leadership

•    knowledge of corporate governance and executive compensation from her service on other public company boards, including her service as the Chairperson of the Corporate Governance Committee and member of the Compensation committee of Spectra Energy.

•    valuable perspective of regulatory and policy knowledge coupled with clear understanding of business strategy

*	Spectra Energy Corp. is a natural gas company and CSX Corp is a rail-based freight transportation company.

Klaus Kleinfeld
Recent Career

Mr. Kleinfeld has served since 2010 as Chairman and Chief Executive Officer of Alcoa Inc., a global leader in lightweight metals technology, engineering and manufacturing for industries including automotive, aerospace, defense and commercial transportation. He served as President and Chief Executive Officer of Alcoa from 2008 to 2010 and President and Chief Operating Officer from 2007 through 2008. Before his tenure at Alcoa, Mr. Kleinfeld served for twenty years at Siemens AG, from 1987 to 2007, in roles which included Chief Executive Officer and President, member of the Managing Board, and Executive Vice President and Chief Operating Officer of Siemens AG’s principal U.S. subsidiary, Siemens Corporation.

Committee Membership: HR and Compensation; Nominating, Governance and Social Responsibility

Public Directorships *	Key Skills and Qualifications
• Alcoa, Inc. • Morgan Stanley • Bayer AG (former member of supervisory board) • Hewlett-Packard Company (formerly)

•    extensive international and senior executive experience

•    strong leadership and corporate governance experience from his service on other public company boards, including as Chairman of Alcoa, Inc.

•    robust understanding of business development, operations and strategic planning at complex multinational organizations

*	Alcoa, Inc. is a metals and manufacturing company, Morgan Stanley is a financial services corporation, Bayer AG is a chemicals and pharmaceuticals company, and Hewlett-Packard Company (now HP Inc.) is an information technology company and the former parent of Hewlett Packard Enterprise.

24 |	HEWLETT PACKARD ENTERPRISE

2016 PROXY STATEMENT

Proposal No. 1 Election of Directors (continued)

Raymond J. Lane
Recent Career

Mr. Lane served as executive Chairman of Hewlett-Packard Company from September 2011 to April 2013 and as non-executive Chairman of Hewlett-Packard Company from November 2010 to September 2011. Since April 2013, Mr. Lane has served as Partner Emeritus of Kleiner Perkins Caufield & Byers, a private equity firm, after having previously served as one of its Managing Partners from 2000 to 2013. Prior to joining Kleiner Perkins, Mr. Lane was President and Chief Operating Officer and a director of Oracle Corporation, a software company. Before joining Oracle in 1992, Mr. Lane was a senior partner of Booz Allen Hamilton, a consulting company. Prior to Booz Allen Hamilton, Mr. Lane served as a division vice president with Electronic Data Systems Corporation, an IT services company that Hewlett-Packard Company acquired in August 2008. He was with IBM Corporation from 1970 to 1977. Mr. Lane served as Chairman of the Board of Trustees of Carnegie Mellon University from July 2009 to July 2015. He also serves as Vice Chairman of Special Olympics International.

Committee Membership: Finance and Investment; Technology

Public Directorships *	Key Skills and Qualifications
• Quest Software, Inc. (formerly) • Hewlett-Packard Company (formerly)

•    significant experience as an early stage venture capital investor, principally in the information technology industry

•    valuable insight into worldwide operations, management and the development of corporate strategy

•    corporate governance experience from his service on other public company boards

*	Quest Software, Inc. was a software company before its acquisition by Dell Inc., a computer technology company, and Hewlett-Packard Company (now HP Inc.) is an information technology company and the former parent of Hewlett Packard Enterprise.

HEWLETT PACKARD ENTERPRISE	| 25

2016 PROXY STATEMENT

Proposal No. 1 Election of Directors (continued)

Ann M. Livermore
Recent Career

Ms. Livermore has served as Executive Advisor to Hewlett Packard Enterprise’s Chief Executive Officer since November 2015. Previously, Ms. Livermore served as an Executive Advisor to Hewlett-Packard Company’s Chief Executive Officer from June 2011 to November 2015, and as an Executive Vice President of the former Hewlett-Packard Company Enterprise Business from 2004 until June 2011. Prior to that, Ms. Livermore served in various other positions with Hewlett-Packard Company in marketing, sales, research and development, and business management since joining the company in 1982.

Committee Membership: Finance and Investment

Public Directorships *	Key Skills and Qualifications
• United Parcel Service, Inc. • Hewlett-Packard Company (formerly)

•    extensive experience in senior leadership positions from nearly 34 years at Hewlett-Packard Company

•    vast knowledge and experience in the areas of technology, marketing, sales, research and development and business management

•    knowledge of enterprise customers and their IT needs

•    corporate governance experience from her service on other public company boards

*	United Parcel Service, Inc. is a package delivery and logistics company and Hewlett-Packard Company (now HP Inc.) is an information technology company and the former parent of Hewlett Packard Enterprise.

Raymond E. Ozzie
Recent Career

Mr. Ozzie has served as Chief Executive Officer of Talko Inc., a mobile communications applications and services company, since founding the company in December 2011. Previously, Mr. Ozzie served as Chief Software Architect of Microsoft Corporation from 2006 until December 2010, after having served as Chief Technical Officer of Microsoft from 2005 to 2006. Mr. Ozzie joined Microsoft in 2005 after Microsoft acquired Groove Networks, Inc., a collaboration software company he founded in 1997.

Committee Membership: Finance and Investment; Technology (Chair)

Public Directorships *	Key Skills and Qualifications
• Hewlett-Packard Company (formerly)

•    recognized software industry executive and entrepreneur with significant experience in the software industry

•    extensive leadership and technical expertise from positions at Microsoft and Groove Networks

*	Hewlett-Packard Company (now HP Inc.) is an information technology company and the former parent of Hewlett Packard Enterprise.

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2016 PROXY STATEMENT

Proposal No. 1 Election of Directors (continued)

Gary M. Reiner
Recent Career

Mr. Reiner has served as Operating Partner at General Atlantic LLC, a private equity firm, since November 2011. Previously, Mr. Reiner served as Special Advisor to General Atlantic LLC from September 2010 to November 2011. Prior to that, Mr. Reiner served as Senior Vice President and Chief Information Officer at General Electric Company, a technology, media and financial services company, from 1996 until March 2010. Mr. Reiner previously held other executive positions with General Electric since joining the company in 1991. Earlier in his career, Mr. Reiner was a partner at Boston Consulting Group, a consulting company, where he focused on strategic and process issues for technology businesses.

Committee Membership: Finance and Investment; Nominating, Governance and Social Responsibility (Chair); Technology

Public Directorships *	Key Skills and Qualifications
• CitiGroup Inc. • Genpact Limited • Hewlett-Packard Company (formerly)

•    deep insight into how IT can help global companies succeed through his many years of experience as Chief Information Officer at General Electric

•    decades of experience driving corporate strategy, information technology and best practices across complex organizations

•    experience in private equity investing, with a particular focus on the IT industry

*	CitiGroup Inc. is an investment banking and financial services corporation, Genpact Limited is an outsourcing and information technology services company, and Hewlett-Packard Company (now HP Inc.) is an information technology company and the former parent of Hewlett Packard Enterprise.

Patricia F. Russo
Recent Career

Ms. Russo has served as the Chairman of our Board of Directors since November 2015. Previously, Ms. Russo served as the Lead Independent Director of Hewlett-Packard Company from July 2014 to November 2015. Ms. Russo served as Chief Executive Officer of Alcatel-Lucent, a communications company, from 2006 to 2008. Previously, Ms. Russo served as Chairman of Lucent Technologies Inc., a communications company, from 2003 to 2006 and Chief Executive Officer and President of Lucent from 2002 to 2006.

Committee Membership: None

Public Directorships *	Key Skills and Qualifications
• Alcoa, Inc. • General Motors Company • Merck & Co., Inc. • KKR Management LLC • Hewlett-Packard Company (formerly)

•    extensive global business experience

•    broad understanding of the technology industry

•    strong management skills and operational expertise

•    executive experience with a wide range of issues including mergers and acquisitions and business restructurings as she led Lucent’s recovery through a severe industry downturn and later a merger with Alcatel

•    strong leadership and corporate governance experience from robust service on other public company boards

*	Alcoa, Inc. is a metals and manufacturing company, General Motors Company is an automotive company, Merck & Co., Inc. is a pharmaceuticals company, KKR Management LLC is the managing partner of KKR & Co., L.P., an investment firm, and Hewlett-Packard Company (now HP Inc.) is an information technology company and the former parent of Hewlett Packard Enterprise.

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2016 PROXY STATEMENT

Proposal No. 1 Election of Directors (continued)

Lip-Bu Tan
Recent Career

Mr. Tan has served as the President and Chief Executive Officer of Cadence Design Systems, an electronic design automation company, since 2009. Mr. Tan has also served as Founder and Chairman of Walden International, a venture capital firm, since 1987.

Committee Membership: Nominating, Governance and Social Responsibility; Technology

Public Directorships *	Key Skills and Qualifications

•  Cadence Design Systems

•  Ambarella Inc.

•  SINA

•  Semiconductor Manufacturing International Corp.

•  Flextronics International (formerly)

•  Inphi Corporation (formerly)

•  United Overseas Bank in Singapore (formerly)

•    decades of experience pioneering venture capital investment in technology in the Asia-Pacific region

•    corporate governance experience from service on numerous public and private boards of technology companies

•    robust understanding of the electronic design and semiconductor industries

•    extensive experience analyzing investments, managing companies and leading developments in the global technology industry

*	Cadence Design Systems is an electronic design automation company, Ambarella Inc. is a video compression and image processing company, SINA is a media company, Semiconductor Manufacturing International Corp. is a semiconductor company, Flextronics International is an electronics manufacturing company, Inphi Corporation is a semiconductor company, and United Overseas Bank in Singapore is a bank.

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2016 PROXY STATEMENT

Proposal No. 1 Election of Directors (continued)

Margaret C. Whitman
Recent Career

Ms. Whitman has served as President and Chief Executive Officer of Hewlett Packard Enterprise since November 2015. Prior to that, Ms. Whitman served as President, Chief Executive Officer, and Chairman of Hewlett-Packard Company from July 2014 to November 2015 and President and Chief Executive Officer of Hewlett-Packard Company from September 2011 to November 2015. From March 2011 to September 2011, Ms. Whitman served as a part-time strategic advisor to Kleiner Perkins Caufield & Byers, a private equity firm. Previously, Ms. Whitman served as President and Chief Executive Officer of eBay Inc., an online marketplace, from 1998 to 2008. Prior to joining eBay, Ms. Whitman held executive-level positions at Hasbro Inc., a toy company, FTD, Inc., a floral products company, The Stride Rite Corporation, a footwear company, The Walt Disney Company, an entertainment company, and Bain & Company, a consulting company.

Committee Membership: None

Public Directorships *	Key Skills and Qualifications
• The Procter & Gamble Company • HP Inc. • Zipcar, Inc. (formerly)

•    unique experience in developing transformative business models, building global brands and driving sustained growth and expansion

•    strong operational and strategic expertise built during executive positions at Hewlett-Packard Company and eBay

•    public company governance experience from service on various public boards

*	The Procter & Gamble Company is a consumer goods company, HP Inc. is a technology company and the former parent of Hewlett Packard Enterprise, and Zipcar, Inc. is a car sharing service.

HEWLETT PACKARD ENTERPRISE	| 29

2016 PROXY STATEMENT

Proposal No. 1 Election of Directors (continued)

Mary Agnes Wilderotter
Recent Career

Mary Agnes Wilderotter has served as Executive Chairman of Frontier Communications Corporation, a telecommunications company, since April 2015. Previously, Mrs. Wilderotter served as Chairman and Chief Executive Officer of Frontier from January 2006 to April 2015. From 2004 to 2006, Mrs. Wilderotter served as President, Chief Executive Officer, and a Director of Frontier. Prior to joining Frontier, Mrs. Wilderotter served in executive and managerial roles at Microsoft Corporation, a software company, and AT&T Wireless Services Inc., a telecommunications company.

Committee Membership: Audit (Chair); HR and Compensation

Public Directorships *	Key Skills and Qualifications
• Frontier Communications Corporation • Dreamworks Animation SKG, Inc. • Costco Wholesale Corporation • Juno Therapeutics Inc. • Xerox Corporation (formerly) • The Procter & Gamble Company (formerly)

•    expertise leading and managing companies in the telecommunications and technology industries

•    in-depth understanding of financial statements and public company audit from membership on the Audit Committees of Juno Therapeutics and Procter & Gamble and the Finance Committee of Xerox

•    strong leadership and corporate governance experience from robust service on other public company boards

•    valuable insight into the financial, operational, and strategic questions addressed by the board

*	Frontier Communications Corporation is a telecommunications company, Dreamworks Animation SKG, Inc. is an animation company, Costco Wholesale Corporation is a retail company, Juno Therapeutics Inc. is a biopharmaceuticals company, Xerox Corporation is a technology company, and The Procter & Gamble Company is a consumer goods company.

VOTE REQUIRED

Each director nominee who receives more “FOR” votes than “AGAINST” votes representing shares of Hewlett Packard Enterprise common stock present in person or represented by proxy and entitled to be voted at the annual meeting will be elected.

If you sign your proxy or voting instruction card but do not give instructions with respect to voting for directors, your shares will be voted by Margaret C. Whitman, Timothy C. Stonesifer and John F. Schultz, as proxy holders. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy or voting instruction card.

DIRECTOR ELECTION VOTING STANDARD AND RESIGNATION POLICY

Our Bylaws provide for a majority vote standard in the uncontested election of directors, meaning that, for a nominee to be elected, the number of shares voted “for” the nominee must exceed the votes cast “against” the nominee’s election. Stockholders are not permitted to cumulate their votes in favor of one or more director nominees. In addition, we have adopted a policy whereby any incumbent director nominee who receives a greater number of votes “against” his or her election than votes “for” such election will tender his or her resignation for consideration by the NGSR Committee. The NGSR Committee will recommend to the Board the action to be taken with respect to such offer of resignation.

30 |	HEWLETT PACKARD ENTERPRISE

2016 PROXY STATEMENT

Proposal No. 2

Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed, and as a matter of good corporate governance, is requesting ratification by the stockholders of Ernst & Young LLP as the independent registered public accounting firm to audit our combined and consolidated financial statements for the fiscal year ending October 31, 2016. During fiscal 2015, while we were a subsidiary of our former parent, Ernst & Young LLP served as our independent registered public accounting firm and also provided certain other audit-related and tax services. See “Principal Accounting Fees and Services” on page 77 and “Report of the Audit Committee of the Board of Directors” on page 78. Representatives of Ernst & Young LLP are expected to participate in the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

VOTE REQUIRED

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2016 fiscal year requires the affirmative vote of a majority of the shares of Hewlett Packard Enterprise common stock present in person or represented by proxy and entitled to be voted at the annual meeting. If the appointment is not ratified, the Board will consider whether it should select another independent registered public accounting firm.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2016 fiscal year.

HEWLETT PACKARD ENTERPRISE	| 31

2016 PROXY STATEMENT

Proposal No. 3

Advisory Vote to Approve Executive Compensation

In accordance with SEC rules, our stockholders are being asked to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement.

Our Board and the HRC Committee are committed to excellence in corporate governance and to executive compensation programs that align the interests of our executives with those of our stockholders. To fulfill this mission, we have a pay-for-performance philosophy that forms the foundation for decisions regarding compensation. Our compensation programs have been structured to balance near-term results with long-term success, and enable us to attract, retain, focus, and reward our executive team for delivering stockholder value. Please refer to “Executive Compensation—Compensation Discussion and Analysis—Executive Summary” for an overview of the compensation of our named executive officers.

Our Board and the HRC Committee believe that we maintain a compensation program that is tied to performance, aligns with stockholder interests and merits stockholder support. Accordingly, we are asking for stockholder approval of the compensation of our named executive officers as disclosed in this proxy statement in the Compensation Discussion and Analysis, the compensation tables and the narrative discussion following the compensation tables.

Although this vote is non-binding, the Board and the HRC Committee value the views of our stockholders and will review the voting results. If there are significant negative notes, we will take steps to understand those concerns that influenced the vote, and consider them in making future decisions about executive compensation. In addition, our Board is recommending that stockholders have the ability to vote (on an advisory basis) on the compensation of our named executive officers every year. Therefore, we expect to conduct the next advisory vote at our 2017 annual meeting of stockholders.

VOTE REQUIRED

The affirmative vote of a majority of the shares of Hewlett Packard Enterprise common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting is required for advisory approval of this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board recommends a vote FOR the approval of the compensation of our named executive officers, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion following such compensation tables, and the other related disclosures in this proxy statement.

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2016 PROXY STATEMENT

Proposal No. 4

Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

Under the Dodd-Frank Act, Hewlett Packard Enterprise stockholders may vote, on an advisory or non-binding basis, on how frequently they would like to cast an advisory vote on the compensation of Hewlett Packard Enterprise’s named executive officers. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years. Although this vote is non-binding, the Board and the HRC Committee value the views of our stockholders and will review the voting results.

After careful consideration of the frequency alternatives, and because Hewlett Packard Enterprise has recently become an independent public company, we believe that conducting an advisory vote on executive compensation on an annual basis is currently appropriate for Hewlett Packard Enterprise and its stockholders.

VOTE REQUIRED

The affirmative vote of a majority of the shares of Hewlett Packard Enterprise common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting is required for advisory approval of this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board recommends a vote for the frequency of approval of the compensation of our named executive officers of 1 year.

HEWLETT PACKARD ENTERPRISE	| 33

2016 PROXY STATEMENT

Common Stock Ownership of

Certain Beneficial Owners and Management

The following table sets forth information as of December 31, 2015 concerning beneficial ownership by:

•	holders of more than 5% of Hewlett Packard Enterprise’s outstanding shares of common stock;

•	our directors and nominees;

•	each of the named executive officers listed in the Summary Compensation Table on page 60; and

•	all of our directors and executive officers as a group.

The information provided in the table is based on our records, information filed with the SEC and information provided to Hewlett Packard Enterprise, except where otherwise noted.

The number of shares beneficially owned by each entity or individual is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting or investment power and also any shares that the entity or individual has the right to acquire as of February 29, 2016 (60 days after December 31, 2015) through the exercise of any stock options, through the vesting of RSUs payable in shares, or upon the exercise of other rights. Beneficial ownership excludes options or other rights vesting after February 29, 2016 and any RSUs vesting on or before February 29, 2016 that may be payable in cash or shares at Hewlett Packard Enterprise’s election. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

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2016 PROXY STATEMENT

Beneficial Ownership Table

NAME OF BENEFICIAL OWNER	SHARES OF COMMON STOCK BENEFICIALLY OWNED		PERCENT OF COMMON STOCK OUTSTANDING
Dodge & Cox(1)	217,283,857		12.47%
The Vanguard Group(2)	100,791,671		5.63%
Dan Ammann	—		*
Marc L. Andreessen(3)	78,630		*
Michael J. Angelakis(4)	34,000		*
Leslie A. Brun	—		*
Pamela L. Carter	—	*	*
Klaus Kleinfeld	3,238		*
Raymond J. Lane(5)	504,794		*
Ann M. Livermore(6)	120,988		*
Raymond E. Ozzie	9,844		*
Gary M. Reiner(7)	172,396		*
Patricia F. Russo(8)	38,676		*
Lip-Bu Tan	—	*	*
Margaret C. Whitman(9)	5,994,196		*
Mary Agnes Wilderotter	—		*
Catherine A. Lesjak	—		*
Tracy S. Keogh	113,582		*
Antonio F. Neri(10)	436,233		*
Michael G. Nefkens(11)	930,320		*
All current executive officers and directors as a group (23 persons)(12)	9,907,652		*

*	Represents holdings of less than 1% of outstanding shares of common stock as of December 31, 2015.

(1)	Based on the most recently available Schedule 13G filed with the SEC on December 10, 2015 by Dodge & Cox. According to its Schedule 13G, Dodge & Cox reported having sole voting power over 209,498,448 shares, shared voting power over no shares, sole dispositive power over 217,283,857 shares and shared dispositive power over no shares. The securities reported on the Schedule 13G are beneficially owned by clients of Dodge & Cox, which clients may include investment companies registered under the Investment Company Act of 1940 and other managed accounts, and which clients have the right to receive or the power to direct the receipt of dividends from, and the proceeds from the sale of, HPE’s stock. The Schedule 13G contained information as of November 30, 2015 and may not reflect current holdings of HPE’s stock. The address of Dodge & Cox is 555 California Street, 40th Floor, San Francisco, California 94104.

(2)	Based on the most recently available Schedule 13F filed with the SEC on September 30, 2015 by The Vanguard Group, Inc. (“Vanguard”). According to its Schedule 13F, Vanguard reported having shared voting and dispositive power over all shares beneficially owned. The Schedule 13F contained information as of September 30, 2015 and may not reflect current holdings of HPE’s stock. The address for Vanguard is The Vanguard Group P.O. Box 2900, Valley Forge, Pennsylvania 19482.

(3)	Includes 64,158 shares that Mr. Andreessen elected to defer receipt of until the termination of his service as a member of the Board.

(4)	Represents 34,000 shares that Mr. Angelakis holds indirectly with his spouse.

(5)	Includes 359,706 shares that Mr. Lane has the right to acquire by exercise of stock options.

(6)	Includes 6,544 shares held by Ms. Livermore in the HPE 401(k) Plan, 100,727 shares that Ms. Livermore holds indirectly through a trust with her spouse.

(7)	Includes 151,663 shares that Mr. Reiner has the right to acquire by exercise of stock options.

(8)	Includes 26,924 shares that Ms. Russo elected to defer receipt of until the termination of her service as a member of the Board.

(9)	Includes 66 shares held by Ms. Whitman indirectly through a trust and 5,541,022 shares that Ms. Whitman has the right to acquire by exercise of stock options.

(10)	Includes 431,297 shares that Mr. Neri has the right to acquire by exercise of stock options.

(11)	Includes 118,421 shares held by Mr. Nefkens indirectly through a trust and 811,487 shares that Mr. Nefkens has the right to acquire by exercise of stock options.

(12)	Includes 8,743,705 shares that current executive officers and directors have the right to acquire.

HEWLETT PACKARD ENTERPRISE	| 35

2016 PROXY STATEMENT

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires our directors, executive officers and holders of more than 10% of Hewlett Packard Enterprise’s stock to file reports with the SEC regarding their ownership and changes in ownership of our securities. Based upon our examination of the copies of Forms 3, 4, and 5, and amendments thereto furnished to us and the written representations of our directors, executive officers and 10% stockholders, we believe that, during fiscal 2015, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements.

Related Person Transactions Policies and Procedures

We have adopted a written policy for approval of transactions between us and our directors, director nominees, executive officers, beneficial owners of more than 5% of Hewlett Packard Enterprise’s stock, and their respective immediate family members where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single twelve-month period.

The policy provides that the NGSR Committee reviews certain transactions subject to the policy and decides whether or not to approve or ratify those transactions. In doing so, the NGSR Committee determines whether the transaction is in the best interests of Hewlett Packard Enterprise. In making that determination, the NGSR Committee takes into account, among other factors it deems appropriate:

•	the extent of the related person’s interest in the transaction;

•	whether the transaction is on terms generally available to an unaffiliated third party under the same or similar circumstances;

•	the benefits to Hewlett Packard Enterprise;

•	the impact or potential impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, 10% stockholder or executive officer;

•	the availability of other sources for comparable products or services; and

•	the terms of the transaction.

The NGSR Committee has delegated authority to the chair of the NGSR Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $1 million. A summary of any new transactions pre-approved by the chair is provided to the full NGSR Committee for its review at each of the NGSR Committee’s regularly scheduled meetings.

The NGSR Committee has adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include:

1.	compensation of executive officers that is excluded from reporting under SEC rules where the HRC Committee approved (or recommended that the Board approve) such compensation;

2.	director compensation;

3.	transactions with another company with a value that does not exceed the greater of $1 million or 2% of the other company’s annual revenues, where the related person has an interest only as an employee (other than executive officer), director or beneficial holder of less than 10% of the other company’s shares;

4.	contributions to a charity in an amount that does not exceed $1 million or 2% of the charity’s annual receipts, where the related person has an interest only as an employee (other than executive officer) or director; and

36 |	HEWLETT PACKARD ENTERPRISE

2016 PROXY STATEMENT

Related Person Transactions Policies and Procedures (continued)

5.	transactions where all stockholders receive proportional benefits.

A summary of new transactions covered by the standing pre-approvals described in paragraphs 3 and 4 above is provided to the NGSR Committee for its review in connection with that committee’s regularly scheduled meetings.

FISCAL 2015 RELATED PERSON TRANSACTIONS

We enter into commercial transactions with many entities for which our executive officers or directors serve as directors and/or executive officers in the ordinary course of our business. All of those transactions were pre-approved transactions as defined above or were ratified by the NGSR Committee or our Parent’s NGSR Committee. Hewlett Packard Enterprise considers all pre-approved or ratified transactions to have been at arm’s-length and does not believe that any of our executive officers or directors had a material direct or indirect interest in any of such commercial transactions. In addition, Mr. Lane’s daughter, Kristi Rawlinson, serves as a non-executive employee of Hewett Packard Enterprise. Prior to becoming an employee in 2013, Ms. Rawlinson previously served as a consultant to ArcSight Inc. and, subsequently, HP Inc., following its acquisition of ArcSight. The amount received by Ms. Rawlinson in her role at Hewlett Packard Enterprise (and, previously, at HP Inc.) totaled approximately $150,000 in fiscal 2015.

HEWLETT PACKARD ENTERPRISE	| 37

2016 PROXY STATEMENT

Executive Compensation

Compensation Discussion and Analysis

INTRODUCTION

As discussed elsewhere in this proxy statement, effective November 1, 2015, our former parent, Hewlett-Packard Company, separated into two independent, publicly traded companies: HP Inc., which comprises now former Hewlett-Packard Company’s printing and personal systems businesses and Hewlett Packard Enterprise, which comprises now former Hewlett-Packard Company’s enterprise technology infrastructure, software, services and financing businesses.

Other than as specified herein, this discussion primarily reflects the compensation decisions made and actions taken by the HR and Compensation Committee of our former parent prior to the separation. All references to “HP”, “Parent” and “former parent” refer to Hewlett-Packard Company with respect to events occurring on or prior to October 31, 2015.

This Compensation Discussion and Analysis contains a description of our executive compensation philosophy and programs, the compensation decisions made under those programs, and the considerations in making those decisions. Our named executive officers (“NEOs”) for fiscal 2015 are determined as of the end of fiscal 2015, prior to our separation from HP Inc. Our fiscal 2015 NEOs and their designated titles at HP prior to the separation, are as follows:

•	Margaret C. Whitman, President and CEO of Hewlett Packard Enterprise. Prior to the
separation, Ms. Whitman served as Chairman of the Board, President and CEO of HP;

•	Catherine A. Lesjak. Prior to the separation, Ms. Lesjak served as Executive Vice President and Chief Financial Officer of HP;

•	Antonio F. Neri, Executive Vice President and General Manager of the Enterprise Group of Hewlett Packard Enterprise. Prior to the separation, Mr. Neri served as Executive Vice President and General Manager, Enterprise Group of HP;

•	Tracy S. Keogh. Prior to the separation, Ms. Keogh served as Executive Vice President and Chief Human Resources Officer of HP; and

•	Michael G. Nefkens, Executive Vice President and General Manager, Enterprise Services of Hewlett Packard Enterprise. Prior to the separation, Mr. Nefkens served as Executive Vice President, Enterprise Services of HP.

Following the separation, Ms. Lesjak and Ms. Keogh continued to be employed by HP Inc., and are no longer affiliated with Hewlett Packard Enterprise.

EXECUTIVE SUMMARY

HISTORICAL BUSINESS OVERVIEW AND HP PERFORMANCE

We are a leading global provider of the cutting-edge technology solutions customers need to optimize their traditional Information Technology (‘‘IT’’) while helping them build the secure, cloud-enabled, mobile-ready future that is uniquely suited to their needs. Our legacy dates back to a partnership founded in 1939 by William R. Hewlett and David Packard, and we strive every day to uphold and enhance that legacy through our dedication to providing innovative technological solutions to our customers. We believe that we offer the most comprehensive portfolio of enterprise solutions in the IT industry. With an industry-leading position in servers, storage, networking, converged systems, software and services, combined with our customized financing solutions, we believe we are best equipped to deliver the right IT solutions to help drive optimal business outcomes for our customers.

Prior to our separation from our former parent, HP was organized into seven business segments: Personal Systems, Printing, the Enterprise Group (‘‘EG’’), Enterprise Services (‘‘ES’’), Software, HP

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Financial Services, and Corporate Investments. Following the separation, HP Inc. comprises of Personal Systems, Printing, and Corporate Investments and Hewlett Packard Enterprise comprises of EG, ES, Software, Financial Services, and Corporate Investments.

In fiscal 2012, HP launched a five-year turnaround plan. The focus in fiscal 2012 was to stabilize HP’s business, identify and define key challenges, develop crisp business strategies, and streamline and improve operations. HP’s focus in fiscal 2013 was to “fix and rebuild,” to strengthen HP’s foundation for “recovery and expansion” in fiscal 2014 and beyond. In fiscal 2014, HP increased investment in research and development, strengthened HP’s product portfolio, and improved HP’s customer and partner experience, building a strong foundation for separating the company. In the process of the turnaround, management and the Board concluded that the tremendous potential available as a combined firm could be even greater as two separate entities with greater independence, focus and flexibility to adapt quickly to market and customer dynamics while generating long-term value for shareholders, and the decision was therefore made to separate into two firms. In fiscal 2015, HP’s focus was on executing the separation while continuing to drive the business forward. HP’s continued efforts through fiscal 2015 resulted in the following strategic accomplishments:

•	executed one of the largest and most complex separations that has ever been undertaken; splitting a global entity with $115 billion in total segment net revenues and over 300,000 employees (as of fiscal 2014 year-end) into two market-leading, independent, publicly traded Fortune 50 companies with strong financial foundations, compelling innovation roadmaps, sharp strategic focus, and experienced leadership teams. The separation was completed on-time and without disruptions to customers, partners, or employees. HP created many new legal entities, new finance and IT systems, separated countries and locations, determined employee alignment, and created two new boards of directors;

•	completed restructuring of commercial interests in China and established a joint venture with Tsinghua University;

•	created a compelling brand for Hewlett Packard Enterprise while preserving the HP brand;

•	launched innovative server, storage, security and cloud solutions, and a robust portfolio of enterprise-class and consumer PCs; and

•	reinvigorated HP Labs as a talent incubator and innovation engine.

In a challenging global macroeconomic and foreign currency environment, HP’s fiscal 2015 financial results were mixed and included:

•	$103.4 billion in Corporate Revenue (as defined on page 47);

•	$7.2 billion in Corporate Net Earnings (as defined on page 47);

•	3.2% Corporate Free Cash Flow (as a percentage of revenue; as defined on page 47); and

•	returned $4.1 billion to stockholders in the form of share repurchases and dividends.

Hewlett Packard Enterprise began fiscal 2016 with a dynamic leadership team, strong workforce, robust set of customers and partners, innovative product offerings, and a strong vision and roadmap for the future. We are in a strong position and are focused on continuing our tremendous momentum as Hewlett Packard Enterprise.

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EXECUTIVE COMPENSATION PHILOSOPHY

Hewlett Packard Enterprise’s compensation program, practices and policies have been structured to reflect the Board’s commitment to excellence in corporate governance, and to reward short- and long-term performance that drives stockholder value. These principles are the same as those followed by HP in fiscal 2015. The table below summarizes key elements of the compensation programs applicable to our NEOs in fiscal 2015 relative to this philosophy.

ALIGNMENT WITH STOCKHOLDERS

PAY-FOR-PERFORMANCE	CORPORATE GOVERNANCE
• The majority of target total direct compensation for executives is performance-based as well as equity-based to align their rewards with stockholder value	• We generally do not enter into individual executive compensation agreements
• Total direct compensation is targeted within a competitive range of the market median	• We devote significant time to management succession planning and leadership development efforts
• Actual realized total direct compensation and pay positioning is designed to fluctuate with, and be commensurate with, actual annual and long-term performance	• We maintain a market-aligned severance policy for executives that does not have automatic single-trigger equity vesting upon a change in control

•  Incentive awards are heavily dependent upon our stock performance, and are measured against objective financial metrics that we believe link either directly or indirectly to the creation of value for our stockholders. In addition, 25% of our target annual incentives are contingent upon the achievement of qualitative objectives that we believe will contribute to our long-term success

• The HRC Committee utilizes an independent compensation consultant
• Our compensation programs do not encourage imprudent risk-taking
• We maintain stock ownership guidelines for executive officers and non-employee directors
• We balance growth and return objectives, top and bottom line objectives, and short-and long-term objectives to reward for overall performance that does not over-emphasize a singular focus

•  We prohibit executive officers and directors from engaging in any form of hedging transaction, from holding HPE securities in margin accounts and pledging as collateral for loans in a manner that could create compensation-related risk for the Company

•  A significant portion of our long-term incentives are delivered in the form of PCSOs, which vest only if sustained stock price appreciation is achieved, and PARSUs, which vest only upon the achievement of two- and three-year RTSR and ROIC objectives

• We solicit detailed feedback regarding our compensation practices as part of our robust stockholder outreach program through the year
• We do not pay dividends before vesting of the underlying shares occurs in our long-term incentive program

•  We provide no U.S. supplemental defined benefit pensions

•  We validate our pay-for-performance relationship on an annual basis through analytics conducted by the HRC Committee’s independent compensation consultant

• We disclose our corporate performance goals and achievements relative to these goals

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COMPONENTS OF COMPENSATION

Hewlett Packard Enterprise’s primary focus in compensating executives is on the longer-term and performance-based elements of compensation. These principles are the same as those followed by our former parent in fiscal 2015. The table below shows HP’s pay components, along with the role and factors for determining each pay component applicable to our NEOs in fiscal 2015.

PAY COMPONENT	ROLE	DETERMINATION FACTORS
Base Salary	• Fixed portion of annual cash income	• Value of role in competitive marketplace • Value of role to the company • Skills and performance of individual compared to the market as well as others in the company
Annual Incentive (i.e., PfR Plan)	• Variable portion of annual cash income • Focus executives on annual objectives that support the long-term strategy and creation of value	• Target awards based on competitive marketplace and level of experience • Actual awards based on actual performance against annual corporate, business unit, and individual goals
Long-term Incentives: • PCSOs/Stock Options • RSUs • PARSUs • Other, as needed

•  Reinforce need for long-term sustained performance and completion of turnaround

•  Align interests of executives and stockholders, reflecting the time-horizon and risk to investors

•  Encourage equity ownership

•  Encourage retention

•  Target awards based on competitive marketplace, level of executive, and skills and performance of executive

•  Actual value relative to target based on actual performance against corporate goals and stock price performance

All Other: • Benefits • Perquisites • Severance Protection	• Support the health and security of our executives, and their ability to save on a tax-deferred basis • Enhance executive productivity	• Competitive marketplace • Level of executive • Standards of good governance • Desire to emphasize performance-based pay

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OVERSIGHT AND AUTHORITY OVER EXECUTIVE COMPENSATION

ROLE OF THE HRC COMMITTEE AND ITS ADVISORS

The Parent HRC Committee oversaw and provided strategic direction to management regarding all aspects of HP’s pay program for senior executives. It made recommendations regarding the CEO’s compensation to the independent members of the Parent Board for approval, and it reviewed and approved the compensation of the remaining Section 16 officers. Each Parent HRC Committee member was an independent non-employee director with significant experience in executive compensation matters. The Parent HRC Committee employed its own independent compensation consultant as well as its own independent legal counsel.

During fiscal 2015, the Parent HRC Committee retained Farient Advisors LLC (“Farient”) as its independent compensation consultant and Dentons US LLP (“Dentons”) as its independent legal counsel. Farient provided analyses, market comparator benchmarking and recommendations that informed the Parent HRC Committee’s decisions. Pursuant to SEC rules the Parent HRC Committee assessed the independence of Farient and Dentons, and concluded each is independent and that no conflict of interest exists that would prevent Farient or Dentons from independently providing service to the Parent HRC Committee.

Going forward, our HRC Committee has also retained Farient (pending the outcome of an RFP) and Dentons and concluded each is independent and that no conflict of interest exists that would prevent Farient or Dentons from independently providing service to the HRC Committee. Neither Farient nor Dentons performs other services for Hewlett Packard Enterprise, and neither will do so without the prior consent of the HRC Committee chair. Both Dentons and Farient meet with the HRC Committee chair and the HRC Committee outside the presence of management.

The Parent HRC Committee met ten times in fiscal 2015, and seven of these meetings included an executive session. The Parent HRC Committee’s independent advisors participated in most of the meetings and, when requested by the Parent HRC Committee chair, in the preparatory meetings and the executive sessions.

ROLE OF MANAGEMENT AND THE CEO IN SETTING EXECUTIVE COMPENSATION

Both prior to, and following the separation, management has played, and continues to play, an active role in our compensation programs. Management considers market competitiveness, business results, experience, and individual performance in evaluating NEO compensation. The Executive Vice President, Human Resources and other members of our human resources organization, together with members of our finance and legal organizations, work with the CEO to design and develop compensation programs, to recommend changes to existing plans and programs applicable to NEOs and other senior executives, as well as financial and other targets to be achieved under those programs, prepare analyses of financial data, peer comparisons and other briefing materials to assist the HRC Committee in making its decisions, and implement the decisions of the HRC Committee. During fiscal 2015, Parent management engaged Meridian Compensation Partners, LLC (“Meridian”) as their compensation consultant. The Parent HRC Committee took into consideration that Meridian provided executive compensation-related services to management when it evaluated any information and analyses provided by Meridian, all of which were also reviewed by Farient.

During fiscal 2015, Ms. Whitman provided input to the Parent HRC Committee regarding performance metrics and the setting of appropriate performance targets. Ms. Whitman also recommended MBOs for the NEOs and the other senior executives who reported directly to her. All modifications to the compensation programs were assessed by Farient, on behalf of the Parent HRC Committee, and discussed and approved by the Parent HRC Committee. Ms. Whitman was subject to the same financial performance goals as the executives who led global functions and Ms. Whitman’s MBOs and compensation were established by the Parent HRC Committee in executive session and recommended to the independent members of the Board for approval.

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USE OF COMPARATIVE COMPENSATION DATA AND COMPENSATION PHILOSOPHY

Each year, the Parent HRC Committee historically reviewed Section 16 officer compensation and compared it to that of executives in similar positions with the peer group companies. This process starts with the selection of an appropriate relevant group of peer companies for comparison purposes. In fiscal 2015, two primary screening criteria were used to develop a pool of potential peers that were subject to further consideration based on additional factors.

The two primary screening criteria were:

•	Revenue within a range comparable to HP: revenue in excess of 25% of HP’s revenue for technology companies and between 50% and 250% of HP’s revenue for companies in other industries; and

•	Publicly traded companies in relevant industries: information technology, industrials, materials, energy, health care, telecommunications services, consumer discretionary, and consumer staples.

Additional factors considered included: business similarities, companies that generally use U.S.-based compensation practices, global and organization complexity, avoiding industry overweighting, market cap, U.S.-based companies, absence of anomalous pay practices, research and development spending as a percent of revenue, peers of peers, competition for talent, and ISS and Glass Lewis peer selections.

The use of this rules-based methodology results in an appropriate peer group for comparison purposes, as well as a group that is large and diverse enough so that addition or elimination of any one company does not alter the overall analysis. As a result of the screening process, Accenture plc and QUALCOMM Incorporated were added to, and Dell Inc. was removed from, the fiscal 2015 peer group.

The peer group for fiscal 2015 consisted of the following companies:

Company Name	Revenue ($ in billions)*
Apple Inc.	233.7
Chevron Corporation	212.0
General Electric Company	148.6
Ford Motor Company	144.1
AT&T Inc.	132.4
Verizon Communications Inc.	127.1
Hewlett-Packard Company	103.4
Microsoft Corporation	93.6
International Business Machines Corporation	92.8
The Boeing Company	90.8
The Procter & Gamble Company	76.3
Johnson & Johnson	74.3
PepsiCo, Inc.	66.7
Google Inc.	66.0
United Technologies Corporation	65.1
Intel Corporation	55.9
Caterpillar	55.2
Cisco Systems, Inc.	49.2
Oracle Corporation	38.2
Accenture	30.0
Qualcomm	25.3
EMC Corporation	24.4

*	Represents fiscal 2014 reported revenue, except fiscal 2015 reported revenue is provided for Apple, HP, Microsoft, Procter & Gamble, Cisco Systems, Oracle and Qualcomm.

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In reviewing comparative pay data from these companies against pay for Section 16 officers, the Parent HRC Committee evaluated some data using regression analysis to adjust for size differences between our company and the peer group companies. Exclusions were made for particular data points of certain companies if they were anomalous and not representative of market practices.

In fiscal 2015, the Parent HRC Committee continued to set target compensation levels generally at or near the market median, although in some cases higher for attraction and retention purposes. Following the separation, our HRC Committee approved a new peer group appropriate for the post-separation company for fiscal 2016.

PROCESS FOR SETTING AND AWARDING EXECUTIVE COMPENSATION

A broad range of facts and circumstances was considered in setting our overall executive compensation levels. Among the factors considered for our executives generally, and for the NEOs in particular, are market competitiveness, internal equity and individual performance. The weight given to each factor may differ from year to year, is not formulaic and may differ among individual NEOs in any given year. For example, when we recruit externally, market competitiveness, experience and the circumstances unique to a particular candidate may weigh more heavily in the compensation analysis. In contrast, when determining year-over-year compensation for current NEOs, internal equity and individual performance may factor more heavily in the analysis.

Because such a large percentage of NEO pay is performance based, the Parent HRC Committee spent significant time determining the appropriate goals for HP’s annual- and long-term incentive pay plans. In general, management made an initial recommendation for the goals, which was then assessed by Farient, and discussed and approved by the Parent HRC Committee. Major factors considered in setting goals for each fiscal year include business results from the most recently completed fiscal year, segment-level strategic plans, macroeconomic factors, competitive performance results and goals, conditions or goals specific to a particular business segment and strategic initiatives. To permit eligible compensation to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Parent HRC Committee set the overall funding target for the “umbrella” structure for the annual incentives, and set performance goals for annual incentives and equity awards within the first 90 days of the fiscal year.

Following the close of the fiscal year, the HRC Committee reviewed actual financial results and MBO performance against the goals set by the Parent HRC Committee under our incentive compensation plans for that year, with payouts under the plans determined by reference to performance against the established goals. A similar process was followed by the Parent HRC Committee with respect to Ms. Lesjak and Ms. Keogh. The HRC Committee met in executive session to review the MBO results for the CEO and to determine a recommendation for her annual incentive award to be approved by the independent members of the Board.

In setting incentive compensation for the NEOs, the Parent HRC Committee, generally did not consider the effect of past changes in stock price or expected payouts or earnings under other plans. In addition, incentive compensation decisions were made without regard to length of service or prior awards.

DETERMINATION OF FISCAL 2015 EXECUTIVE COMPENSATION

Under the Total Rewards Program, executive compensation consisted of: base salary, annual incentives, long-term incentives, benefits and perquisites.

FISCAL 2015 COMPENSATION HIGHLIGHTS

The Parent Board and the Parent HRC Committee regularly explored ways to improve the executive compensation program. In making changes for fiscal

2015, our former parent considered the evolution of HP’s turnaround and HP’s current business needs and the anticipated impact of the separation. The objectives were to encourage strong performance from HP’s executives, pay commensurately with the performance delivered, and align the interests of HP’s executives with those of HP’s stockholders and reflect HP’s stockholders’ perspectives and input. While many elements of the fiscal 2015 executive

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compensation program remained consistent with prior years, some changes were made:

•	Added funding caps that link key performance metrics in the Pay-for-Results (PfR) Plan. For fiscal 2015, the maximum funding of Corporate Free Cash Flow as a % of Revenue (25% weighting within the PfR Plan) was capped at 150% of target if Corporate Net Earnings achievement was below target and capped at 100% of target if Corporate Net Earnings achievement was below threshold. If Corporate Net Earnings achievement was above target, the maximum funding level remained 250% of target. This adjustment was made to further balance our executives’ focus on all performance metrics in the PfR Plan by avoiding outsized awards tied to revenue or cash flow if the profit measure of performance was more moderate.

•	Streamlined vesting criteria for Performance-contingent Stock Options (“PCSOs”). PCSOs granted in fiscal 2015 will vest solely based on stock price appreciation goals and related service requirements, which remain the same as for grants made in fiscal 2014. But in contrast to the 2014 PCSOs, the fiscal 2015 PCSOs no longer include the opportunity to vest at the end of a 7-year performance period based on relative TSR performance. Relative TSR (“RTSR”) remained a part of the performance-adjusted restricted stock units (“PARSUs”) design.

•	Adjustments to compensation structures in connection with the separation. In connection with the separation of HP into two companies, the structure of some legacy equity awards needed to be adjusted. Certain awards had performance requirements that would not be relevant after the separation, and required early measurement, or required generation of new goals that would be relevant to HPE, while other awards could be more readily converted into HPE awards through straightforward adjustments for stock price. Details of these adjustments are discussed in detail beginning at page 49.

2015 BASE SALARY

Consistent with a philosophy of tying pay to performance, our executives received a small percentage of their overall compensation in the form of base salary. The NEOs are paid an amount in the form of base salary sufficient to attract qualified executive talent and maintain a stable management team. The Parent HRC Committee targeted executive base salaries to be at or near the market median for comparable positions and to comprise 10% to 20% of the NEOs’ overall compensation, which is consistent with the practice of peer group companies.

When Ms. Whitman joined HP as CEO, the Parent Board established an initial salary of $1 per year, reflecting the company’s plan for a turnaround. For fiscal 2014, considering the stage of HP’s planned turnaround, the Parent Board decided it would be appropriate to begin paying Ms. Whitman a salary consistent with the peer group median. Accordingly, Ms. Whitman received a salary of $1.5 million for fiscal 2014, and the Parent Board made no change to this salary level for fiscal 2015. The Parent Board maintained a total CEO target compensation package that approximated the competitive median of HP’s peer group and was consistent with HP’s pay positioning strategy and pay-for-performance philosophy.

The Parent HRC Committee did not change the salaries of the other NEOs in fiscal 2015. Our HRC Committee did not change the salaries for any HPE NEOs for fiscal 2016.

2015 ANNUAL INCENTIVES

PfR Plan Structure

The NEOs are eligible to earn an annual incentive under the PfR Plan. For fiscal 2015, the Parent HRC Committee established an “umbrella” formula for the maximum bonus and then exercised negative discretion in setting actual bonuses. Under the umbrella formula, each Section 16 officer was allocated a pro rata share of 0.75% of net earnings based on his or her target annual incentive award, subject to a maximum bonus of 250% of each NEO’s target bonus, and the maximum $10 million cap under the PfR Plan. Below this umbrella funding structure, actual payouts were determined based upon financial metrics and MBOs established by the Parent HRC Committee for Section 16 officers and by the independent members of the Parent Board of Directors for the CEO.

For fiscal 2015, the funding metric used to determine deductibility under Section 162(m) of the Code was approved, as required, within the first 90 days of the fiscal year. After the end of the fiscal year, the actual funding based on this metric was certified, and it exceeded the maximum potential bonus for the combined covered officers.

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The target annual incentive awards for fiscal 2015 were set at 200% of salary for the CEO and 125% of salary for the other NEOs, with a maximum of 250% of target.

The performance metrics approved by the Parent HRC Committee aligned with HP’s intention to focus business leaders more directly on the financial performance of their own businesses. The fiscal 2015 annual incentive plan consisted of three core financial metrics (i.e., revenue, net earnings/profit, and free cash flow as a percentage of revenue) and, as a fourth metric, MBOs, with each metric weighted equally at 25% of the target award value.

The 2015 incentive plan structure is shown in the chart below, with the financial metric referring to Parent metrics:

Fiscal 2015 Annual Incentive Plan
	Corporate or Business Unit (“BU”) Goals
Key Design Elements	Revenue(1) ($ in billions)	Net Earnings/ Profit ($ in billions)	Free Cash Flow as a % of Revenue(2) (%)	MBOs	% Payout(3) (%)
Weight:	25%	25%	25%	25%
Linkage:
Global Function Executives(4)	Corporate	Corporate	Corporate	Individual
Business Unit Executives(5)	BU	BU	Corporate	Individual
Corporate Performance Goals:(6)
Maximum	N/A	—	—	Various	250%
Target	$111.3	$8.3	7.2%	Various	100%
Threshold	—	—	—	Various	0%

(1)	For revenue above target, weight was moved to net earnings/profit if net earnings/profit was also above target; otherwise, it was capped at target.

(2)	Maximum funding for corporate free cash flow as a percentage of revenue was capped at 150% of target if corporate net earnings/profit achievement was below target and was capped at 100% of target if corporate net earnings/profit achievement was below threshold. If corporate net earnings achievement was above target, the maximum funding level was 250% of target.

(3)	Interpolate for performance between discrete points.

(4)	The Global Function Executives include Ms. Whitman, Ms. Lesjak, and Ms. Keogh.

(5)	The BU Executives include Mr. Neri and Mr. Nefkens.

(6)	Only corporate targets are disclosed after the end of the performance period, out of concern for competitive harm.

The specific metrics, their linkage to corporate/business unit results, and the weighting that was placed on each were chosen because the Parent HRC Committee believed that:

•	performance against these metrics, in combination, would link to enhanced value for stockholders, capturing both the top and bottom line, as well as cash and capital efficiency;

•	requiring both revenue and profitability above target in order to achieve an above-target payout on these two measures would encourage the pursuit of profitable revenue;

•	a linkage to business unit results for business unit executives would help strengthen line of sight and drive accountability;
•	a balanced weighting and various caps would limit the likelihood of rewarding executives for excessive risk-taking;

•	different measures would avoid paying for the same performance twice; and

•	MBOs would enhance focus on business objectives, such as operational objectives, strategic initiatives, succession planning, and people development, which will be important to the long-term success of the company.

Fiscal 2015 threshold goals were set closer to target goals than prior years, which created aggressive goals that were more difficult to achieve in the fiscal year. Ultimately, this led to more conservative payouts against financial performance, even after adjusting for foreign exchange.

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The definition of and rationale for each of the Parent financial performance metrics that was used is described in greater detail below:

Fiscal 2015 PfR
Financial Performance Metrics(1)	Definition	Rationale for Metric
Corporate Revenue	Net revenue as reported in HP Inc.’s Annual Report on Form 10-K for fiscal 2015	Reflects top line financial performance, which is a strong indicator of our long-term ability to drive stockholder value
Business Revenue(2)	Business net revenue as reported in HP Inc.’s Annual Report on Form 10-K for fiscal 2015
Corporate Net Earnings	Non-GAAP net earnings, as defined and reported in HP Inc.’s fourth quarter fiscal 2015 earnings press release, excluding bonus net of income tax(3)	Reflects bottom line financial performance, which is directly tied to stockholder value on a short-term basis
Business Net Profit (“BNP”)(2)	Business owned net profit, excluding bonus net of income tax
Corporate Free Cash Flow	Cash flow from operations less net capital expenditures (gross purchases less retirements) divided by net revenue (expressed as a percentage of revenue)	Reflects efficiency of cash management practices, including working capital and capital expenditures

(1)	While financial results are reported in accordance with generally accepted accounting principles (“GAAP”), financial performance targets and results under incentive plans were sometimes based on non-GAAP financial measures. The financial results, whether GAAP or non-GAAP, may be further adjusted as permitted by those plans and approved by the applicable HRC Committee. HP reviewed GAAP to non-GAAP adjustments and any other adjustments with the Parent HRC Committee to ensure performance takes into account the way the goals were set and executive accountability for performance. These metrics and the related performance targets are relevant only to HP’s executive compensation program and should not be used or applied in other contexts.

(2)	For fiscal 2015, PfR Plan payments for Mr. Neri and Mr. Nefkens were determined partly based on the Business Revenue and BNP for their respective business units, and partly on Corporate Free Cash Flow.

(3)	Fiscal year 2015 non-GAAP net earnings of $6.6 billion excludes after-tax costs of $2.0 billion related to the amortization of intangible assets, restructuring charges, acquisition and other-related charges, separation costs, defined benefit plan settlement charges and impairment of data center assets. HP’s management used non-GAAP net earnings to evaluate and forecast HP’s performance before gains, losses, or other charges that were considered by HP’s management to be outside of HP’s core business segment operating results. HP believed that presenting non-GAAP net earnings provided investors with greater visibility to the information used by HP’s management in its financial and operational decision making. HP further believed that providing this additional non-GAAP information helped management to evaluate and measure such performance. This additional non-GAAP information is not intended to be considered in isolation or as a substitute for GAAP diluted net earnings.

At its November 2015 meeting, our HRC Committee, with pre-separation input from the Parent HRC Committee, reviewed and certified performance against the financial metrics as follows:

Fiscal 2015 PfR Plan Hewlett-Packard Company Performance Against Financial Metrics(1)
Metric	Weight(2)	Target ($ in billions)	Result(3) ($ in billions)	Percentage of Target Annual Incentive Funded
Corporate Revenue	25.0%	111.3	Below threshold	0%
Corporate Net Earnings	25.0%	8.3	8.0	19.3%
Corporate Free Cash Flow (% of revenue)	25.0%	7.2%	Below threshold	0%
Total	75.0%	—	—	19.3%

(1)	Ms. Whitman, Ms. Lesjak, and Ms. Keogh received PfR Plan payments based on corporate financial metrics. Mr. Neri received a PfR Plan payment based on Enterprise Group Business Revenue and BNP, and Corporate Free Cash Flow. Mr. Nefkens received a PfR Plan payment based on Enterprise Services Business Revenue and BNP, and Corporate Free Cash Flow.

(2)	The financial metrics were equally weighted to account for 75% of the target annual incentive.

(3)	Financial results have been adjusted to exclude the impact of foreign currency fluctuations, within the funding level of the umbrella plan, based on Parent HRC Committee and HRC Committee discretion. After careful consideration, the committees determined that adjustment would be appropriate considering the magnitude and speed of foreign currency changes occurring after the goals had been set, and the infeasibility of managerial action to counter such changes within the fiscal year. This increased the total payout from 0% to 19.3% with respect to financial metrics used for Ms. Whitman, Ms. Lesjak, and Ms. Keogh, increased the total payout from 19.4% to 48% with respect to the financial metrics used for Mr. Neri and increased the total payout from 1.8% to 14.4% with respect to the financial metrics used for Mr. Nefkens.

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DETAILED DISCUSSION OF MBO’s

With respect to performance against the MBOs, the independent members of our Board evaluated the CEO’s performance during an executive session held in November 2015. The evaluation included an analysis of Ms. Whitman’s performance against all of her MBOs, which included, but were not limited to: leading the effective separation of HP, focus on 2015 Parent Company financial performance, delivering 2016 budgets and 3-year plans for Hewlett Packard Enterprise and HP Inc. as two separate companies, delivering new Hewlett Packard Enterprise strategy, helping update HP Inc. strategy, ensuring business groups make appropriate progress on their turnarounds, building business group capability and confidence for the future, and continuing to make progress in Cloud. After conducting a thorough review of Ms. Whitman’s performance, the independent members of the HPE Board determined that Ms. Whitman’s MBO performance had been achieved above target. Ms. Whitman’s accomplishments included:

•	defined and skillfully orchestrated one of the largest and most complex global corporate separations in history, resulting in the creation of two Fortune 50 companies;

•	established 2016 budgets and three-year plans for Hewlett Packard Enterprise and HP Inc. as separate companies;

•	refreshed HP Inc. strategy and introduced new framework for transformation areas for Hewlett Packard Enterprise;

•	directed turnarounds in business units across different regions;

•	acquired Aruba Networks, Inc. (“Aruba”) and made what we believe to be sound decisions with respect to mergers, acquisitions, and divestitures;

•	achieved appropriate cost reductions; and

•	restructured commercial interests in China and established a historic joint venture with Tsinghua University.

As CEO of HP, Ms. Whitman evaluated the performance of each of the other Section 16 officers and presented the results of those evaluations to the Parent HRC Committee at its October 2015 meeting. The evaluations included an analysis of the officers’ performance against all of their MBOs. MBOs are intended to be differentiated performance metrics. The Parent HRC Committee noted the difference between the performance against the MBOs and the performance against the financial metrics, and concluded the difference in the performance against the MBOs was accurate and appropriate due to many factors, including the remarkable performance related to the separation of the companies. At its November 2015 meeting, our HRC Committee concurred in the CEO’s assessment of the degree of attainment of the MBOs of Mr. Neri and Mr. Nefkens. The results of these evaluations and selected MBOs for the other NEOs are summarized below.

Ms. Lesjak.    The Parent HRC Committee determined that Ms. Lesjak’s MBO performance had been achieved above target. She drove one of the most complex financial process and systems separations in corporate history while meeting all financial control, reporting and regulatory obligations. She executed and led all aspects of the separation work including the split of numerous legal entities in a timely manner while minimizing foreign tax exposure, effectuating IP division, and protecting and separating all assets and liabilities.

Mr. Neri.    The HRC Committee determined that Mr. Neri’s MBO performance had been achieved above target. He orchestrated a significant turnaround in the Enterprise Group, accelerated growth in 3Par, strengthened performance in the Technology Services business, helped restructure commercial interest in China, successfully integrated Aruba and strengthened his leadership team in key roles.

Ms. Keogh.    The Parent HRC Committee determined that Ms. Keogh’s MBO performance had been achieved above target. While continuing to increase employee engagement and leadership succession across the Company, she acted as a catalyst and driver for one of the largest and most complex global business separations to date. She also drove a rigorous recruitment process for the new board directors of both companies, and created two of the most diverse boards in the technology industry.

Mr. Nefkens.    The HRC Committee determined that Mr. Nefkens’ MBO performance had been achieved above target. He drove significant cost reductions, accelerated business progress, improved operating margins and delivery quality, secured key client wins, and initiated lean practices to sharpen the focus on operational performance and sustainable results.

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Based on the findings of these performance evaluations, the Parent HRC Committees and our HRC Committee (and, in the case of the CEO, the independent members of our Board) evaluated performance against the non-financial metrics for the NEOs as follows:

Fiscal 2015 PfR Plan Performance Against Non-Financial Metrics (MBOs)
Named Executive Officer	Actual Performance as a Percentage of Target Performance (%)	Weight (%)	Percentage of Target Annual Incentive Funded (%)
Margaret C. Whitman	250	25	62.5
Catherine A. Lesjak	250	25	62.5
Antonio F. Neri	175	25	43.8
Tracy S. Keogh	250	25	62.5
Michael G. Nefkens	175	25	43.8

Based on the level of performance described above on both the financial and non-financial metrics for fiscal 2015, the payouts to the NEOs under the PfR Plan were as follows:

Fiscal 2015 PfR Plan Annual Incentive Payout
	Percentage of Target Annual Incentive Funded		Total Annual Incentive Payout
Named Executive Officer	Financial Metrics (%)	Non-Financial Metrics (%)	As % of Target Annual Incentive (%)	Payout ($)
Margaret C. Whitman	19.3	62.5	81.8	2,453,262
Catherine A. Lesjak	19.3	62.5	81.8	868,864
Antonio F. Neri	48.0	43.8	91.8	831,709
Tracy S. Keogh	19.3	62.5	81.8	715,535
Michael G. Nefkens	14.4	43.8	58.1	508,635

LONG-TERM INCENTIVE INCENTIVES

At the beginning of fiscal 2015, the Parent HRC Committee established a total long-term incentive target value for each NEO that was 40% weighted in the form of PCSOs, 30% weighted in the form of PARSUs and 30% weighted in the form of time-based RSUs. The high proportion of performance-based awards reflects HP’s pay-for-performance philosophy. The time-based awards help retention, and are linked to stockholder value and ownership, which were also important goals of HP’s executive compensation program.

2015 PCSOs

The fiscal 2015 PCSO awards will vest in three tranches provided certain stock price requirements are met. Specifically,

•	one-third of the PCSO award will vest upon continued service of one year and our closing stock price is at least 10% over the grant date stock price for at least 20 consecutive trading days within two years from the date of grant;

•	one-third will vest upon continued service for two years and our closing stock price is at least 20% over the grant date stock price for at least 20 consecutive trading days within three years from the date of grant; and

•	one-third will vest upon continued service of three years and our closing stock price is at least 30% over the grant date stock price for at least 20 consecutive trading days within four years from the date of grant.

The Parent HRC Committee determined this vesting structure to encourage consistent stockholder value creation over time while maintaining comparable stock increase requirements to prior designs. In contrast to the PCSOs granted in fiscal 2014, in response to

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stockholder feedback, the Parent HRC Committee did not include a seven-year relative TSR vesting alternative. The PCSOs will be forfeited if the stock price goals are not attained in the applicable time periods.

As of the end of fiscal 2015, none of the Parent company stock price appreciation conditions for the fiscal 2015 PCSO awards had been met. For additional information, please see “Executive Compensation—Grants of Plan-Based Awards in Fiscal 2015.”

2015 PARSUs

The PARSUs have two- and three-year performance periods that began at the start of fiscal 2015 and continue through the end of fiscal 2016 and 2017, respectively. Under this program, 50% of the PARSUs are eligible for vesting based on performance over two years with continued service, and 50% are eligible for vesting based on performance over three years with continued service. The two- and three-year awards are equally weighted between RTSR and ROIC performance. This structure is depicted in the chart below.

2015-2017 PARSUs
Key Design Elements	ROIC vs. Internal Goals		Relative TSR vs. S&P 500		Payout
Weight	25%	25%	25%	25%	% of Target(2)
Performance/Vesting Periods(1)	2 years	3 years	2 years	3 years
Performance Levels: Max > Target Target Threshold < Threshold	Target to be disclosed after the end of the performance periods only, out of concern for competitive harm		> 90th percentile 70th percentile 50th percentile 25th percentile < 25th percentile		200% 150% 100% 50% 0%

(1)	Performance measurement and vesting occur at the end of the two- and three-year periods, subject to continued service.

(2)	Interpolate for performance between discrete points.

Internal ROIC goals were set after consideration of historical performance, internal budgets, external expectations, and peer group performance.

Relative TSR was chosen as a performance measure because it is a direct measure of stockholder value, and complements the absolute measure of stock price growth in the PCSOs. ROIC was chosen because it measures capital efficiency, which is a key driver of stockholder value.

For more information on grants of PARSUs to the NEOs during fiscal 2015, see “Executive Compensation—Grants of Plan-Based Awards in Fiscal 2015.”

2015 RSUs

2015 RSUs vest ratably on an annual basis over three years from the grant date. Three year vesting is common in our industry and supports executive retention and stockholder alignment.

For more information on grants of RSUs to the NEOs during fiscal 2015, see “Executive Compensation—Grants of Plan-Based Awards in Fiscal 2015.”

SPECIAL RETENTION RSUs

In June 2011, the Parent HRC Committee granted special retention awards of restricted stock units (“SRRSUs”) to key members of the executive team, including Ms. Lesjak, upon the recommendation of the then-current CEO. The awards were intended to provide both performance and retention incentives and vest after four years with accelerated vesting possible upon the attainment of certain stock price increases. The SRRSUs vested in June 2015.

SEPARATION-RELATED EQUITY AWARD AMENDMENTS

In connection with the separation of HP into two separate companies, the Parent HRC Committee approved certain accelerated vesting, truncating the performance period for fiscal 2014 PARSUs, and settlement of equity awards as described below in order to: (i) enable employees to become HP shareholders with respect to equity awards substantially earned based on service with HP and HP’s performance through the time of the separation; (ii) acknowledge that PARSU performance goals set for HP would no longer be relevant post-separation,

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and that 73% of the fiscal 2014 PARSU performance period had been completed; and (iii) ensure that employees who would otherwise vest in awards during the equity administration systems blackout period, before and after the separation, could exercise options and receive vested shares in a timely manner.

On July 29, 2015, the Parent HRC Committee approved amendments to certain outstanding long-term incentive awards. These amendments affected most outstanding awards that were originally scheduled to vest between September 18, 2015 and December 31, 2015, including such awards held by HP’s NEOs. The amendments provided for the accelerated vesting on September 17, 2015, of any time-based RSUs and related accrued dividend equivalent shares, stock options, PCSOs, or SARs that were otherwise scheduled to vest between September 18, 2015 and December 31, 2015. Vesting was accelerated for such PCSOs only to the extent that the underlying performance conditions had been satisfied by September 16, 2015. RSUs and related accrued dividend equivalent shares held by U.S. employees who qualified for retirement treatment (i.e., those who have attained age 55 with 15 years of qualifying service), including Ms. Lesjak, were settled as originally scheduled in order to comply with Section 409A of the Code.

Prior to July 31, 2015, the Parent HRC Committee determined to end the performance period for outstanding PARSUs at the end of the last fiscal quarter before separation (i.e., on July 31, 2015) because it allowed accurate measurement of the performance results as of that date and would allow equity awards to reflect pre-separation performance of HP. Accordingly, the Parent HRC Committee amended the fiscal 2014 PARSUs (those granted in December 2013) to provide that vesting and settlement with respect to 50% of the target units and accrued dividend equivalent shares subject to each award that were scheduled to vest in October 2015 (i.e., that portion near the end of the second year of a two-year performance period) were accelerated to September 17, 2015 (based on relative TSR and ROIC performance as of July 31, 2015); and the remaining target units that were scheduled to vest in October 2016 (i.e., those near the end of the second year of a three-year performance period) were converted to time-vested RSUs (based on relative TSR and ROIC performance as of July 31, 2015), and will vest on the original vesting date, October 31, 2016, subject to continued employment through such date. For the fiscal 2014 PARSUs granted to Ms. Lesjak, 50% of the target units subject to such award were settled on October 1, 2015 (based on relative TSR and ROIC performance as of July 31, 2015) in order to comply with Section 409A of the Code due to her retirement eligibility; and the remaining target units were converted to RSUs on the same basis and subject to the same vesting conditions as for other Section 16 officers.

The fiscal 2014 PARSUs were subject to equally weighted RTSR and ROIC performance goals. The actual performance achievement as a percent of target for the fiscal 2014 PARSUs as of July 31, 2015 is summarized in the table below, based on Parent metrics:

Fiscal 2014 PARSUs(1)
Segment	ROIC vs. Internal Goals(2) (% of target earned)				Relative TSR vs. S&P 500(3) (% of target earned)		Percent of Target Vested (Segment 1) or Converted to RSUs (Segment 2) Fiscal 2016
	Fiscal 2014	Fiscal 2015	Fiscal 2016	Average	Fiscal 2014- Fiscal 2015 Q3	Fiscal 2014- Fiscal 2016
Segment 1 (50%)	95.4%	54.9%	—	75.2%	109.0%	—	92.1%
Segment 2 (50%)	95.4%	54.9%	N/A	75.2%	109.0%	N/A	92.1%

(1)	The fiscal 2014 PARSUs performance period was truncated and based on performance as of July 31, 2015. The fiscal 2015 result was annualized from three to four quarters.

(2)	For fiscal 2014 and fiscal 2015, the ROIC target was 11.0% and the actual results were 10.9% and 9.7%, respectively.

(3)	For the truncated performance period from November 1, 2013 to July 31, 2015, HP’s relative TSR performance was at the 53rd percentile of the S&P 500. The target was the 50th percentile as disclosed in the fiscal 2014 proxy. This is the same as for 2015 PARSUs.

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Awards that were originally scheduled to vest after December 31, 2015 are generally expected to continue to vest in accordance with the original terms of such grants.

TREATMENT OF HP EQUITY FOLLOWING THE SEPARATION

Half of Ms. Whitman’s HP stock options that were outstanding and vested immediately prior to the separation were converted into HP Inc. stock options, and half of Ms. Whitman’s HP stock options that were outstanding and vested immediately prior to the separation were converted into Hewlett Packard Enterprise stock options. The exercise price, and number of shares of HP Inc. common stock or Hewlett Packard Enterprise common stock, as applicable, were determined in a manner intended to preserve the aggregate intrinsic value of the HP stock options as measured immediately before and immediately after the separation, subject to rounding. The adjusted awards are otherwise subject to the same terms and conditions that applied to the original HP stock options immediately prior to the separation. The reasons for the treatment of her outstanding and vested stock options include: Ms. Whitman’s continued leadership obligations in both companies as CEO of Hewlett Packard Enterprise and Chairman of HP Inc., Ms. Whitman had not exercised any vested options during her tenure as HP’s CEO and any HP options exercises on her part leading up to separation would be viewed negatively by investors and employees, and Ms. Whitman’s significant contributions over the past 4 years in establishing both companies. Ms. Whitman’s stock options that were unvested immediately prior to the separation as well as her other outstanding equity awards were treated the same way as HP equity awards held by individuals that would become employees or directors of Hewlett Packard Enterprise following the separation, as described below.

Other than as discussed above with respect to Ms. Whitman’s outstanding and vested HP stock options, equity awards held by individuals that would become employees or directors of Hewlett Packard

Enterprise following the separation, including the NEOs, as applicable, were converted into equity awards with respect to Hewlett Packard Enterprise common stock. The exercise price of (in the case of stock options or SARs), and number of shares subject to, each such award were adjusted in a manner intended to preserve the aggregate intrinsic value of the original HP awards as measured immediately before and immediately after the separation, subject to rounding. The adjusted awards are otherwise subject to the same terms and conditions that applied to the original HP awards immediately prior to the separation, except that, for PCSOs, the performance requirements were adjusted to relate to the price of Hewlett Packard Enterprise common stock in a manner that preserves the original ratio of stock price hurdle to exercise price, and except as provided above for fiscal 2014 PARSUs, granted in December 2013 the performance conditions applicable to such awards were adjusted to relate to Hewlett Packard Enterprise for the remainder of the performance period.

Equity awards held by Ms. Keogh and Ms. Lesjak following the separation, will relate to HP Inc. common stock, provided that the exercise price of (for stock options or SARs), and number of shares subject to, each such award were adjusted in a manner intended to preserve the aggregate intrinsic value of the original HP award as measured immediately before and immediately after the separation, subject to rounding. The adjusted awards are otherwise subject to the same terms and conditions that applied to the original HP award immediately prior to the separation, except that for PCSOs, the performance requirements were be adjusted in a manner that preserves the original ratio of stock price hurdle to exercise price, and for fiscal 2014 PARSUs granted in December 2013, the performance conditions applicable to such awards were adjusted to relate to HP Inc. for the remainder of the performance period.

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RELATIONSHIP BETWEEN CEO PAY AND PERFORMANCE

The Parent HRC Committee assessed the potential pay-for-performance relationships inherent in HP’s pay programs. The table below shows various definitions of pay that could be used in conducting such an assessment:

Rationale/Pay Component	Target	Realized	Realizable
Rationale for use of definition	• Represents intended value of compensation • Treats options and other equity as though it were currency based on accounting value (grant date fair value)	• Recognizes that there is no assurance that this pay opportunity will be earned until it is actually earned • Represents income earned	• Matches time horizon of compensation with performance • Recognizes that unexercised options and unvested awards have inherent potential value
Base Salary	• Actual salary in fiscal year earned
Annual Incentive (PfR Plan)	• Amount that would be earned for fiscal year if goals were achieved at 100%	• Actual bonus in fiscal year earned
PCSOs	• # of PCSOs granted multiplied by the grant date fair value	• # of PCSOs exercised multiplied by the intrinsic value at time of exercise	• # of PCSOs outstanding for which performance goals have been met multiplied by the Black-Scholes-Merton value at end of fiscal 2015
RSUs	• # of RSUs granted multiplied by the grant date price	• # of RSUs vested multiplied by the price at the time of vesting	• # of RSUs outstanding multiplied by the price at end of fiscal 2015
PARSUs/PRUs *	• # of target PARSUs granted multiplied by the grant date fair value	• # of PARSUs/PRUs vested multiplied by the price at the time of vesting	• # of PARSUs outstanding for which performance goals have been met multiplied by the price at end of fiscal 2015 (no such PARSUs were outstanding at the end of fiscal 2015)
All Other	• Actual value of all other compensation as reported

*	Performance restricted stock units (PRUs) were last granted in fiscal 2012, paid out at the beginning of fiscal 2015, and are included in realized compensation only for fiscal 2015. They were included in target and realizable compensation in the fiscal 2014 proxy.

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The first chart below shows Ms. Whitman’s three-year average annual pay for fiscal 2013-2015 calculated as target compensation, realized compensation, and realizable compensation. The second chart below shows annualized total stockholder return (“TSR”) for HP during fiscal 2013-2015, fiscal 2014-2015, and fiscal 2015.

3-Year Average Total Compensation

By Pay Definition, Fiscal 2013-2015 ($ in millions)

*	The Parent Board set CEO target total direct compensation (salary, target annual incentive, and long-term incentive value) at $17.5 million for fiscal 2015. The numbers shown here are three-year averages, and include additional “All Other Compensation” and the actual grant date fair value of equity as determined after the grant for financial reporting purposes.

Annualized HP

Total Stockholder Return

The charts above demonstrate a strong relationship between CEO’s pay and HP performance since:

•	93% of target pay is variable and 77% of target pay is equity-oriented, with the pay mix evaluated annually by the Board;

•	Although share price declined significantly in Fiscal 2015 in the context of currency headwinds, HP’s TSR over the past three years (both absolutely and relative to the S&P 500 Index) reflects HP’s turnaround results; and

•	realizable pay is 112% of target pay consistent with HP’s stock price performance over the past three years and as HP’s CEO, Ms. Whitman received most of her target pay in equity, especially in fiscal 2013 when her annual salary was $1 and the amount that would have been a “normal” salary was delivered in HP equity, and has not exercised any of her vested options. As a result, equity makes up 83% of realizable pay, with 57% coming from PCSOs, versus only 5% from salary.

FISCAL 2016 COMPENSATION PROGRAM

Prior to separation, the Parent Board and the Parent HRC Committee identified and evaluated ways to improve our executive compensation program. Both engaged with HP’s stockholders to elicit their feedback, and took this feedback very seriously. Beginning in fiscal 2016, our Board and HRC Committee plan to continue this strong partnership. In 2015, HP’s “say-on-pay” proposal was approved by 95% of the voted shares. Our former parent did not make any specific program changes for 2016 in response to this vote and determined that it would be appropriate to maintain the same overall program structure for 2016.

However, as we plan to discuss in further detail in the fiscal 2016 proxy statement, the Parent HRC Committee made the following changes within the overall structure that it believed would be in our stockholders’ interests and appropriate to the characteristics of the post-separation company. Our HRC Committee ratified these changes for fiscal 2016:

•	PfR Plan. For fiscal 2016, the maximum funding level for each of the individual annual incentive metrics remains 250% of target, however, the maximum annual incentive for each executive will be capped at 200% of target. This adjustment was made to further support stockholder alignment.

•

Long-Term Incentive Compensation Program.    To simplify the long-term incentive program and further support stockholder alignment, fiscal 2016 annual equity grants were made 50% in PARSUs, 25% in RSUs and 25% in stock options. This equity mix is more aligned with stockholder interests since more equity is granted in the form of PARSUs with multi-year RTSR and ROIC metrics. PCSOs are not part of

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Hewlett Packard Enterprise’s fiscal 2016 annual equity program. Hewlett Packard Enterprise considers stock options to be performance-based since all value is achieved only through stock price appreciation.

In fiscal 2016, the HRC Committee plans to continue to carefully review Hewlett Packard Enterprise’s talent needs, and compensation programs and actions to:

•	achieve a successful transition following the separation;

•	continue to align pay with stockholder interests after the separation; and

•	maintain good governance standards after the separation.

LAUNCH GRANTS

As will be discussed in further detail in the fiscal 2016 proxy statement, the Parent HRC Committee approved a launch grant program pursuant to which selective equity grants would be made in connection with the separation to key talent, including the NEOs. The Parent HRC Committee reviewed outstanding unvested equity hold, common market practices in similar externals, corporate events, and retention considerations. After such review, consideration, and advice from the Committee’s independent consultant, throughout the year, the Parent HRC Committee determined that such a program was integral for the retention and continuity of leadership at a critical time for both companies, and that through the selected award design, would strengthen alignment with stockholders’ interests. The launch grants to the NEOs were approved and granted by our HRC Committee on November 2, 2015, and were granted 50% in PCSOs and 50% in RSUs, vesting ratably over three years (contingent on achievement of performance conditions for the PCSOs), and subject to continued employment at each vesting date.

BENEFITS

We do not provide our executives, including the NEOs, with special or supplemental U.S. defined benefit pension or health benefits. Our NEOs receive health and welfare benefits (including retiree medical benefits, if eligibility conditions are met) under the same programs and subject to the same eligibility requirements that apply to our employees generally.

Benefits under all Parent U.S. pension plans were frozen effective December 31, 2007. Benefits under the EDS Pension Plan ceased upon HP’s acquisition of EDS in 2009. As a result, no NEO or any other employee accrued a benefit under any HP U.S. defined benefit pension plan during fiscal 2015. The amounts reported as an increase in pension benefits are for those NEOs who previously accrued a benefit in a defined benefit pension plan prior to the cessation of accruals and reflect changes in actuarial values only, not additional benefit accruals.

The NEOs, along with other executives who earn base pay or an annual incentive in excess of certain limits of the Internal Revenue Service (the “IRS”), were eligible in fiscal 2015 to participate in the HP Executive Deferred Compensation Plan (the “EDCP”). This plan was maintained to permit executives to defer a portion of their compensation in order to also defer taxation on such amounts. This is a standard benefit plan also offered by most of our peer group companies. The EDCP permits deferral of base pay in excess of the amount taken into account under the qualified HP 401(k) Plan ($265,000 in fiscal 2015) and up to 95% of the annual incentive payable under the PfR Plan. In addition, HP made a 4% matching contribution to the plan on base pay contributions in excess of IRS limits up to a maximum of two times that limit. This is the same percentage as that which those executives are eligible to receive under the HP 401(k) Plan. In effect, the EDCP permits these executives and all employees to receive a 401(k)-type matching contribution on a portion of base-pay deferrals in excess of IRS limits. Amounts deferred or matched under the EDCP are credited with investment earnings based on investment options selected by the participant from among mutual and proprietary funds available to employees under the HP 401(k) Plan. No amounts earn above-market returns. Following the separation, our HRC Committee adopted the Hewlett Packard Enterprise Executive Deferred Compensation Plan, which follows the same terms as the Parent EDCP.

Consistent with its practice of not providing any special or supplemental executive defined benefit programs, including arrangements that would otherwise provide special benefits to the family of a deceased executive, in 2011 the Parent HRC Committee adopted a policy that, unless approved by HP’s stockholders pursuant to an advisory vote, HP would not enter into a new plan, program or agreement or modify an existing plan, program or agreement with a Section 16 officer that provides for payments, grants or awards following the death of the officer in the form of unearned salary or unearned

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annual incentives, accelerated vesting or the continuation in force of unvested equity grants, perquisites, and other payments or awards made in lieu of compensation, except to the extent that such payments, grants or awards are provided or made available to HP’s employees generally.

BROAD-BASED CHANGES TO EQUITY PROVISIONS

The Parent HRC Committee approved in fiscal 2015 and our HRC Committee ratified at its November 2015 meeting, three changes to equity provisions for all employees generally:

•	Effective August 1, 2015, employees will generally have up to three months to exercise vested stock options following termination. Previously, employees generally had to exercise their vested options no later than the date of termination. This change was made considering market practice and to enable employees subject to insider trading restrictions sufficient time to reach the next open trading window.

•	Effective January 1, 2016, employees will fully vest in RSUs and PARSUs upon termination due to death or complete and permanent disability. PARSUs will vest at target. Previously, employees were entitled to prorated vesting upon death and full vesting upon disability for RSUs, and prorated vesting upon either death or disability for PARSUs. These changes were made to align with market practice and the existing treatment of options, and to enable attraction and retention of talent.

•	Also effective January 1, 2016, for U.S. employees, the definition of retirement with respect to treatment of equity is: at least 55 years of age and age plus years of service of at least 70 at termination. Previously, the definition was: at least 55 years of age and 15 years of service. Employees who meet the retirement definition are entitled to full vesting in equity upon termination, except that pro-rata vesting in PARSUs occurs at the end of the applicable performance period subject to performance, and pro-rata vesting in PCSOs will only occur if performance conditions are met, and pro-rata vesting for launch grants. This change will not affect any of our current NEOs in fiscal 2016, and was made to enable healthy turnover and present a more attractive compensation package for potential employees who are closer to retirement.

PERQUISITES

Consistent with the practices of many of our peer group companies, we provide a small number of perquisites to our senior executives, including the NEOs, as discussed below.

We provide our NEOs with financial counseling services to assist them in obtaining professional financial advice, which is a common benefit among our peer group companies, for convenience and to increase the understanding and effectiveness of our executive compensation program.

Due to our global presence, we maintain a certain number of corporate aircraft. Personal use of these aircraft by the CEO and some of her direct reports, including all of the NEOs, is permitted, subject to availability. The CEO may use company aircraft for personal purposes in her own discretion and, at times, is advised to use company aircraft for personal travel for security reasons. Executive Council members may use company aircraft for personal purposes under certain limited circumstances, if available and approved in advance by the CEO. The CEO and Executive Council members are taxed on the value of this usage according to IRS rules. There is no tax gross-up paid on the income attributable to this value. In fiscal 2012, Ms. Whitman entered into a “time-sharing agreement”, under which she reimburses the Company for costs incurred in connection with certain personal travel on corporate aircraft above a certain amount in a given fiscal year.

Following a global risk management review commissioned by the Parent Audit Committee, security systems were installed at the personal residences of some of our executives, including the NEOs. These protections are provided due to the range of security issues that may be encountered by key executives of any large, multinational corporation.

SEVERANCE FOR EXECUTIVE OFFICERS

In fiscal 2015, Parent’s Section 16 officers (including all of the NEOs) were covered by the HP Severance Plan for Executive Officers (“Parent SPEO”), which was intended to protect HP and its stockholders, and provide a level of transition assistance in the event of an involuntary termination of employment. Under the Parent SPEO, participants who incur an involuntary termination, not for cause, and who execute a full release of claims following such termination, which release has not been revoked or attempted to be revoked, are eligible to receive severance benefits in

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an amount determined as a multiple of base pay, plus the average of the actual annual incentives paid for the preceding three years. In the case of the NEOs, the multiplier is 1.5. In the case of the CEO, the multiplier would have been 2.0 under the terms of the Parent SPEO, but Ms. Whitman has elected to be eligible for the same multiplier as the other NEOs. In all cases, this benefit will not exceed 2.99 times the sum of the executive’s base pay plus target annual incentive as in effect immediately prior to the termination of employment.

In addition to the cash benefit, Parent SPEO participants were eligible to receive (1) a pro-rata annual incentive for the year of termination based on actual performance results, at the discretion of the HRC Committee, (2) pro-rata vesting of unvested equity awards, if the executive has worked at least 25% of the applicable service vesting period and only if any applicable performance conditions have been satisfied, and (3) for payment of a lump-sum health-benefit stipend of an amount equal to 18 months’ COBRA premiums for continued group medical coverage for the executive and his or her eligible dependents, to the extent those premiums exceed 18 times the monthly premiums for active employees in the same plan with the same level of coverage as of the date of termination.

Effective November 1, 2015, our HRC Committee approved the Hewlett Packard Enterprise Severance Plan and Long-term Incentive Change in Control for Executive Officers (“Severance and Change in Control Plan”). Absent a change in control, the new plan provides for the same benefits as under the Parent SPEO. Although the majority of compensation for our executives is performance-based and largely contingent upon achievement of financial goals, the HRC Committee believes that the Severance and Change in Control Plan provides important protection to the Section 16 officers and is appropriate for the attraction and retention of executive talent. In addition, we find it more equitable to offer severance benefits based on a standard formula for the Section 16 officers because severance often serves as a bridge when employment is involuntarily terminated, and should therefore not be affected by other, longer-term accumulations. As a result, and consistent with the practice of our peer group companies, other compensation decisions are not generally based on the existence of this severance protection.

Effective November 1, 2015, the Severance and Change in Control Plan effected a change to pro-rata vesting of outstanding equity awards. Consistent with general market practice, there is no longer a requirement that the executive must work at least 25% of the applicable service vesting period to receive pro-rata equity vesting. This avoids situations that might be affected by the “cliff nature” of the previous design. In addition, the pro-rated vesting provision by itself acknowledges situations where termination occurs shortly after an award.

BENEFITS IN THE EVENT OF A CHANGE IN CONTROL

Until November 1, 2015, we did not provide specific change in control benefits to our executive officers. While the Parent Board or the Parent HRC Committee had broad discretion to accelerate vesting of all stock and stock option awards upon a change in control, accelerated vesting was not automatic. This approach allowed the Parent Board or the Parent HRC Committee to decide whether to vest equity after taking into consideration the facts and circumstances of a given transaction.

Effective November 1, 2015, our HRC Committee approved the Severance and Change in Control Plan. Absent change in control, the new plan provides for the same benefits as the Parent SPEO. In addition, the Change in Control Plan provides for full accelerated vesting of outstanding stock options, RSUs, and PCSOs upon involuntary termination not for cause or voluntary termination for good reason (as defined in the plan) within 24 months after a change in control (“double trigger”), and in situations where equity awards are not assumed by the surviving corporation (a “modified double trigger”). The Change in Control Plan further provides accelerated vesting under a double trigger, PARSUs will vest based on target performance, whereas under a modified double trigger, PARSUs will vest based upon the greater of the number of PARSUs that would vest based on actual performance and the number of PARSUs that would vest pro-rata based upon target performance.

Our HRC Committee approved the Change in Control Plan as it determined that providing for double trigger and modified double trigger equity acceleration is consistent with market practice, helps attract talent, and aligns executive efforts and stockholder interests by retaining key executives as needed during critical transition periods.

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Executive Compensation — Compensation Discussion and Analysis (continued)

OTHER COMPENSATION-RELATED MATTERS

STOCK OWNERSHIP GUIDELINES

Our stock ownership guidelines are designed to align executives’ interests more closely with those of stockholders and mitigate compensation-related risk for Hewlett Packard Enterprise. The Parent company guidelines, which were adopted by Hewlett Packard Enterprise, provide that, within five years of assuming a designated position, the CEO should attain an investment position in our stock equal to seven times her base salary and all other EVPs should attain an investment position equal to five times their base salaries. Shares counted toward these guidelines include any shares held by the executive directly or through a broker, shares held through the Company’s 401(k) Plan, shares held as restricted stock, shares underlying time-vested RSUs, and shares underlying vested but unexercised stock options (50% of the in-the-money value of such options is used for this calculation). For fiscal 2015, Ms. Lesjak was the only NEO who had been in a role covered by the Parent’s stock ownership guidelines for over five years and she was in compliance with the stock ownership guidelines. In addition, the remaining NEOs were on track for compliance within the required time or held the required investment position in HP’s stock as of the end of fiscal 2015.

The Parent HRC Committee had adopted a policy prohibiting HP’s executive officers from engaging in any form of hedging transaction (derivatives, equity swaps, forwards, etc.) including, among other things, short sales and transactions involving publicly traded options. In addition, with limited exceptions, HP’s executive officers are prohibited from holding HP securities in margin accounts and from pledging HP securities as collateral for loans. We believe that these policies further align executives’ interests with those of stockholders.

ACCOUNTING AND TAX EFFECTS

The impact of accounting treatment is considered in developing and implementing our compensation programs, including the accounting treatment as it applies to amounts awarded or paid to our executives.

The impact of federal tax laws on our compensation programs is also considered, including the deductibility of compensation paid to the NEOs, as limited by Section 162(m) of the Code. Our compensation program is designed with the intention that compensation paid in various forms may be eligible to qualify for deductibility under Section 162(m), but there may be exceptions for administrative or other reasons.

POLICY ON RECOVERY OF ANNUAL INCENTIVE IN EVENT OF FINANCIAL RESTATEMENT

In fiscal 2006, the Parent Board adopted a “clawback” policy that permits the Parent Board to recover certain annual incentives from senior executives whose fraud or misconduct resulted in a significant restatement of financial results. The policy allows for the recovery of annual incentives paid at or above target from those senior executives whose fraud or misconduct resulted in the restatement where the annual incentives would have been lower absent the fraud or misconduct, to the extent permitted by applicable law. Our incentive plan document allows for the recoupment of performance-based annual incentives and long-term incentives consistent with applicable law and the clawback policy. Also, in fiscal 2014, Parent added a provision to equity grant agreements to clarify that they are subject to the clawback policy. We have adopted a clawback policy consistent with our former Parent’s policy.

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Executive Compensation — Compensation Discussion and Analysis (continued)

HRC Committee Report on Executive Compensation

The undersigned members of the HRC Committee of the Board of Hewlett Packard Enterprise have reviewed and discussed with management this Compensation Discussion and Analysis. Mrs. Wilderotter joined the Board, and became a member of the HRC Committee, only as of February 10, 2016. Accordingly, she did not participate in this review. Based on this review and discussion, it has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K of Hewlett Packard Enterprise filed for the fiscal year ended October 31, 2015.

HRC Committee of the Board of Directors

Leslie A. Brun, Chair

Pamela L. Carter

Klaus Kleinfeld

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Summary Compensation Table

The following table sets forth information concerning the compensation of our CEO, our chief financial officer, and our three other most highly compensated executive officers serving during fiscal 2015.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3)(4) ($)	Option Awards(5) ($)	Non-Equity Incentive Plan Compensation(6) ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings(8) ($)	All Other Compensation(9) ($)	Total ($)
Margaret C. Whitman President and Chief Executive Officer	2015	1,500,058	—	7,771,200	5,113,585	2,453,262		—	297,441	17,135,546
	2014	1,500,058	—	8,147,637	5,355,075	4,314,000		—	295,394	19,612,164
	2013	1	—	4,394,475	12,713,433	260,000	(7)	—	275,334	17,643,243
Catherine A. Lesjak Executive Vice President and Chief Financial Officer	2015	850,033	—	3,287,819	2,163,437	868,864		95,650	51,862	7,317,665
	2014	850,033	—	3,447,082	2,265,610	1,421,392		356,262	33,137	8,373,516
	2013	835,032	—	1,500,002	4,460,404	1,380,469		—	40,600	8,216,507
Antonio F. Neri	2015	725,028	1,500,000	1,999,993	1,264,048	831,709		8,338	262,489	6,591,605
Executive Vice President and General Manager, Enterprise Group
Tracy S. Keogh	2015	700,027	—	3,793,332	1,180,059	715,535		—	55,847	6,444,800
Executive Vice President, Human Resources
Michael G. Nefkens	2015	700,027	—	2,988,392	1,966,763	508,635		19,005	61,532	6,244,354
Executive Vice President, Enterprise Services	2014	700,027	—	3,437,154	1,977,266	747,199		107,736	19,575	6,988,957
	2013	691,693	—	1,050,017	3,332,493	1,288,668		—	2,663,130	9,026,001

(1)	Amounts shown represent base salary earned or paid during the fiscal year, as described under “Compensation Discussion and Analysis—Analysis of Elements of Fiscal 2015 Executive Compensation—Base Pay.”

(2)	The fiscal 2015 bonus amount for Mr. Neri represents a signing bonus for an internal employment offer he received in fiscal 2014. Mr. Neri became a Section 16 Officer on August 1, 2015.

(3)	The grant date fair value of all stock awards has been calculated in accordance with applicable accounting standards. In the case of RSUs, the value is determined by multiplying the number of units granted by the closing price of Parent stock on the grant date. For PARSUs awarded in fiscal 2015, amounts shown reflect the grant date fair value of the PARSUs for the two- and three-year performance periods beginning with fiscal 2015 based on the probable outcome of performance conditions related to these PARSUs at the grant date. For PARSUs awarded in fiscal 2014, amounts shown reflect the grant date fair value of the PARSUs for the two- and three-year performance periods beginning with fiscal 2014 based on the probable outcome of performance conditions related to these PARSUs at the grant date. The 2014 and 2015 PARSUs include both market-related (TSR) and internal (ROIC) performance goals as described under the “Compensation Discussion and Analysis–Long-term Incentives.” Consistent with the applicable accounting standards, the grant date fair value of the market-related TSR component has been determined using a Monte Carlo simulation model. The table below sets forth the grant date fair value for the PARSUs granted in fiscal 2015:

Name	Probable Outcome of Performance Conditions Grant Date Fair Value ($) *	Maximum Outcome of Performance Conditions Grant Date Fair Value ($)	Market-related Component Grant Date Fair Value ($) **
Margaret C. Whitman	1,703,056	3,406,111	2,134,973
Catherine A. Lesjak	720,525	1,441,050	903,260
Antonio F. Neri	—	—	—
Tracy S. Keogh	393,027	786,054	492,657
Michael G. Nefkens	655,033	1,310,066	821,111

*	Amounts shown represent the grant date fair value of the PARSUs subject to the internal ROIC performance goal (i) based on the probable or target outcome as of the date the goals were set and (ii) based on achieving the maximum level of performance for the two- and three-year performance periods beginning in fiscal 2015. The grant date fair value of the ROIC goal component of the PARSUs awarded on
December 10, 2014 was $37.36 per unit, which was the closing share price of HP common stock on December 10, 2014.

**

Amounts shown represent the grant date fair value of PARSUs subject to the market-related TSR goal component of the PARSUs, for which expense recognition is not subject to probable or maximum outcome assumptions. The weighted-average grant date fair value of the market-related TSR goal

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component of the PARSUs awarded on December 10, 2014 was $46.84 per unit, which was determined using a Monte Carlo simulation model. The significant assumptions used in this simulation model were a volatility rate of 33.59%, a risk-free interest rate of 0.97%, and a dividend yield rate of 1.7%.

(4)	In connection with the separation of Hewlett Packard Enterprise from HP Inc., Segment 1 of fiscal year 2014 PARSUs were vested and settled during fiscal year 2015 (based on relative TSR and ROIC performance as of July 31,
2015). Please see section Separation-Related Equity Award Amendments of the Compensation Discussion and Analysis for additional information, including rationale. This settlement resulted in incremental compensation cost that is reflected in this column and is shown in the table below. The incremental cost of $1.0171 per TSR Segment 1 target unit was determined using a Monte Carlo simulation model. The significant assumptions used in this simulation were a volatility rate of 24.82%, a risk-free interest rate of 0.43% and a dividend yield rate of 2.32%.

Name	Incremental Compensation Cost ($)
Margaret C. Whitman	33,161
Catherine A. Lesjak	14,030
Antonio F. Neri	—
Tracy S. Keogh	7,653
Michael G. Nefkens	12,244

(5)	The grant date fair value of PCSO awards is calculated using a combination of a Monte Carlo simulation model and a lattice model as these awards contain market conditions. For information on the assumptions used to calculate the fair value of the awards, refer to Note 5 to our combined and consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended October 31, 2015, as filed with the SEC on December 17, 2015.

(6)	Amounts shown represent payouts under the PfR Plan (amounts earned during the applicable fiscal year but paid after the end of that fiscal year). Fiscal 2015 amounts for Ms. Lesjak and Ms. Keogh were determined and paid by HP Inc. following the end of fiscal 2015.

(7)	Based on the previously established fiscal 2013 financial metrics and MBOs under the PfR Plan, the independent directors of the Parent Board determined that Ms. Whitman’s bonus for fiscal 2013 was approximately $3,970,000, or 132.3% of target, reflecting outstanding performance for the year. This reflected the Parent Board’s recognition of Ms. Whitman’s performance on behalf of HP, and the members’ assessment that her performance in fiscal 2013 was above target. In 2013, the Parent HRC Committee established a target compensation level for Ms. Whitman aligned with the market median. This amount included a target LTI award of $13.4 million. Due to timing delays with the grant that were necessary to accommodate stock plan share limits and the associated stock price changes during those delays, and higher-than-planned financial valuations of the grant, the aggregate grant date fair value of the LTI award was $17.11 million or $3.71 million higher than the established target LTI. Accordingly, the independent directors determined it was in the best interest of HP and its stockholders to offset this higher financial LTI valuation by the cash bonus otherwise payable to
Ms. Whitman under the PfR Plan, resulting in Ms. Whitman receiving $3,710,000 of her $3,970,000 bonus through LTI grant value, and $260,000 in cash payment. This is reflected in the amount above.

(8)	Amounts shown represent the increase in the actuarial present value of NEO pension benefits during the applicable fiscal year. There is no amount shown for NEOs in a year where there has been a decrease in the actuarial present value of pension benefits, which occurred for Ms. Lesjak and Mr. Nefkens due to an increase in the discount rates used to determine these present values as of October 31, 2013 compared to those used as of October 31, 2012. As described in more detail under “Narrative to the Fiscal 2015 Pension Benefits Table” below, pension accruals have ceased for all NEOs, and NEOs hired after the dates that pension accruals ceased are not eligible to participate in any such pension plan. Although due to his current participation in the International Retirement Guarantee, Mr. Neri could accrue additional benefits if he were transferred at HPE’s request to another country. Since this event has not occurred, there are no additional pension accruals for any NEOs. Accordingly, the amounts reported for the NEOs do not reflect additional accruals but reflect the passage of one more year from the prior present value calculation and changes in other actuarial assumptions. The assumptions used in calculating the changes in pension benefits are described in footnote (2) to the “Fiscal 2015 Pension Benefits Table” below. No HP Inc. or Hewlett Packard Enterprise plan provides for above-market earnings on deferred compensation amounts, so the amounts reported in this column do not reflect any such earnings.

(9)	The amounts shown are detailed in the “All Other Compensation Table” below.

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Fiscal 2015 All Other Compensation Table

The following table provides additional information about the amounts that appear in the “All Other Compensation” column in the “Summary Compensation Table” above:

Name	401(k) Company Match(1) ($)	NQDC Company Match(2) ($)	Mobility Program(3) ($)	Security Services/ Systems(4) ($)	Legal Fees ($)	Severance Payments ($)	Personal Aircraft Usage(5) ($)	Tax Benefit(6) ($)	Miscellaneous(7) ($)	Total AOC ($)
Margaret C. Whitman	10,600	—	—	719	—	—	268,122	—	18,000	297,441
Catherine A. Lesjak	10,600	9,600	—	12,662	—	—	—	—	19,000	51,862
Antonio F. Neri	7,950	—	140,057	—	—	—	1,729	101,100	11,653	262,489
Tracy S. Keogh	10,267	10,400	10,693	1,285	—	—	5,202	—	18,000	55,847
Michael G. Nefkens	7,950	—	37,143	—	—	—	16,439	—	—	61,532

(1)	Represents matching contributions made under the HP 401(k) Plan.

(2)	Represents matching contributions credited during fiscal 2015 under the HP Executive Deferred Compensation Plan with respect to the 2014 calendar year of that plan.

(3)	For Mr. Neri, Ms. Keogh, and Mr. Nefkens, represents benefits provided under our executive mobility program. Mr. Neri relocated from Houston, Texas to Palo Alto, California in November 2014 and Ms. Keogh relocated from Deerfield, Illinois to Palo Alto, California in April 2011. Mr. Nefkens was on an assignment in the United Kingdom and relocated to Palo Alto, California in June 2013.

(4)	Represents home security services provided to the NEOs. Although security systems were installed at company request, consistent with SEC guidance, the expense is reported here as a perquisite due to the fact that there is an incidental personal benefit.

(5)	Represents the value of personal usage of HP corporate aircraft. For purposes of reporting the value of such personal usage in this table, we use data provided by an outside firm to calculate the hourly cost of operating each type of aircraft. These costs include the cost of fuel, maintenance, landing and parking fees, crew, catering and supplies. For trips by NEOs that involve mixed personal and business usage, we include the incremental cost of such personal usage (i.e., the excess of the cost of the actual trip over the cost of a hypothetical trip without the personal usage). For income tax purposes, the amounts included in NEO income are calculated based on the standard industry fare level valuation method. No tax gross-ups are provided for this imputed income.

(6)	For Mr. Neri, represents tax assistance benefits provided under the domestic executive mobility program.

(7)	Includes amounts paid either directly to the executives or on their behalf for financial counseling, as follows: Ms. Whitman: $18,000; Ms. Lesjak: $18,000; Mr. Neri $10,125; and Ms. Keogh: $18,000. In addition, includes an employer charitable donation match of $1,000 for Ms. Lesjak and $1,528 of imputed income with respect to attendance at an HP event by a personal guest for Mr. Neri.

NARRATIVE TO THE SUMMARY COMPENSATION TABLE

The amounts reported in the “Summary Compensation Table,” including base pay, annual and LTI award amounts, benefits and perquisites, are described more fully under “Compensation Discussion and Analysis.”

The amounts reported in “Non-Equity Incentive Plan Compensation” column include amounts earned in fiscal 2015 by each of the NEOs under the PfR Plan. The narrative description of the remaining information in the “Summary Compensation Table” is provided in the narrative to the other compensation tables.

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Grants of Plan-Based Awards in Fiscal 2015

The following table provides information on awards granted under the PfR Plan for fiscal 2015 and awards of RSUs, PCSOs, and PARSUs granted as part of fiscal 2015 long-term incentive compensation:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards: Number of Shares of Stock or Units(3)(4)(5) (#)	All Other Option Awards: Number of Securities Underlying Options(6) (#)	All Other Option Awards: Exercise or Base Price of Option Awards ($)	Grant-Date Fair Value of Stock and Option Awards(7) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Margaret C. Whitman
PfR		30,000	3,000,000	7,500,000
RSU	12/10/2014							104,390			3,900,010
PCSO	12/10/2014					605,158				37.36	5,113,585
PARSU	12/10/2014				45,585	91,170	182,340				3,838,028
PARSU Modification	12/11/2013							32,603			33,161
Catherine A. Lesjak
PfR		10,625	1,062,500	2,656,250
RSU	12/10/2014							44,165			1,650,004
PCSO	12/10/2014					256,028				37.36	2,163,437
PARSU	12/10/2014				19,286	38,572	77,144				1,623,785
PARSU Modification	12/11/2013							13,794			14,030
Antonio F. Neri
PfR		9,063	906,250	2,265,625
RSU	12/10/2014							53,533			1,999,993
Stock Options	12/10/2014								160,616	37.36	1,264,048
Tracy S. Keogh
PfR		8,750	875,000	2,187,500
RSU	12/10/2014							53,533			1,999,993
RSU	12/10/2014							24,090			900,002
PCSO	12/10/2014					139,652				37.36	1,180,059
PARSU	12/10/2014				10,520	21,039	42,078				885,684
PARSU Modification	12/11/2013							7,524			7,653
Michael G. Nefkens
PfR		8,750	875,000	2,187,500
RSU	12/10/2014							40,150			1,500,004
PCSO	12/10/2014					232,753				37.36	1,966,763
PARSU	12/10/2014				17,533	35,065	70,130				1,476,144
PARSU Modification	12/11/2013							12,038			12,244

(1)	Amounts represent the range of possible cash payouts for fiscal 2015 awards under the PfR Plan.

(2)	PCSO awards vest as follows: one third of the PCSO award will vest upon continued service of one year and our closing stock price is at least 10% over the grant date stock price for at least 20 consecutive trading days within two years from the date of grant; one third will vest upon continued service for two years and our closing stock price is at least 20% over the grant date stock price for at least 20 consecutive trading days within three years from the date of grant; and one third will vest upon continued service of three years and our closing stock price is at least 30% over the grant date stock price for at least 20 consecutive trading days within four years from the date of grant. All PCSO awards have an eight-year term.

(3)	PARSU award amounts represent the range of shares that may be released at the end of the two- and three-year performance periods applicable to the PARSU award assuming achievement of threshold, target and maximum performance. PARSUs vest as follows: 50% of the PARSUs are eligible for vesting based on performance over two years with continued service, and 50% of the PARSUs are eligible for vesting based on performance over three years with continued
service. The awards eligible for two-year vesting are 50% contingent upon our two-year RTSR and 50% contingent on our ROIC performance, and similarly, the awards eligible for three-year vesting are 50% contingent upon our three-year RTSR and 50% contingent on our ROIC performance. If our RTSR and ROIC performance is below threshold for the performance period, no shares will be released for the applicable segment. For additional details, see the discussion of PARSU awards under “Compensation Discussion and Analysis—Determination of Fiscal 2015 Executive Compensation—Long-Term Incentives—2015 PARSUs.”

(4)	RSUs vest as to one-third of the units on each of the first three anniversaries of the grant date, subject to continued service, except Ms. Keogh’s RSU grant valued at $1,999,993 vests as to one-fourth of the units on each of the first four anniversaries of the grant date, subject to continued service.

(5)

In connection with the separation of Hewlett Packard Enterprise from HP Inc., the Parent HRC committee approved amendments to certain outstanding long-term incentive awards including the PARSUs that were granted on December 11, 2013 (fiscal 2014) and labeled PARSU Modification in this table. For PARSU Modification, these values do not represent

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grants of new units. Instead, the values represent the number of target units associated with the incremental compensation cost of accelerating vesting of Segment 1, fiscal 2014 PARSUs to September 17, 2015. For additional information, see section “Separation-Related Equity Award Amendments” of the Compensation Discussion and Analysis.

(6)	Stock option awards vest as to one-third of the shares on each of the first, second and third anniversaries of the date of grant.
(7)	See footnote (3) to the “Summary Compensation Table” for a description of the method used to determine the grant date fair value of stock awards. For PARSU Modification, values represent the incremental compensation cost of accelerating Segment 1, fiscal 2014 PARSUs to September 17, 2015.

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Executive Compensation — Compensation Discussion and Analysis (continued)

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table provides information on stock and option awards held by the NEOs as of October 31, 2015.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options(1) (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(2) (#)	Option Exercise Price(3) ($)	Option Expiration Date(4)	Number of Shares or Units of Stock That Have Not Vested(5)(6) (#)	Market Value of Shares or Units of Stock That Have Not Vested(7) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(8) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(7) ($)
Margaret C. Whitman	1,900,000	—	—	23.59	9/27/2019	184,928	4,985,659	93,117	2,510,434
	636,847	—	—	26.38	12/14/2019	—	—	—	—
	1,500,000	—	—	13.83	12/6/2020	—	—	—	—
	1,212,943	—	—	15.02	1/2/2021	—	—	—	—
	393,996	—	196,998	26.99	12/11/2021	—	—	—	—
	—	—	605,158	37.36	12/10/2022	—	—	—	—
Catherine A. Lesjak	—	—	109,730	27.34	12/12/2019	152,524	4,112,047	39,396	1,062,116
	306,147	—	—	13.83	12/6/2020	—	—	—	—
	83,345	—	83,346	26.99	12/11/2021	—	—	—	—
	—	—	256,028	37.36	12/10/2022	—	—	—	—
Antonio F. Neri	5,000	—	—	48.45	4/21/2016	64,026	1,726,141	—	—
	2,500	—	—	33.44	12/1/2016	—	—	—	—
	16,300	—	—	23.59	9/27/2019	—	—	—	—
	16,500	—	—	28.41	12/7/2019	—	—	—	—
	107,142	—	—	13.83	12/6/2020	—	—	—	—
	38,826	19,413	—	26.99	12/11/2021	—	—	—	—
	53,538	107,078	—	37.36	12/10/2022	—	—	—	—
Tracy S. Keogh	—	—	54,865	27.34	12/12/2019	83,383	2,248,006	21,488	579,316
	263,196	—	—	13.83	12/6/2020	—	—	—	—
	45,461	—	45,462	26.99	12/11/2021	—	—	—	—
	—	—	139,652	37.36	12/10/2022	—	—	—	—
Michael G. Nefkens	21,000	—	—	28.41	12/7/2019	90,437	2,438,182	35,814	965,545
	—	—	284,719	17.21	1/16/2021	—	—	—	—
	145,476	—	72.738	26.99	12/11/2021	—	—	—	—
	—	—	232,753	37.36	12/10/2022	—	—	—	—

(1)	The 19,413 share option held by Mr. Neri fully vests with continued service as to 19,413 of the shares on the third anniversary of December 11, 2013, the date of the grant. The 107,078 share option held by Mr. Neri vests with continued service as to 53,539 of the shares on each of the second and third anniversaries of December 10, 2014, the date of the grant.

(2)	Option awards in this column vest upon satisfaction of certain stock price performance conditions of the FY12 annual PCSOs granted on December 12, 2011, and subject to continued service or as to one-third of the shares on each of the first, second, and third anniversaries of December 11, 2013 and December 10, 2014, the date of grant, or upon later satisfaction of certain stock price performance conditions, and subject to continued service in each case except for the following:

•	the 109,730 share option held by Ms. Lesjak will vest upon satisfaction of certain stock price performance conditions prior to the fourth anniversary of December 12, 2011, the date of grant, and continued service on the third anniversary of the grant date. If Ms. Lesjak retires prior to the achievement of the stock price performance conditions, the share option will vest pro-rata based on the number of months served during the first 36 months following the grant date; and

•	the 284,719 share option held by Mr. Nefkens fully vests on third anniversary of January 16, 2013, the date of grant, subject to the satisfaction of certain stock price performance conditions, and continued service until the stock price conditions are met.

(3)	Option exercise prices are the fair market value of our stock on the grant date.

(4)	All options have an eight-year term.

(5)	The amounts in this column include shares underlying dividend equivalent units granted with respect to outstanding stock awards through October 31, 2015. The release dates and

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release amounts for all unvested stock awards are as follows, assuming continued employment and satisfaction of any applicable financial performance conditions:

•	Ms. Whitman: March 20, 2016 (1,206 shares plus accrued dividend equivalent shares), December 10, 2016 (34,797 shares plus accrued dividend equivalent shares); December 11, 2016 (48,166 shares plus accrued dividend equivalent shares); and December 10, 2017 (34,797 shares plus accrued dividend equivalent shares);

•	Ms. Lesjak: December 6, 2015 (36,154 shares plus accrued dividend equivalent shares); December 10, 2015 (14,721 shares plus accrued dividend equivalent shares); December 11, 2015 (20,378 shares plus accrued dividend equivalent shares); December 10, 2016 (14,722 shares plus accrued dividend equivalent shares); December 11, 2016 (20,378 shares plus accrued dividend equivalent shares); and December 10, 2017 (14,722 shares plus accrued dividend equivalent shares);

•	Mr. Neri: June 16, 2016 (10,163 shares plus accrued dividend equivalent shares); December 10, 2016 (17,844 shares plus accrued dividend equivalent shares); December 11, 2016 (6,471 shares plus accrued dividend equivalent shares); June 16, 2017 (10,164 shares plus accrued dividend equivalent shares); and December 10, 2017 (17,844 shares plus accrued dividend equivalent shares);

•	Ms. Keogh: December 10, 2016 (21,413 shares plus accrued dividend equivalent shares); December 11, 2016 (11,116 shares plus accrued dividend equivalent shares); December 10, 2017 (21,413 shares plus accrued dividend equivalent shares); and December 10, 2018 (13,384 shares plus accrued dividend equivalent shares).; and
•	Mr. Nefkens: January 16, 2016 (20,338 shares plus accrued dividend equivalent shares); December 10, 2016 (13,383 shares plus accrued dividend equivalent shares); December 11, 2016 (17,785 shares plus accrued dividend equivalent shares); and December 10, 2017 (13,384 shares plus accrued dividend equivalent shares).

(6)	The amounts in this column also include fiscal year 2014 PARSUs that were scheduled to vest in October 2016 and were converted to RSUs (see section “Separation-Related Equity Award Amendments” of the Compensation Discussion and Analysis for more information). The release date and release amounts are as follows, assuming continued employment and satisfaction of any applicable financial performance conditions:

•	Ms. Whitman: October 31, 2016 (60,043 shares plus accrued dividend equivalent shares)

•	Ms. Lesjak: October 31, 2016 (25,403 shares plus accrued dividend equivalent shares)

•	Ms. Keogh: October 31, 2016 (13,856 shares plus accrued dividend equivalent shares)

•	Mr. Nefkens: October 31, 2016 (22,170 shares plus accrued dividend equivalent shares)

(7)	Value calculated based on the $26.96 closing price of our stock on October 31, 2015.

(8)	The amounts in this column include the amounts of PARSUs granted in fiscal 2015 plus accrued dividend equivalent shares. The shares are reported at target, but actual payout will be on achievement of performance goals at the end of the two- and three-year performance periods.

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Option Exercises and Stock Vested in Fiscal 2015

The following table provides information about options exercised and stock awards vested for the NEOs during the fiscal year ended October 31, 2015:

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(2) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(3) ($)
Margaret C. Whitman	—	—	454,376	14,852,119
Catherine A. Lesjak	899,220	17,213,726	197,554	6,547,833
Antonio F. Neri	53,571	1,320,525	83,262	2,680,328
Tracy S. Keogh	363,522	6,668,699	130,836	4,303,765
Michael G. Nefkens	298,718	6,121,327	115,511	3,758,400

(1)	Includes PARSUs, RSUs and accrued dividend equivalent shares.

(2)	Represents the amounts realized based on the difference between the market price of HP stock on the date of grant and the exercise price.
(3)	Represents the amounts realized based on the fair market value of HP stock on the vesting date for PARSUs, RSUs and accrued dividend equivalent shares. Fair market value is determined based on the closing price of our stock on the applicable vesting date.

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Executive Compensation — Compensation Discussion and Analysis (continued)

Fiscal 2015 Pension Benefits Table

The following table provides information about the present value of accumulated pension benefits payable to each NEO:

Name	Plan Name(1)	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)
Margaret C. Whitman(3)	—	—	—	—
Catherine A. Lesjak	RP	21.3	336,721	—
	EBP	21.3	2,316,067	—
Antonio F. Neri	Nederland Plan	3.2	52,923	—
	RP	6.8	69,802	—
	EBP	6.8	20,138	—
	IRG	19.5	81,039	—
Tracy S. Keogh(3)	—	—	—	—
Michael G. Nefkens	EDS RP	7.5	276,423	—
	Restoration Plan	7.5	315,707	—

(1)	The “RP” and the “EBP” are the qualified HP Retirement Plan and the nonqualified HP Excess Benefit Plan, respectively. The “EDS RP” and “Restoration Plan” are the qualified EDS Retirement Plan and the nonqualified EDS Restoration Plan, respectively. All benefits are frozen under these plans. The RP and the EDS RP have been merged into the HP Pension Plan, although benefits continue to be determined under the separate formulas. The “Nederland Plan” refers to the Stichting Pensioenfonds Hewlett Packard Nederland, a multiple employer pension plan under which HPE currently participates. The “IRG” stands for the International Retirement Guarantee.

(2)	The present value of accumulated benefits is shown at the age 65 unreduced retirement age for the RP and the EBP using the assumptions under Accounting Standards Codification (ASC) Topic 715 30 Defined Benefit Plans—Pension for the 2015 fiscal year-end measurement (as of October 31, 2015). The present value is based on a discount rate of 4.43% for the RP and EDS RP, 4.51% for the Restoration Plan, and 3.32% for the EBP, lump sum interest rates of 1.69% for the first five years, 4.11% for the next 15 years and 5.07% thereafter, and applicable mortality for lump sums and the RP-2014 White-Collar Table Projected Generationally with MP-2015 for annuity payment forms. As of October 31, 2014 (the prior measurement date), the ASC Topic 715 30 assumptions included a discount rate of 4.39% for the RP and EDS RP, 4.46% for the Restoration Plan and 3.34% for the EBP, lump sum interest rates of 1.40% for the first five years, 3.98% for the next 15 years and 5.04% thereafter, and applicable mortality and the RP-2014 White-Collar Table Projected
Generationally with MP-2014 for annuity payment forms. Since there are no early retirement reductions in the EDS RP or the Restoration Plan and since the earliest retirement age would be age 56 for Mr. Nefkens, the present value of accumulated benefits is shown at an age 56 retirement age. Mr. Neri participated in a Hewlett-Packard pension plan while employed in the Netherlands. The present value for this plan is based on a discount rate of 2.47% and mortality in accordance with the AG forecast table 2014. As of October 31, 2014, the assumptions included a discount rate of 2.77% and mortality in accordance with the AG forecast table 2014. The earliest unreduced retirement age in the Dutch pension plan is age 67. Due to his company requested transfer from the Netherlands to the US, Mr. Neri is also covered under the IRG. The present value of IRG benefits is based on a discount rate of 3.55%, lump sum interest rates of 1.69% for the first five years, 4.11% for the next 15 years and 5.07% thereafter, and applicable mortality. As of October 31, 2014, the assumptions included a discount rate of 3.47%, lump sum interest rates of 1.40% for the first five years, 3.98% for the next 15 years and 5.04% thereafter, and applicable mortality. The earliest unreduced retirement age for the IRG based on Mr. Neri’s employment history is age 65.

(3)	Ms. Whitman and Ms. Keogh are not eligible to receive benefits under any defined benefit pension plan because we ceased benefit accruals under all of our U.S.-qualified defined benefit pension plans prior to the commencement of their employment with HP.

NARRATIVE TO THE FISCAL 2015 PENSION BENEFITS TABLE

Due to the separation, all employees of HP Inc. and Hewlett Packard Enterprise have been considered in determining the pension benefits table for NEOs for the period ending October 31, 2015. Additionally, the pension benefits table also reflects benefits under the RP, EBP, EDS RP, and Restoration Plan to the extent these pension plans cover NEOs as of October 31, 2015, even though these pension plans have been maintained solely by HP Inc. as of November 1, 2015. In future years, only pension benefits to our NEOs under pension plans

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Executive Compensation — Compensation Discussion and Analysis (continued)

maintained by HPE will be considered in this disclosure. The Stichting Pensioenfonds Hewlett Packard Nederland is a multiple employer pension plan under which HPE currently participates. In connection with the separation, the IRG plan was split into two plans, one of which HPE currently maintains.

Following the separation, Mr. Neri is an HPE employee and as noted above, the Nederland Plan and the IRG (but not the RP nor the EBP) are two plans that will be maintained by HPE in the future. Mr. Neri will be considered a terminated vested participant in the RP and EBP as of October 31, 2015, but since the separation of the companies is not deemed a separation from service, his EBP benefit will not become payable until he terminates employment with HPE. Mr. Nefkens who is also an HPE employee following the separation will be considered a terminated vested participant in the EDS RP and Restoration Plan as of October 31, 2015, but since the separation of the companies is not deemed a separation from service, his Restoration Plan benefit will not become payable until he terminates employment with HPE. As a result of the separation, Mr. Nefkens lost continued vesting service credit under the EDS RP and Restoration Plan, and this changed his earliest retirement age from age 55 to age 56. Ms. Lesjak and Ms. Keogh are HP Inc. employees following the separation.

No NEO currently accrues a benefit under any U.S. qualified or non-qualified defined benefit pension plan because HP ceased benefit accruals in all of its U.S.-qualified defined benefit pension plans (and their non-qualified plan counterparts) in prior years. Benefits previously accrued by the NEOs under HP pension plans are payable to them following termination of employment, subject to the terms of the applicable plan. Mr. Neri has the potential to accrue a benefit under the IRG, but only in the event that HPE requires him to change the country of his employment.

TERMS OF THE HP RETIREMENT PLAN

Ms. Lesjak and Mr. Neri earned benefits under the RP and the EBP based on pay and service prior to 2008. The RP is a traditional defined benefit plan that provided a benefit based on years of service and the participant’s “highest average pay rate,” reduced by a portion of Social Security earnings. “Highest average pay rate” was determined based on the 20 consecutive fiscal quarters when pay was the highest. Pay for this purpose included base pay and bonus, subject to applicable IRS limits. Benefits under the RP may be taken in one of several different annuity forms or in an actuarially equivalent lump sum. Benefits calculated under the RP are offset by the value of benefits earned under the HP Deferred Profit Sharing Plan (the “DPSP”) before November 1, 1993. Together, the RP and the DPSP constitute a “floor-offset” arrangement for periods before November 1, 1993.

Benefits not payable from the RP and the DPSP due to IRS limits are paid from the nonqualified EBP under which benefits are unfunded and unsecured. When an EBP participant terminates employment, the benefit liability is transferred to the EDCP, where an account is established for the participant. That account is then credited with hypothetical investment earnings (gains or losses) based upon the investment election made by participants from among investment options similar to those offered under the HP 401(k) Plan. There is no formula that would result in above-market earnings or payment of a preferential interest rate on this benefit.

At the time of distribution, amounts representing EBP benefits are paid from the EDCP in a lump sum or installment form, according to pre-existing elections made by those participants, except that participants with a small benefit or who have not qualified for retirement status (age 55 with at least 15 years of service) are paid their EBP benefit in January of the year following their separation from service, subject to any delay required by Section 409A of the Code.

TERMS OF THE EDS RETIREMENT PLAN AND RESTORATION PLAN

Prior to joining HP from EDS in 2009, Mr. Nefkens earned benefits under the EDS RP, which is a cash balance plan that provides pension benefits determined by reference to a hypothetical account balance.

Prior to this plan being frozen, participants received “pay credits” which varied with age and years of service (points) and differed for pay above and below the taxable wage base. Currently, participants who have not taken

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a distribution receive interest credits at the rate equal to the 30 year Treasury bond yield plus 0.5% but not less than 5%; the “interest credit” rate is adjusted annually. Benefits are available in several different annuity forms which are calculated at retirement age (age 65 or age 55 or older with combined age and service equal to 70 or more) by dividing the hypothetical account balance by 120 to determine a monthly benefit. This resulting monthly benefit is payable over the participant’s lifetime with annual cost-of-living increases beginning at age 62 which are based on the annual CPI but not higher than 3% or the monthly benefit can be converted to actuarially equivalent optional forms of annuity payment. These optional forms can include cost-of-living increases or higher level amounts; the hypothetical account balance is not available as a lump sum except for small amounts or to the beneficiary of the participant upon his or her death before commencement.

Prior to joining HP from EDS in 2009, Mr. Nefkens also received pay and interest credits to a hypothetical account balance under the Restoration Plan established for EDS RP participants on pay in excess of certain IRS limits at the same rates as had been credited under the EDS RP. Benefits under the Restoration Plan are unfunded and unsecured. Upon retirement eligibility, a Restoration Plan participant commences his or her benefit, subject to any delay required by Section 409A of the Code.

TERMS OF THE STICHTING PENSIOENFONDS HP NEDERLAND PLAN

Mr. Neri earned a pension benefit based on his final pay and years of service while employed by Hewlett-Packard in the Netherlands. The pension plan considers a pensionable base which is salary less an offset; the offset reflects the Social Security benefits which do not vary with pay levels and for 2015 was €12,642. The annual accrual that was provided when Mr. Neri participated was 1.75% of his final pensionable base. There is also a 70% spouse’s benefit provided upon his death while receiving retirement payments. The benefit under the Dutch pension plan is subject to an annual conditional indexation. In 2014, with Dutch law changes to extend unreduced retirement ages, all previously accrued benefits were converted to a pension commencing at age 67.

TERMS OF THE INTERNATIONAL RETIREMENT GUARANTEE (IRG)

Employees who transferred internationally at the Company’s request prior to 2000 were put into an international umbrella plan. This plan determines the country of guarantee which is generally the country in which an employee has spent the longest portion of his HP or HPE career. For Mr. Neri, the country of guarantee is currently the U.S. The IRG determines the present value of a full career benefit for Mr. Neri under the U.S. plan terms and U.S. Social Security (since the U.S. is his country of guarantee) then offsets the present value of the retirement benefits from plans and Social insurance systems in the countries in which he earned retirement benefits for his total period of HP and HPE employment. The net benefit value is payable as a single sum as soon as practicable after termination or retirement. This is a nonqualified retirement plan.

We do not sponsor any other U.S. supplemental defined benefit pension plans or special retiree medical benefit plans for executive officers.

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Executive Compensation — Compensation Discussion and Analysis (continued)

Fiscal 2015 Non-qualified Deferred Compensation Table

The following table provides information about contributions, earnings, withdrawals, distributions, and balances under the EDCP:

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions(3) ($)	Aggregate Balance at FY End(4) ($)
Margaret C. Whitman	—	—	—	—	—
Catherine A. Lesjak	14,100	9,600	163,142	(2,594,438)	3,361,662
Antonio F. Neri	—	—	—	—	—
Tracy S. Keogh	587,225	10,400	26,728	—	1,603,218
Michael G. Nefkens	—	—	—	—	—
(1)	The amounts reported here as “Executive Contributions” and “Registrant Contributions” are reported as compensation to such NEO in the “Summary Compensation Table” above.

(2)	The contributions reported here as “Registrant Contributions” were made in fiscal 2015 with respect to calendar year 2014 participant base-pay deferrals. During fiscal 2015, the NEOs were eligible to receive a 4% matching contribution on base-pay deferrals that exceeded the IRS limit that applies to the qualified HP 401(k) Plan up to a maximum of two times that limit.
(3)	The distributions reported here were made pursuant to participant elections made prior to the time that the amounts were deferred in accordance with plan rules.

(4)	Of these balances, the following amounts were reported as compensation to such NEO in the Summary Compensation Table in prior proxy statements: Ms. Lesjak $2,594,438. The information reported in this footnote is provided to clarify the extent to which amounts payable as deferred compensation represent compensation reported in our prior proxy statements, rather than additional earned compensation.

NARRATIVE TO THE FISCAL 2015 NON-QUALIFIED DEFERRED COMPENSATION TABLE

The amounts reported in the Non-qualified Deferred Compensation Table were provided under the EDCP, a non-qualified deferred compensation plan sponsored by our former parent that permits eligible U.S. employees to defer base pay in excess of the amount taken into account under the qualified HP 401(k) Plan and bonus amounts of up to 95% of the annual incentive bonus payable under the PfR Plan. In addition, a matching contribution is available under the plan to eligible employees. The matching contribution applies to base-pay deferrals on compensation above the IRS limit that applies to the qualified HP 401(k) Plan up to a maximum of two times that compensation limit (for fiscal 2015 matching contributions, on calendar year 2014 base pay from $260,000 to $520,000). During fiscal 2015, the NEOs were eligible for a matching contribution of up to 4% on base pay contributions in excess of the IRS limit up to a maximum of two times that limit.

Upon becoming eligible for participation, employees must specify the amount of base pay and/or the percentage of bonus to be deferred, as well as the time and form of payment. If termination of employment occurs before retirement (defined as at least age 55 with 15 years of service), distribution is made in the form of a lump sum in January of the year following the year of termination, subject to any delay required under Section 409A of the Code. At retirement (or earlier, if properly elected), benefits are paid according to the distribution election made by the participant at the time of the deferral election subject to any delay required under Section 409A of the Code. No withdrawals are permitted prior to the previously elected distribution date, other than “hardship” withdrawals as permitted by applicable law.

Amounts deferred or credited under the EDCP are credited with hypothetical investment earnings based on participant investment elections made from among the investment options available under the HP 401(k) Plan. Accounts maintained for participants under the EDCP are not held in trust, and all such accounts are subject to the claims of general creditors of HP. No amounts are credited with above-market earnings.

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Executive Compensation — Compensation Discussion and Analysis (continued)

In connection with the separation, HPE adopted the Hewlett Packard Enterprise Executive Deferred Compensation Plan, effective November 1, 2015, under which Ms. Whitman, Mr. Neri, and Mr. Nefkens are eligible to participate. HP Inc. continues to maintain liabilities under the EDCP for Ms. Lesjak and Ms. Keogh.

Potential Payments Upon Termination or Change in Control

The amounts in the following table estimate potential payments that would have been due if an NEO had terminated employment with HP effective October 31, 2015 under each of the circumstances specified below. These amounts are in addition to benefits generally available to U.S. employees upon termination of employment, such as distributions from the retirement plans and the HP 401(k) Plan and payment of accrued vacation where required.

				Long-Term Incentive Programs(3)
Name	Termination Scenario	Total(1) ($)	Severance(2) ($)	Stock Options ($)	RSUs ($)	PARSUs ($)
Margaret C. Whitman	Voluntary/For Cause	—	—	—	—	—
	Disability	6,031,724	—	—	4,985,676	1,046,048
	Retirement	—	—	—	—	—
	Death	2,203,242	—	—	1,157,194	1,046,048
	Not for Cause	7,966,873	5,763,631	—	1,157,194	1,046,048
	Change in Control	13,259,769	5,763,631	—	4,985,676	2,510,462
Catherine A. Lesjak(4)	Voluntary/For Cause	4,554,614	—	—	4,112,065	442,549
	Disability	4,554,614	—	—	4,112,065	442,549
	Retirement	4,554,614	—	—	4,112,065	442,549
	Death	2,772,801	—	—	2,330,252	442,549
	Not for Cause	7,689,180	3,134,566	—	4,112,065	442,549
	Change in Control	8,308,748	3,134,566	—	4,112,065	1,062,117
Antonio F. Neri	Voluntary/For Cause	—	—	—	—	—
	Disability	1,726,137	—	—	1,726,137	—
	Retirement	—	—	—	—	—
	Death	121,235	—	—	121,235	—
	Not for Cause	2,355,043	2,233,808	—	121,235	—
	Change in Control	3,959,945	2,233,808	—	1,726,137	—
Tracy S. Keogh	Voluntary/For Cause	—	—	—	—	—
	Disability	2,489,461	—	—	2,248,034	241,427
	Retirement	—	—	—	—	—
	Death	504,234	—	—	262,807	241,427
	Not for Cause	3,203,392	2,700,244	—	261,721	241,427
	Change in Control	5,527,649	2,700,244	—	2,248,034	579,371
Michael G. Nefkens	Voluntary/For Cause	—	—	—	—	—
	Disability	5,616,517	—	2,776,010	2,438,182	402,325
	Retirement	—	—	—	—	—
	Death	4,082,466	—	2,776,010	904,131	402,325
	Not for Cause	6,119,428	2,345,413	2,467,559	904,131	402,325
	Change in Control	8,525,151	2,345,413	2,776,010	2,438,182	965,546
(1)	Total does not include amounts earned or benefits accumulated due to continued service by the NEO through October 31, 2015, including vested stock options, PCSOs, RSUs, PARSUs, accrued retirement benefits, and vested balances in the EDCP, as those amounts are detailed in the preceding tables. Total also does not include amounts the NEO was eligible to receive under the annual PfR Plan with respect to fiscal 2015 performance.

(2)

For Ms. Whitman, the amounts reported represent the cash benefits payable under the Parent SPEO pursuant to Ms. Whitman’s employment offer letter, which provides that Ms. Whitman is entitled to receive severance benefits payable

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under the Parent SPEO at the rate applicable to an EVP rather than the rate applicable to the CEO (that is, using a 1.5x multiple of base pay plus annual incentive, rather than the 2.0x multiplier otherwise applicable to the CEO under the SPEO). For the other NEOs, the amounts reported are the cash benefits payable in the event of a qualifying termination under the SPEO.

(3)	On an involuntary termination not for cause, covered executives receive pro-rata vesting on unvested equity awards, so long as they have worked at least 25% of the longer of the applicable vesting or performance period, as discussed under “Executive Compensation—Compensation Discussion and Analysis—Severance Plan for Executive Officers.” Pro-rata vesting of PARSUs based on actual performance also applies in the event of a termination due to retirement, death or disability for all grant recipients. To calculate the value of unvested PARSUs for purposes of this table, target performance is used since results will not be certified until the end of the two- and three-year performance periods. Full vesting of unvested PCSOs applies in the event of a termination due to death or disability for all grant recipients. PCSOs vest pro-rata in the event of a termination due to retirement. With respect to the treatment of equity in the event of a change in control of HP, the information reported assumes that the Board or the HRC Committee would exercise its discretion to accelerate vesting of equity awards in the case of “not for cause” terminations.

(4)	As of the end of fiscal 2015, Ms. Lesjak was retirement eligible (after age 55 with at least 15 years of qualifying service). In the event that Ms. Lesjak had retired, she would have received retirement equity treatment under the long-term incentive programs.

NARRATIVE TO THE POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

This narrative reflects plans and provisions in effect as of October 31, 2015. On such date the Parent SPEO would have been in effect and the Parent HRC Committee would have applicable authority under the Parent SPEO. Please see section “Severance Plan for Executive Officers” of the Compensation Discussion and Analysis for changes made effective fiscal 2016.

HP SEVERANCE PLAN FOR EXECUTIVE OFFICERS

An executive will be deemed to have incurred a qualifying termination for purposes of the Parent SPEO if he or she is involuntarily terminated without cause and executes a full release of claims in a form satisfactory to HP promptly following termination. For purposes of the Parent SPEO, “cause” means an executive’s material neglect (other than as a result of illness or disability) of his or her duties or responsibilities to HP or conduct (including action or failure to act) that is not in the best interest of, or is injurious to, HP. The material terms of the Parent SPEO are described under “Executive Compensation—Compensation Discussion and Analysis—Severance Plan for Executive Officers.”

VOLUNTARY OR “FOR CAUSE” TERMINATION

In general, an NEO who remained employed through October 31, 2015 (the last day of the fiscal year) but voluntarily terminated employment immediately thereafter, or was terminated immediately thereafter as a “for cause” termination, would be eligible (1) to receive his or her annual incentive amount earned for fiscal 2015 under the PfR Plan (subject to any discretionary downward adjustment or elimination by the Parent HRC Committee prior to actual payment, and to any applicable clawback policy), (2) to exercise his or her vested stock options up to three months following termination, (3) to receive a distribution of vested amounts deferred or credited under the EDCP, and (4) to receive a distribution of his or her vested benefits, if any, under the HP 401(k) and pension plans. An NEO who terminated employment before October 31, 2015, either voluntarily or in a “for cause” termination, would generally not have been eligible to receive any amount under the PfR Plan with respect to the fiscal year in which the termination occurred, except that the Parent HRC Committee has the discretion to make payment of prorated bonus amounts to individuals on leave of absence or in non-pay status, as well as in connection with certain voluntary severance incentives, workforce reductions and similar programs.

“NOT FOR CAUSE” TERMINATION

A “not for cause” termination of an NEO who remained employed through October 31, 2015 and was terminated immediately thereafter would qualify the NEO for the amounts described above under a “voluntary” termination in addition to benefits under the Parent SPEO if the NEO signs the required release of claims in favor of HP.

In addition to the cash severance benefits and pro-rata equity awards payable under the Parent SPEO, the NEO would be eligible to exercise vested stock options up to one year after termination and receive distributions of vested, accrued benefits from HP deferred compensation and pension plans.

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TERMINATION FOLLOWING A CHANGE IN CONTROL

In the event of a change in control of HP, the Parent Board is authorized (but not required) to accelerate the vesting of stock options and to release restrictions on awards issued under HP stock plans. For the purposes of this table, the amounts reported for each NEO in the rows marked “Change in Control” assume that the Parent Board would exercise its discretion in this manner, resulting in fully accelerated vesting of stock options and a release of all restrictions on all stock-based awards. In addition, an executive terminated on October 31, 2015 following a change in control would be eligible for benefits under the Parent SPEO, as described above.

DEATH OR DISABILITY TERMINATIONS

An NEO who continued in employment through October 31, 2015 whose employment is terminated immediately thereafter due to death or disability would be eligible (1) to receive his or her full annual incentive amount earned for fiscal 2015 under the PfR Plan determined by HP in its sole discretion, (2) to receive a distribution of vested amounts deferred or credited under the EDCP, and (3) to receive a distribution of his or her vested benefits under the HP 401(k) and pension plans.

Upon termination due to death or disability, equity awards held by the NEO may vest in full or in part. If termination is due to disability, stock options, RSUs, and PCSOs will vest in full, subject to satisfaction of applicable performance conditions, and must be exercised within three years of termination or by the original expiration date, if earlier; PARSUs will vest at the end of the applicable performance period as to a prorated number of shares based on the number of whole calendar months worked during the performance period and subject to actual performance. If termination is due to the NEO’s death, stock options and PCSOs will vest in full and must be exercised within one year of termination or by the original expiration date, if earlier; RSUs will vest as to a prorated number of shares based on the number of whole calendar months worked during the total vesting period and PARSUs will vest at the end of the applicable performance period as to a prorated number of shares based on the number of whole calendar months worked during the performance period and subject to actual performance. Please see section “Broad-based Changes to Equity Provisions” of the Compensation Discussion and Analysis for changes made for fiscal 2016.

HP SEVERANCE POLICY FOR SENIOR EXECUTIVES

Under the HP Severance Policy for Senior Executives adopted by the Board in July 2003 (the “HP Severance Policy”), HP will seek stockholder approval for future severance agreements, if any, with certain senior executives that provide specified benefits in an amount exceeding 2.99 times the sum of the executive’s current annual base salary plus annual target cash bonus, in each case as in effect immediately prior to the time of such executive’s termination. Individuals subject to this policy consist of the Section 16 officers designated by the Board. In implementing this policy, the Board may elect to seek stockholder approval after the material terms of the relevant severance agreement are agreed upon.

For purposes of determining the amounts subject to the HP Severance Policy, benefits subject to the limit generally include cash separation payments that directly relate to extraordinary benefits that are not available to groups of employees other than the Section 16 officers upon termination of employment. Benefits that have been earned or accrued, as well as prorated bonuses, accelerated stock or option vesting and other benefits that are consistent with our practices applicable to employees other than the Section 16 officers, are not counted against the limit. Specifically, benefits subject to the HP Severance Policy include: (a) separation payments based on a multiplier of salary plus target bonus, or cash amounts payable for the uncompleted portion of employment agreements; (b) any gross-up payments made in connection with severance, retirement or similar payments, including any gross-up payments with respect to excess parachute payments under Section 280G of the Code; (c) the value of any service period credited to a Section 16 officer in excess of the period of service actually provided by such Section 16 officer for purposes of any employee benefit plan; (d) the value of benefits and perquisites that are inconsistent with our practices applicable to one or more groups of employees in addition to, or other than, the Section 16 officers (“Company Practices”); and (e) the value of any accelerated vesting of any stock options, stock appreciation rights, restricted stock or long-term cash incentives that is inconsistent with Company Practices. The following benefits are not subject to the HP Severance Policy, either because they have

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Executive Compensation — Compensation Discussion and Analysis (continued)

been previously earned or accrued by the employee or because they are consistent with Company Practices: (i) compensation and benefits earned, accrued, deferred or otherwise provided for employment services rendered on or prior to the date of termination of employment pursuant to bonus, retirement, deferred compensation or other benefit plans (e.g., 401(k) Plan distributions, payments pursuant to retirement plans, distributions under deferred compensation plans or payments for accrued benefits such as unused vacation days), and any amounts earned with respect to such compensation and benefits in accordance with the terms of the applicable plan; (ii) payments of prorated portions of bonuses or prorated long-term incentive payments that are consistent with Company Practices; (iii) acceleration of the vesting of stock options, stock appreciation rights, restricted stock, RSUs or long-term cash incentives that is consistent with Company Practices; (iv) payments or benefits required to be provided by law; and (v) benefits and perquisites provided in accordance with the terms of any benefit plan, program or arrangement sponsored by HP or its affiliates that are consistent with Company Practices.

For purposes of the HP Severance Policy, future severance agreements include any severance agreements or employment agreements containing severance provisions that we may enter into after the adoption of the HP Severance Policy by the Board, as well as agreements renewing, modifying or extending such agreements. Future severance agreements do not include retirement plans, deferred compensation plans, early retirement plans, workforce restructuring plans, retention plans in connection with extraordinary transactions or similar plans or agreements entered into in connection with any of the foregoing, provided that such plans or agreements are applicable to one or more groups of employees in addition to the Section 16 officers.

HP RETIREMENT ARRANGEMENTS

Upon retirement immediately after October 31, 2015, on or after age 55 with at least 15 years of qualifying service, HP employees in the United States receive full vesting of time-based options granted under our stock plans with a three-year post-termination exercise period. PCSOs will receive prorated vesting if the stock price appreciation conditions are met and may vest on a prorated basis post-termination to the end of the performance period, subject to stock price appreciation conditions and certain post-employment restrictions. Restricted stock and RSUs granted prior to November 1, 2011 continue to vest in accordance with their normal vesting schedule, subject to certain post-employment restrictions, and all restrictions on restricted stock and RSUs granted on or after November 1, 2011 lapse upon retirement. Awards under the PARSU and PRU programs, if any, are paid on a prorated basis to participants at the end of the performance period based on actual results, and bonuses, if any, under the PfR Plan may be paid in prorated amounts at the discretion of management based on actual results. In accordance with Section 409A of the Code, certain amounts payable upon retirement (or other termination) of the NEOs and other key employees will not be paid out for at least six months following termination of employment.

HP sponsors two retiree medical programs in the United States, one of which provides subsidized coverage for eligible participants based on years of service. Eligibility for this program requires that participants have been employed by HP before January 1, 2003 and have met other age and service requirements. None of our NEOs are eligible or can become eligible for this program. This program which provides subsidized coverage will remain with HP.

The other U.S. retiree medical program we sponsor provides eligible retirees with access to coverage at group rates only, with no direct subsidy provided by HP. As of the end of fiscal 2015, Ms. Lesjak was eligible to retire under this program. All of the other NEOs could be eligible for this program if they retire from HP on or after age 55 with at least ten years of qualifying service or 80 age plus service points. In addition, beginning at age 45, eligible U.S. employees may participate in the HP Retirement Medical Savings Account Plan (the “RMSA”), under which participants are eligible to receive HP matching credits of up to $1,200 per year, beginning at age 45, up to a lifetime maximum of $12,000, which can be used to cover the cost of such retiree medical coverage (or other qualifying medical expenses) if the employee retires from HP on or after age 55 with at least ten years of qualifying service or 80 age plus service points. Ms. Lesjak and Mr. Neri are the only NEOs currently eligible for the HP matching credits under the RMSA. HPE continues to sponsor this program for its employees after separation.

Please see section “Broad-based Changes to Equity Provisions” of the Compensation Discussion and Analysis for changes made for fiscal 2016.

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Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of October 31, 2015:

Plan Category	Common shares to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Common shares available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by HPE stockholders	—	—	340,000,000	(1)
Equity compensation plans not approved by HPE stockholders	—	—	—
Total	—	—	340,000,000

(1)	Includes (i) 260,000,000 shares available for future issuance under the 2015 Hewlett Packard Enterprise Long Term Incentive Plan; and (ii) 80,000,000 shares available for future issuance under the Hewlett Packard Enterprise ESPP. A total of 340,000,000 shares were available for future grants as of October 31, 2015.

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Principal Accounting Fees and Services

The Audit Committee has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending October 31, 2016. Stockholders are being asked to ratify the appointment of EY at the annual meeting pursuant to Proposal No. 2. Representatives of EY are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

FEES INCURRED BY FORMER PARENT, HEWLETT-PACKARD COMPANY, FOR ERNST & YOUNG LLP

The following table shows the fees paid or accrued by our former parent, Hewlett-Packard Company, for audit and other services provided by EY for fiscal 2015 and 2014. Prior to the separation of Hewlett Packard Enterprise from Hewlett-Packard Company, our former parent paid all audit, audit-related, tax and other fees of Ernst & Young LLP. As a result, the amounts reported below are not necessarily representative of the fees Hewlett Packard Enterprise would expect to pay its auditors in future years.

	2015	2014
	In millions
Audit Fees(1)	$65.7	$30.0
Audit-Related Fees(2)	21.9	15.5
Tax Fees(3)	21.0	4.9
All Other Fees(4)	4.1	0.1
Total	$112.7	$50.5

In accordance with its written charter, the Audit Committee is responsible for the pre-approval of all audit and non-audit services performed by the independent registered public accounting firm.

The former Parent Audit Committee had approved all of the fees above.

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements, the separation and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Audit-related fees consisted primarily of service organization control examinations and other attestation services of $9.4 million and $11.9 million for fiscal 2015 and fiscal 2014, respectively. For fiscal 2015 and fiscal 2014, audit-related fees also included accounting consultations, employee benefit plan audits and merger and acquisition due diligence of $12.5 million and $3.6 million, respectively.
(3)	For fiscal 2015, tax fees included primarily tax advice and tax planning fees of $19.8 million and tax compliance fees of $1.2 million. For fiscal 2014, tax fees included primarily tax advice and tax planning fees of $3.5 million and tax compliance fees of $1.4 million.

(4)	For fiscal 2015 and 2014, all other fees included primarily advisory service fees.

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Report of the Audit Committee of the Board of Directors

The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of Hewlett Packard Enterprise’s financial statements, Hewlett Packard Enterprise’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of Hewlett Packard Enterprise’s internal audit function and independent registered public accounting firm, and risk assessment and risk management. The Audit Committee manages Hewlett Packard Enterprise’s relationship with its independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from Hewlett Packard Enterprise for such advice and assistance.

Hewlett Packard Enterprise’s management is primarily responsible for Hewlett Packard Enterprise’s internal control and financial reporting process. Hewlett Packard Enterprise’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of Hewlett Packard Enterprise’s combined and consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles and the effectiveness of Hewlett Packard Enterprise’s internal control over financial reporting. The Audit Committee monitors Hewlett Packard Enterprise’s financial reporting process and reports to the Board on its findings.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with Hewlett Packard Enterprise’s management.

2.	The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”).

3.	The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

4.	Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in Hewlett Packard Enterprise’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015, for filing with the Securities and Exchange Commission.

The undersigned members of the Audit Committee have submitted this Report to the Board of Directors. Mrs. Wilderotter joined the Board, and became a member of the Audit Committee, only as of February 10, 2016. Accordingly, she did not participate in this Report.

AUDIT COMMITTEE

Michael J. Angelakis

Leslie A. Brun

Pamela L. Carter

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Other Matters

We know of no other matters to be submitted to the stockholders at the annual meeting. If any other matters properly come before the stockholders at the annual meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

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Questions and Answers

PROXY MATERIALS

1.	Why am I receiving these materials?

We have made these materials available to you or delivered paper copies to you by mail in connection with our annual meeting of stockholders, which will take place online on Wednesday, March 23, 2016. As a stockholder, you are invited to participate in the annual meeting via live webcast and vote on the business items described in this proxy statement. This proxy statement includes information that we are required to provide to you under U.S. Securities and Exchange Commission (the “SEC”) rules and that is designed to assist you in voting your shares. See Questions 16 and 17 below for information regarding how you can vote your shares at the annual meeting or by proxy (without attending the annual meeting).

2.	What is included in the proxy materials?

The proxy materials include:

•	our proxy statement for the annual meeting of stockholders; and

•	our 2015 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended October 31, 2015.

If you received a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction card for the annual meeting. If you received a notice of the Internet availability of the proxy materials instead of a paper copy of the proxy materials, see Questions 16 and 17 below for information regarding how you can vote your shares.

3.	What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the Board and Board committees, the compensation of our directors and certain executive officers for fiscal 2015 when they served in roles at our former parent, and other required information.

4.	Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the full set of proxy materials?

This year, we are pleased to be using the SEC rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice of the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice of the Internet availability of the proxy materials. In addition, the notice contains instructions on how you may request access to proxy materials in printed form by mail or electronically on an ongoing basis.

5.	Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials?

We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials and some of our stockholders who are living outside of the United States, with paper copies of the proxy materials instead of a notice of the Internet availability of the proxy materials.

In addition, we are providing proxy materials or notice of the Internet availability of the proxy materials by e-mail to those stockholders who have previously elected delivery of the proxy materials or notice electronically. Those stockholders should receive an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.

6.	How can I access the proxy materials over the Internet?

Your notice of the Internet availability of the proxy materials, proxy card or voting instruction card will contain instructions on how to:

•	view our proxy materials for the annual meeting on the Internet; and

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Questions and Answers (continued)

•	instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available on our website at HPE.onlineshareholdermeeting.com and our proxy materials will be available during the voting period on www.proxyvote.com for beneficial owners and proxyvote.com/hpe for registered stockholders.

Your notice of the Internet availability of the proxy materials, proxy card or voting instruction card will contain instructions on how you may request access to proxy materials electronically on an ongoing basis. Choosing to access your future proxy materials electronically will help us conserve natural resources and reduce the costs of distributing our proxy materials. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

7.	How may I obtain a paper copy of the proxy materials?

Stockholders receiving a notice of the Internet availability of the proxy materials will find instructions about how to obtain a paper copy of the proxy materials on their notice. Stockholders receiving notice of the Internet availability of the proxy materials by e-mail will find instructions about how to obtain a paper copy of the proxy materials as part of that e-mail. All stockholders who do not receive a notice or an e-mail will receive a paper copy of the proxy materials by mail.

8.	I share an address with another stockholder, and we received only one paper copy of the proxy materials or notice of the Internet availability of the proxy materials. How may I obtain an additional copy?

If you share an address with another stockholder, you may receive only one paper copy of the proxy materials or notice of the Internet availability of the proxy materials, as applicable, unless you have provided contrary instructions. If you are a beneficial owner and wish to receive a separate set of proxy materials or notice of the Internet availability of the proxy materials now, please request the additional copy by contacting your individual broker. If you wish to receive a separate set of the proxy materials or notice of the Internet availability of the proxy materials now, please request the additional copy by contacting Broadridge Financial Solutions, Inc. (“Broadridge”) at:

By Internet: www.proxyvote.com (beneficial owners) or proxyvote.com/hpe (registered stockholders)

By telephone: 1-800-579-1639

By e-mail: sendmaterial@proxyvote.com

If you request a separate set of the proxy materials or notice of Internet availability of the proxy materials by e-mail, please be sure to include your control number in the subject line. A separate set of proxy materials or notice of the Internet availability of the proxy materials, as applicable, will be sent promptly following receipt of your request.

If you are a stockholder of record and wish to receive a separate set of proxy materials or notice of the Internet availability of the proxy materials, as applicable, in the future, please contact our transfer agent. See Question 24 below.

If you are the beneficial owner of shares held through a broker, trustee or other nominee and you wish to receive a separate set of proxy materials or notice of the Internet availability of the proxy materials, as applicable, in the future, please call Broadridge at:

1-866-540-7095

All stockholders also may write to Hewlett Packard Enterprise at the address below to request a separate set of proxy materials or notice of the Internet availability of the proxy materials, as applicable:

NASDAQ

Print and Distribution Ctr.

325 Donald Lynch Blvd

Marlborough, MA 01752

9.	I share an address with another stockholder, and we received more than one paper copy of the proxy materials or notice of the Internet availability of the proxy materials. How do we obtain a single copy in the future?

Stockholders of record sharing an address who are receiving multiple copies of the proxy materials or notice of the Internet availability of the proxy materials, as applicable, and who wish to receive a single copy of such materials in the

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Questions and Answers (continued)

future may contact our transfer agent. See Question 23 below.

Beneficial owners of shares held through a broker, trustee or other nominee sharing an address who are receiving multiple copies of the proxy materials or notice of the Internet availability of the proxy materials, as applicable, and who wish to receive a single copy of such materials in the future may contact Broadridge at:

1-866-540-7095

10.	What should I do if I receive more than one notice or e-mail about the Internet availability of the proxy materials or more than one paper copy of the proxy materials?

You may receive more than one notice, more than one e-mail or more than one paper copy of the proxy materials, including multiple paper copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one notice, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and vote over the Internet the shares represented by each notice and e-mail that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those notices or e-mails).

11.	How may I obtain a copy of Hewlett Packard Enterprise’s 2015 Form 10-K and other financial information?

Stockholders may request a free copy of our 2015 Annual Report, which includes our 2015 Form 10-K, from:

NASDAQ

Print and Distribution Ctr.

325 Donald Lynch Blvd

Marlborough, MA 01752

www.hpe.com/investor/request-printed-reports

Alternatively, stockholders can access the 2015 Annual Report on Hewlett Packard Enterprise’s Investor Relations website at:

investors.hpe.com/financial

We also will furnish any exhibit to the 2015 Form 10-K if specifically requested.

VOTING INFORMATION

12.	What proposals will be voted on at the annual meeting?

Stockholders will vote on four proposals at the annual meeting:

•	the election to the Board of 14 director nominees;

•	the ratification of the appointment of our independent registered public accounting firm for the 2016 fiscal year;

•	the advisory vote to approve executive compensation; and

•	the advisory vote on the frequency of future advisory votes on executive compensation.

We also will consider any other business that properly comes before the annual meeting. See Question 31 below.

13.	How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•	FOR each of the nominees for election to the Board,

•	FOR the ratification of the appointment of our independent registered public accounting firm,

•	FOR the advisory approval of the compensation of our named executive officers, and

•	FOR “1 YEAR” with respect to the frequency of future advisory votes on executive compensation.

14.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker, trustee or other nominee rather

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Questions and Answers (continued)

than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•	Stockholder of Record—If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly to Hewlett Packard Enterprise or to a third party, or to vote your shares during the meeting.

•	Beneficial Owner—If your shares are held in a brokerage account, by a trustee or by another nominee (that is, in “street name”), you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee or nominee how to vote, or to vote your shares during the annual meeting (other than shares held in the Hewlett Packard Enterprise Company Plan (the “Hewlett Packard Enterprise 401(k) Plan”), which must be voted prior to the annual meeting).

15.	Who is entitled to vote and how many shares can I vote?

Each holder of shares of Hewlett Packard Enterprise common stock issued and outstanding as of the close of business on January 26, 2016, the record date for the annual meeting, is entitled to cast one vote per share on all items being voted upon at the annual meeting. You may vote all shares owned by you as of this time, including (1) shares held directly in your name as the stockholder of record, including shares purchased through our dividend reinvestment program and employee stock purchase plans, and shares held through our Direct Registration Service; and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee.

On the record date, Hewlett Packard Enterprise Company had approximately 1,739,710,271 shares of common stock issued and outstanding.

16.	How can I vote my shares during the annual meeting?

This year’s annual meeting will be held entirely online to allow greater participation. Stockholders may participate in the annual meeting by visiting the following website:

HPE.onlineshareholdermeeting.com

To participate in the annual meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.

Shares held in your name as the stockholder of record may be voted electronically during the annual meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the annual meeting, except that shares held in the Hewlett Packard Enterprise 401(k) Plan cannot be voted electronically during the annual meeting. If you hold shares in the Hewlett Packard Enterprise 401(k) Plan, your voting instructions must be received by 11:59 p.m., Eastern Time, on March 20, 2016 for the trustee to vote your shares. However, holders of shares in the Hewlett Packard Enterprise 401(k) Plan will still be able to view the annual meeting webcast and ask questions during the annual meeting.

Even if you plan to participate in the annual meeting online, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to participate in the annual meeting.

17.	How can I vote my shares without participating in the annual meeting?

Whether you hold shares directly as the stockholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without participating in the annual meeting. There are three ways to vote by proxy:

•	By Internet—Stockholders who have received a notice of the Internet availability of the proxy materials by mail may submit proxies over the Internet by following the instructions on the notice. Stockholders who have received notice of the Internet availability of the proxy materials by e-mail may submit proxies over the Internet by following the instructions included in the e-mail. Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

•	By Telephone—Stockholders of record who live in the United States or Canada may submit

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Questions and Answers (continued)

proxies by telephone by calling 1-800-690-6903 and following the instructions. Stockholders of record who have received a notice of the Internet availability of the proxy materials by mail must have the control number that appears on their notice available when voting. Stockholders of record who received notice of the Internet availability of the proxy materials by e-mail must have the control number included in the e-mail available when voting. Stockholders of record who have received a proxy card by mail must have the control number that appears on their proxy card available when voting. Most stockholders who are beneficial owners of their shares living in the United States or Canada and who have received a voting instruction card by mail may vote by phone by calling the number specified on the voting instruction card provided by their broker, trustee or nominee. Those stockholders should check the voting instruction card for telephone voting availability.

•	By Mail—Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

18.	What is the deadline for voting my shares?

If you hold shares as the stockholder of record, or through the Hewlett Packard Enterprise Company 2015 Employee Stock Purchase Plan (the “ESPP”), your vote by proxy must be received before the polls close during the annual meeting.

If you hold shares in the Hewlett Packard Enterprise Company 401(k) Plan, your voting instructions must be received by 11:59 p.m., Eastern Time, on March 20, 2016 for the trustee to vote your shares.

If you are the beneficial owner of shares held through a broker, trustee or other nominee, please follow the voting instructions provided by your broker, trustee or nominee.

19.	May I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote during the annual meeting, except that any change to your voting instructions for shares held in the Hewlett Packard Enterprise Company 401(k) Plan must be provided by 11:59 p.m., Eastern Time, on March 20, 2016 as described above.

If you are the stockholder of record, you may change your vote by: (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy); (2) providing a written notice of revocation to the Corporate Secretary at the address below in Question 35 prior to your shares being voted; or (3) participating in the annual meeting and voting your shares electronically during the annual meeting. Participation in the annual meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold beneficially in the name of a broker, trustee or other nominee, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or by participating in the meeting and electronically voting your shares during the meeting (except that shares held in the Hewlett Packard Enterprise 401(k) Plan cannot be voted electronically at the annual meeting).

20.	Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within Hewlett Packard Enterprise or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to management.

21.	How are votes counted, and what affect do abstentions and broker non-votes have on the proposals?

In the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each of the nominees. If you elect to abstain in the election of directors, the abstention will not impact the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted. For Proposal No. 4, you may vote to approve the frequency of holding nonbinding, advisory votes to approve named executive officer compensation “1 YEAR,” “2 YEARS,” “3 YEARS,” or you may “ABSTAIN.”

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Questions and Answers (continued)

For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” For these other items of business, if you elect to abstain, the abstention will have the same effect as an “AGAINST” vote.

If you are the beneficial owner of shares held in the name of a broker, trustee or other nominee and do not provide that broker, trustee or other nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Under the rules of the New York Stock Exchange, brokers, trustees or other nominees may generally vote on routine matters but cannot vote on non-routine matters. Only Proposal No. 2 (ratifying the appointment of the independent registered public accounting firm) is considered a routine matter. The other proposals are not considered routine matters, and without your instructions, your broker cannot vote your shares. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you vote by proxy card or voting instruction card and sign the card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (FOR all of our nominees to the Board, FOR ratification of the appointment of our independent registered public accounting firm, FOR the approval of the compensation of our named executive officers, and FOR the advisory approval of the frequency of holding future advisory votes on executive compensation).

For any shares you hold in the Hewlett Packard Enterprise 401(k) Plan, if your voting instructions are not received by 11:59 p.m., Eastern Time, on March 20, 2016, your shares will be voted in proportion to the way the shares held by the other Hewlett Packard Enterprise 401(k) Plan participants are voted, except as may be otherwise required by law.

22.	What is the voting requirement to approve each of the proposals?

In the election of directors, each director will be elected by the vote of the majority of votes cast with respect to that director nominee. A majority of votes cast means that the number of votes cast for a nominee’s election must exceed the number of votes cast against such nominee’s election. Each nominee receiving more votes “for” his or her election than votes “against” his or her election will be elected. Approval of each of the other proposals requires the affirmative vote of a majority of the shares present, in person or represented by proxy, and entitled to vote on that proposal at the annual meeting.

23.	What if I have questions for our transfer agent?

Please contact our transfer agent, at the phone number or address listed below, with questions concerning stock certificates, dividend checks, transfer of ownership or other matters pertaining to your stock account.

Wells Fargo Bank, N.A.

Shareowner Services

1110 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120-4100

1-888-460-7641 (U.S. and Canada)

1-651-450-4064 (International)

A dividend reinvestment and stock purchase program is also available through our transfer agent. For information about this program, please contact our transfer agent as follows:

Wells Fargo Bank, N.A.

Shareowner Services

1110 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120-4100

1-888-460-7641 (U.S. and Canada)

1-651-450-4064 (International)

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2016 PROXY STATEMENT

Questions and Answers (continued)

ANNUAL MEETING INFORMATION

24.	How can I attend the annual meeting?

We are very pleased that this year’s annual meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You are entitled to participate in the annual meeting only if you were a Hewlett Packard Enterprise stockholder or joint holder as of the close of business on January 23, 2016 or if you hold a valid proxy for the annual meeting.

You will be able to attend the annual meeting of stockholders online and submit your questions during the meeting by visiting HPE.onlineshareholdermeeting.com. You also will be able to vote your shares electronically at the annual meeting (other than shares held through the Hewlett Packard Enterprise 401(k) Plan, which must be voted prior to the meeting).

To participate in the annual meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.

The meeting webcast will begin promptly at 2:00 p.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 1:30 p.m., Pacific Time, and you should allow ample time for the check-in procedures.

25.	What is the pre-meeting forum and how can I access it?

The online format for the annual meeting will allow us to communicate more effectively with you via a pre-meeting forum that you can enter by visiting www.theinvestornetwork.com/forum/hpe.

On our pre-meeting forum, you can submit questions in advance of the annual meeting, and also access copies of our proxy statement and annual report.

26.	Why is this annual meeting only virtual?

We are excited to embrace the latest technology to provide ease of access, real-time communication and cost savings for our stockholders and the company. Hosting a virtual meeting will provide easy access for stockholders and facilitate participation since stockholders can participate from any location around the world.

You will be able to attend the annual meeting of stockholders online and submit your questions during the meeting by visiting HPE.onlineshareholdermeeting.com. You also will be able to vote your shares electronically at the annual meeting (other than shares held through the Hewlett Packard Enterprise 401(k) Plan, which must be voted prior to the meeting).

27.	What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call:

1-855-449-0991 (Toll-free)

1-720-378-5962 (Toll line)

28.	How many shares must be present or represented to conduct business at the annual meeting?

The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of shares of Hewlett Packard Enterprise common stock entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes described previously in Question 21 are counted for the purpose of determining the presence of a quorum.

29.	What if a quorum is not present at the annual meeting?

If a quorum is not present at the scheduled time of the annual meeting, then either the chairman of the annual meeting or the stockholders by vote of the holders of a majority of the stock present in person or represented by proxy at the annual meeting are authorized by our Bylaws to adjourn the annual meeting until a quorum is present or represented.

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2016 PROXY STATEMENT

Questions and Answers (continued)

30.	What happens if additional matters are presented at the annual meeting?

Other than the four items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxyholders, Margaret C. Whitman, Timothy C. Stonesifer and John F. Schultz, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees named in this proxy statement is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

31.	Who will serve as inspector of elections?

The inspector of elections will be a representative from Broadridge Financial Solutions, Inc.

32.	Where can I find the voting results of the annual meeting?

We intend to announce preliminary voting results at the annual meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days of the annual meeting.

33.	Who will bear the cost of soliciting votes for the annual meeting?

Hewlett Packard Enterprise is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing the notices and these proxy materials and soliciting votes. In addition to the mailing of the notices and these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Innisfree M&A Incorporated (“Innisfree”) to assist us in the solicitation of votes described above. We will pay Innisfree a base fee of $15,000 plus customary costs and expenses for these services. We have agreed to indemnify Innisfree against certain liabilities arising out of or in connection with these services. We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

STOCKHOLDER PROPOSALS, DIRECTOR NOMINATIONS AND RELATED BYLAW PROVISIONS

34.	What is the deadline to propose actions (other than director nominations) for consideration at next year’s annual meeting of stockholders?

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, the Corporate Secretary must receive the written proposal at our principal executive offices no later than October 11, 2016. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

Hewlett Packard Enterprise Company

3000 Hanover Street MS 1050

Palo Alto, California 94304

Fax: (650) 857-4837

bod-hpe@hpe.com

For a stockholder proposal that is not intended to be included in our proxy statement for next year’s annual meeting under Rule 14a-8, the stockholder must provide the information required by our Bylaws and give timely notice to the Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by the Corporate Secretary:

•	not earlier than the close of business on November 23, 2016; and

•	not later than the close of business on December 23, 2016.

If the date of the stockholder meeting is moved more than 30 days before or 60 days after the anniversary of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of the following two dates:

•	90 days prior to the meeting; and

•	10 days after public announcement of the meeting date.

HEWLETT PACKARD ENTERPRISE	| 87

2016 PROXY STATEMENT

Questions and Answers (continued)

Deadlines for the nomination of director candidates are discussed in Question 36 below.

35.	How may I recommend individuals to serve as directors and what is the deadline for a director recommendation?

You may recommend director candidates for consideration by the Nominating, Governance and Social Responsibility Committee of the Board (the “NGSR Committee”). Any such recommendations should include verification of the stockholder status of the person submitting the recommendation and the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth in Question 34 above. See “Proposal No. 1—Election of Directors—Director Nominee Experience and Qualifications” for more information regarding our Board membership criteria.

A stockholder may send a recommended director candidate’s name and information to the Board at any time. Generally, such proposed candidates are considered at the first or second Board meeting prior to the issuance of the proxy statement for our annual meeting.

36.	How may I nominate individuals to serve as directors and what are the deadlines for a director nomination?

Our Bylaws permit stockholders to nominate directors for consideration at an annual meeting. To nominate a director for consideration at an annual meeting, a nominating stockholder must provide the information required by our Bylaws and give timely notice of the nomination to the Corporate Secretary in accordance with our Bylaws, and each nominee must meet the qualifications required by our Bylaws. To nominate a director for consideration at next year’s annual meeting, in general the notice must be received by the Corporate Secretary between the close of business on November 23, 2016 and the close of business on December 23, 2016, unless the annual meeting is moved by more than 30 days before or 60 days after the anniversary of the prior year’s annual meeting, in which case the deadline will be as described in Question 34 above.

In addition, our Bylaws provide that under certain circumstances, a stockholder or group of stockholders may include director candidates that they have nominated in our annual meeting proxy statement. These proxy access provisions of our Bylaws provide, among other things, that a stockholder or group of up to twenty stockholders seeking to include director candidates in our annual meeting proxy statement must own 3% or more of Hewlett Packard Enterprise’s outstanding common stock continuously for at least the previous three years. The number of stockholder-nominated candidates appearing in any annual meeting proxy statement cannot exceed 20% of the number of directors then serving on the Board. If 20% is not a whole number, the maximum number of stockholder-nominated candidates would be the closest whole number below 20%. Based on the current Board size of 14 directors, the maximum number of proxy access candidates that we would be required to include in our proxy materials for an annual meeting is two. Nominees submitted under the proxy access procedures that are later withdrawn or are included in the proxy materials as Board-nominated candidates will be counted in determining whether the 20% maximum has been reached. If the number of stockholder-nominated candidates exceeds 20%, each nominating stockholder or group of stockholders may select one nominee for inclusion in our proxy materials until the maximum number is reached. The order of selection would be determined by the amount (largest to smallest) of shares of Hewlett Packard Enterprise common stock held by each nominating stockholder or group of stockholders. The nominating stockholder or group of stockholders also must deliver the information required by our Bylaws, and each nominee must meet the qualifications required by our Bylaws. Requests to include stockholder-nominated candidates in our proxy materials for next year’s annual meeting must be received by the Corporate Secretary:

•	not earlier than the close of business on October 24, 2016; and

•	not later than the close of business on November 23, 2016.

88 |	HEWLETT PACKARD ENTERPRISE

2016 PROXY STATEMENT

Questions and Answers (continued)

37.	How may I obtain a copy of the provisions of our Bylaws regarding stockholder proposals and director nominations?

You may contact the Corporate Secretary at our principal executive offices for a copy of the relevant Bylaws provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our Bylaws also are available on our website at investors.hpe.com/governance/articles-and-bylaws.

FURTHER QUESTIONS

38.	Who can help answer my questions?

If you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders: (877) 825-8631 (toll-free within the U.S. and Canada)

+1 (412) 232-3651 (International)

Banks and brokers (call collect):

(212) 750-5833

HEWLETT PACKARD ENTERPRISE	| 89

IMPORTANT INFORMATION CONCERNING THE HEWLETT PACKARD ENTERPRISE ANNUAL MEETING

Online check-in begins: 1:30 p.m., Pacific Time	Meeting begins: 2:00 p.m., Pacific Time

•	Hewlett Packard Enterprise stockholders, including joint holders, as of the close of business on January 26, 2016, the record date for the annual meeting, are entitled to participate in the annual meeting on March 23, 2016.

•	The annual meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast.

•	You will be able to attend the annual meeting of stockholders online and submit your questions during the meeting by visiting HPE.onlineshareholdermeeting.com. You also will be able to vote your shares electronically at the annual meeting (other than shares held through our 401(k) Plan, which must be voted prior to the meeting).

•	We encourage you to access the meeting prior to the start time. Please allow ample time for online check-in, which will begin at 1:30 p.m., Pacific Time. The webcast starts at 2:00 p.m., Pacific Time.

•	To participate in the annual meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.

•	Visit our pre-meeting stockholder forum at www.theinvestornetwork.com/forum/hpe in advance of the annual meeting where you can submit questions to management and also access copies of our proxy statement and annual report.

THANK YOU FOR YOUR INTEREST AND SUPPORT—YOUR VOTE IS IMPORTANT!

HEWLETT PACKARD ENTERPRISE COMPANY 3000 HANOVER STREET
PALO ALTO, CA 94304-1112
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com/hpe
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to HPE.onlineshareholdermeeting.com
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E00525-P72204 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
THIS PROXY CARD IS VALID
HEWLETT PACKARD ENTERPRISE COMPANY
The Board of Directors recommends you vote FOR the following proposals:
1. Election of Directors
For Against Abstain Nominees:
1a. Daniel Ammann ! ! ! 1b. Marc L. Andreessen ! ! ! 1c. Michael J. Angelakis ! ! ! 1d. Leslie A. Brun ! ! ! 1e. Pamela L. Carter ! ! ! 1f. Klaus Kleinfeld ! ! ! 1g. Raymond J. Lane ! ! ! 1h. Ann M. Livermore ! ! ! 1i. Raymond E. Ozzie ! ! ! 1j. Gary M. Reiner ! ! ! 1k. Patricia F. Russo ! ! !
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other ?duciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized of?cer.
For Against Abstain
1l. Lip-Bu Tan ! ! ! 1m. Margaret C. Whitman ! ! ! 1n. Mary Agnes Wilderotter ! ! !
2. To ratify the appointment of the independent registered ! ! ! public accounting firm for the fiscal year ending October 31, 2016
3. Advisory vote to approve executive compensation ! ! !
The Board of Directors recommends you vote
1 Year 2 Years 3 Years Abstain 1 year on the following proposal:
4. Advisory vote on the frequency of future ! ! ! ! advisory votes on executive compensation
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com/hpe
E00526-P72204
HEWLETT PACKARD ENTERPRISE COMPANY Annual Meeting of Stockholders March 23, 2016 2:00 PM Local Time This proxy is solicited by the Board of Directors
The undersigned hereby appoints Margaret C. Whitman, Timothy C. Stonesifer and John F. Schultz, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all shares of common stock of Hewlett Packard Enterprise Company held of record or in an applicable plan by the undersigned at the close of business on January 26, 2016, at the Annual Meeting of Stockholders to be held at 2:00 p.m., local time, on Wednesday, March 23, 2016, or any postponement or adjournment thereof.
This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. If this proxy is properly executed and returned but no direction is made, this proxy will be voted FOR all of the nominees for director in proposal 1, FOR proposals 2 and 3 and for 1 Year in proposal 4. Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.
If the undersigned has a bene?cial interest in shares held in a 401(k) plan sponsored by Hewlett Packard Enterprise Company, voting instructions with respect to such plan shares must be provided by 11:59 p.m., Eastern Time, on March 20, 2016, in the manner described in the proxy statement. If voting instructions are not received by that time, such plan shares will be voted by the plan trustee as described in the proxy statement. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof.
Continued and to be signed on reverse side